Exhibit 10.42
LEASE AGREEMENT
By and Between
McCLELLAN BUSINESS PARK LLC,
a Delaware limited liability company
and
VIRTUAL ALERT, a California corporation

McCLELLAN PARK
STANDARD FORM
GROSS LEASE AGREEMENT
(OFFICE)
THIS STANDARD FORM GROSS LEASE AGREEMENT (OFFICE) (“Lease"), dated for reference purposes only as October 14, 2004 (“Lease Date"), is made by and between MP HOLDINGS, LLC, a California limited liability company (“Landlord"), and VIRTUAL ALERT, a California corporation (“Tenant").
Witnesseth
1.	Premises
          1.1 Property. Landlord has the right to lease certain improved real property located within McClellan Park (“McClellan” or “Property"), McClellan, California (“State"), which is more particularly described in Exhibit A-1 attached hereto.
          1.2 Premises. Landlord, for and in consideration of the rents, covenants, agreements, and stipulations contained herein, to be paid, kept and performed by Tenant, leases and rents to Tenant, and Tenant hereby leases and takes from Landlord upon the terms and conditions contained herein, approximately eight thousand nine hundred sixty-nine (8,969) rentable square feet of space located within Building 21, 5112 Arnold Avenue, McClellan, California 95652 (the “Premises"), which measurement is binding and conclusive upon the parties hereto. The Premises is described in Exhibit A-2. and the building (“Building") in which the Premises is located is described in Exhibit A-3 attached hereto.
          1.3 Common Areas. In addition to the Premises, subject to the Rules and Regulations (as hereinafter defined), Tenant may use those certain common areas to be designated by the Landlord from time to time on the Property; such areas shall include, but not be limited to, Parking Areas (as hereinafter defined), access roads and facilities, interior corridors (if applicable), sidewalks, driveways and landscaped and open areas (collectively, the “Common Areas"). The use of the Common Areas shall be for the non-exclusive use of Tenant and Tenant’s employees, agents, suppliers, customers and patrons, in common with Landlord and all other tenants of the Property and all such other persons to whom Landlord has previously granted, or may hereinafter grant, rights of usage; provided that such nonexclusive use shall be expressly subject to such Rules and Regulations (as hereinafter defined) which may be amended by the Landlord from time to time. Tenant shall not be entitled to use the Common Areas for storage of goods, vehicles, refuse or any other items. Landlord reserves the right to alter, modify, enlarge, diminish, reduce or eliminate the Common Areas from time to time in its sole discretion.
          1.4 Parking Areas. In addition to the Premises, subject to the Rules and Regulations, Tenant and Tenant’s employees, agents, suppliers, customers and patrons, in common with Landlord and all other tenants of the Property/McClellan and all such other persons to whom Landlord has previously granted, or may hereinafter grant, rights of usage, shall have the non-exclusive right to use, for parking purposes, the parking area (“Parking Area") identified in Exhibit A-4 attached hereto, for up to a maximum of thirty-four (34) parking spaces, as such may be adjusted from time to time by Landlord.
          1.5 Personal Property. In addition to the Premises, subject to the Rules and Regulations, during the Term, Tenant shall be entitled to use that certain personal property (“Personal Property"), more particularly described on Exhibit A-5 attached hereto, subject to the terms and conditions set forth in this Lease. Unless otherwise specified, the Personal Property shall be within the definition of “Premises” for the purpose of this Lease. Tenant shall keep and maintain all permits required for use and operation of the Personal Property and shall keep the Personal Property in a good state of repair, including the necessary calibration of instruments, and assign such permits to Landlord and return such property to Landlord at the end of or earlier termination of the Lease in as good condition as existed as of the Lease Date, reasonable wear excepted. Title to the Personal Property shall remain in Landlord.

     2. Term
          2.1 Term. The term of the Lease shall be for five (5) years and zero (0) months beginning on the Commencement Date (the “Term"), unless extended or sooner terminated pursuant to the terms of this Lease. The term “Lease Year” as used herein shall mean any three hundred sixty-five (365) consecutive day period beginning on the Commencement Date or any anniversary thereafter.
          2.2 Commencement Date. The term “Commencement Date” as used herein shall mean either:
          A. The term “Commencement Date” as used herein shall mean November 1, 2004 (“Anticipated Commencement Date"). Landlord shall construct certain improvements (“Tenant Improvements") within the Premises in accordance with the “Work Letter Agreement” attached hereto as Exhibit B, which construction shall be completed prior to or after the Commencement Date, subject to delays caused by Force Majeure Event.
          B. Within thirty (30) days after the Lease Commencement Date, Landlord and Tenant shall execute a certification (“Declaration of Lease Commencement") setting forth the Lease Commencement Date and the expiration date of the term of the Lease, which shall be in the form attached hereto as Exhibit C. For the purpose of this Lease, “Force Majeure Event” shall mean any delays beyond the reasonable control of Landlord, such as acts of God, fire, earthquake, acts of a public enemy, riot, insurrection, unavailability of materials, governmental restrictions on the sale of materials or supplies or on the transportation of such materials or supplies, strike directly affecting construction or transportation of materials or supplies, shortages of materials or labor resulting from government controls, weather conditions, unavailability of possession of the Premises due to governmental action or inaction, or any other cause or events beyond the reasonable control of Landlord. If Landlord is unable to deliver possession of the Premises by the Anticipated Commencement Date, plus any extension due to a Force Majeure Event(s), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and the expiration date of the term of this Lease shall be extended for such delay; but in such event, Tenant shall not be liable for any rent until the Lease Commencement Date; provided, however if such delays were caused or attributable to the Tenant, rent shall commence as of the scheduled Lease Commencement Date.
          C. In the event that Landlord permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease, which includes, but is not limited to, payment of Base Rent and Utilities/Services (as such terms are hereinafter defined).
          D. Termination Right.
               (i) Notwithstanding any other provision of this Lease to the contrary, provided that Tenant is not in default of its obligations under this Lease, at any time after the twelfth (12th) full calendar month following the Commencement Date, Tenant shall have the right to terminate this Lease upon ninety (90) days advance written notice delivered to Landlord (“Termination Notice"). As a condition to the effectiveness of the Termination notice, Tenant, concurrent with the delivery of the Termination Notice shall deliver to Landlord an amount equal to (A) two (2) months of Base Rent (at the then existing rate), and (B) the unamortized amount of Tenant Improvement Cost (as defined in the Work Letter Agreement), using the Term as an amortization period and a rate of ten percent (10.00%) per annum.
               (ii) Notwithstanding any other provision of this Lease to the contrary, at any time after the twelfth (12th) full calendar month following the Commencement Date, Landlord shall have the right to terminate this Lease upon ninety (90) days advanced written notice to Tenant.
          E. Vacation of Building 1045. Within five (5) days following the Commencement Date, Tenant shall vacate its existing premises within Building 1045 and the lease documentation (“1045 Lease") between Landlord and Tenant for such premises shall be deemed terminated. Tenant agrees to execute any documentation reasonably requested by Landlord necessary to evidence such termination.

     3. Base Rent
          3.1 Base Rent. Rent shall be due and payable in lawful money of the United States in advance on the first day of each month after the Commencement Date. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Tenant shall pay the first full month’s Base Rent and any other charges upon execution of this Lease. Tenant shall pay to Landlord as base rent (“Base Rent") for the Premises, without notice or demand and without abatement, deduction, offset or set off, the following sums:
               A. $9,417.45 per month beginning on the Commencement Date and continuing for month 1 through 12 following the Commencement Date.
               B. $12,108.15 per month for months 13 through 24 following the Commencement Date.
               C. Commencing on the first day of the twenty-fifth (25th) month following the Commencement Date, and on each annual anniversary thereafter, Base Rent shall be increased by the amount of three percent (3.00%) of the Base Rent then in effect.
          3.2 Place of Payment. All payments under this Lease to be made by Tenant to Landlord shall be made payable to, and mailed or personally delivered to Landlord at the following address or such other address(es) which Landlord may notify Tenant from time to time: MP Holdings, LLC, Post Office Box 1419, North Highlands, CA 95660-1419.
          3.3 Late Payment. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent (as hereinafter defined) pursuant to this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of Rent or other payment under this Lease is not received by Landlord, on or before the fifth (5th) day of the month in which such Rent or other payment is due, Tenant shall pay a late charge equal to five percent (5.00%) of such overdue amounts. Tenant shall also be responsible for a service fee equal to Fifty and No/100ths Dollars ($50.00) for any check returned for insufficient funds together with such other costs and expenses as may be imposed by Landlord’s bank. Upon the assessment of a late charge, Landlord may require that all future payments of Rent be made by cashier’s check. The payment to and acceptance by Landlord of such late charge shall in no event constitute a waiver by Landlord of Tenant’s default with respect to such overdue amounts, nor prevent Landlord from exercising any of the other rights and remedies granted at law or equity or pursuant to this Lease.
          3.4 Interest. Notwithstanding any other provisions of this Lease, any installment of Rent or other amounts due under this Lease not paid to Landlord when due shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate per annum which is equal to the Prime Rate, plus two (2) percentage points, but not to exceed the highest rate permitted under applicable law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.
     4. Security Deposit. Upon execution of this Lease, Tenant shall pay to Landlord a security deposit for the faithful performance of Tenant’s obligations under this Lease in the amount of Eight Thousand Nine Hundred Twenty-Five and No/100ths Dollars ($8,925.00) (the “Security Deposit"). If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults under this Lease, Landlord may use, apply or retain all or a portion of the Security Deposit to compensate Landlord for the amount due by Tenant (including reasonable attorneys fees) under this Lease. If Landlord uses or otherwise applies all or any portion of the Security Deposit, Tenant shall restore such Security Deposit within ten (10) days of notice from Landlord. The Security Deposit shall be non-interest bearing and Landlord shall be entitled to retain such funds in its general accounts. The balance of the Security Deposit not applied or used by Landlord as permitted in this Section shall be refunded to Tenant.
     5. [Intentionally Deleted]

     6. Parking. So long as Tenant complies with the terms, provisions and conditions of this Lease and the Rules and Regulations, Landlord shall maintain and operate, or cause to be maintained and operated automobile parking facilities within the Parking Area. Landlord shall have the right to reasonably relocate such Parking Area to a substitute location within McClellan to facilitate development within McClellan.
     7. Permitted Uses. Tenant shall use and occupy the Premises throughout the Term of the Lease for office and related uses (“Permitted Use"), consistent with and in compliance with McClellan Use Documentation (as hereinafter defined), and for no other purpose. No use shall be made or permitted to be made of the Premises, nor acts done which will increase the existing rate of insurance upon the Buildings, or cause a cancellation of any insurance policy covering the Buildings, or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by insurance policies maintained by Landlord. Tenant shall comply with all laws, ordinances, rules, regulations and codes, which includes, but is not limited to, the Americans With Disabilities Act, of all municipal, county, state and federal authorities (collectively, “Law") pertaining to Tenant’s use and occupation of the Premises. Tenant shall not commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance, or other act or thing which disturbs the quiet enjoyment of any other tenant in the Buildings, nor shall Tenant store any materials on the Premises which are visible from areas adjacent to the Premises, unless otherwise specifically set forth in Exhibit A-2 or expressly provided in this Lease. Tenant shall also specifically not permit any objectionable odor to escape or be emitted from the Premises and shall insure sanitation and freedom from odor, smell and infestation from rodents or insects. Tenant, at its expense, shall provide (and enclose if required by codes or Landlord) a dumpster or dumpsters for Tenant’s trash in a location and manner approved by Landlord, and shall cause its trash to be removed at intervals reasonably satisfactory to Landlord. In connection therewith, Tenant shall keep the dumpster(s) clean and insect, rodent and odor free.
     8. Environmental Compliance\Hazardous Materials
          8.1 Definitions. “Hazardous Materials” shall mean any material, substance or waste that is or has the characteristic of being hazardous, toxic, ignitable, reactive, flammable, explosive, radioactive or corrosive, including, without limitation, petroleum, solvents, lead, acids, pesticides, paints, printing ink. PCBs, asbestos, materials commonly known to cause cancer or reproductive problems and those materials, substances and/or wastes, including wastes which are or later become regulated by any local governmental authority, the state in which the Premises are located or the United States Government, including, but not limited to, substances defined as “hazardous substances,” “hazardous materials,” “toxic substances” or “hazardous wastes” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq.; the Resource Conservation and Recovery Act; all environmental laws of the state where the Property is located, and any other environmental law, regulation or ordinance now existing or hereinafter enacted. “Hazardous Materials Laws” shall mean all present and future federal, state and local laws, ordinances and regulations, prudent industry practices, requirements of governmental entities (including without limitation the U.S. Air Force) and manufacturer’s instructions relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials, including without limitation the laws, regulations and ordinances referred to in the preceding sentence.
          8.2 Use of Premises by Tenant. Subject to the provisions of this Section 8, Tenant hereby agrees that Tenant and Tenant’s officers, employees, representatives, agents, contractors, subcontractors, successors, assigns, subtenants, concessionaires, invitees and any other occupants of the Premises (for purposes of this Section 8, referred to collectively herein as “Tenant Representatives") shall not cause or permit any Hazardous Materials to be used, generated, manufactured, refined, produced, processed, stored or disposed of, on, under or about the Premises or Property or transport to or from the Premises or Property without the express prior written consent of Landlord, which consent may be limited in scope and predicated on strict compliance by Tenant of all applicable Hazardous Materials Laws and such other reasonable rules, regulations and safeguards as may be required by Landlord (or any insurance carrier, environmental consultant or lender of Landlord. or environmental consultant retained by any lender of Landlord) in connection with using, generating, manufacturing, refining, producing, processing, storing or disposing of Hazardous Materials on, under or about the Premises or the Property. In connection therewith, Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the storage or use by

Tenant or any of Tenant’s Representatives of Hazardous Materials on the Premises or the Property, including without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises or the Property.
          8.3 Remediation. If at any time during the Lease Term any contamination of the Premises by Hazardous Materials shall occur where such contamination is caused by the act or omission of Tenant or Tenant’s Representatives (“Tenant’s Contamination"), then Tenant, at Tenant’s sole cost and expense, shall promptly and diligently remove such Hazardous Materials from the Premises or the groundwater underlying the Premises to the extent required to comply with applicable Hazardous Materials Laws. Tenant shall not take any required remedial action in response to any Tenant’s Contamination in or about the Premises or enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Tenant’s Contamination without first obtaining the prior written consent of Landlord, which may be subject to conditions imposed by Landlord as determined in Landlord’s sole discretion. Landlord and Tenant shall jointly prepare a remediation plan in compliance with all Hazardous Materials Laws and the provisions of this Lease. In addition to all other rights and remedies of the Landlord hereunder, if Tenant does not promptly and diligently take all steps to prepare and obtain all necessary approvals of a remediation plan for any Tenant’s Contamination, and thereafter commence the required remediation of any Hazardous Materials released or discharged in connection with Tenant’s Contamination within thirty (30) days after all necessary approvals and consents have been obtained and thereafter continue to prosecute such remediation to completion in accordance with the approved remediation plan, then Landlord, at its sole discretion, shall have the right, but not the obligation, to cause such remediation to be accomplished, and Tenant shall reimburse Landlord within fifteen (15) business days of Landlord’s demand for reimbursement of all amounts reasonably paid by Landlord (together with interest on such amounts at the highest lawful rate until paid), when such demand is accompanied by proof of payment by Landlord of the amounts demanded. Tenant shall promptly deliver to Landlord, copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises as part of Tenant’s remediation of any Tenant’s Contamination.
          8.4 Disposition of Hazardous Materials. Except as discharged into the sanitary sewer in strict accordance and conformity with Section 8.2 herein and all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials used, generated, manufactured, refined, produced, processed, stored or disposed of by Tenant and/or Tenant Representatives to be removed from the Premises and the Property by duly licensed haulers to duly licensed facilities for recycling or final disposal of such materials and wastes. Tenant is and shall be deemed to be the “operator” “in charge” of Tenant’s “facility” and the “owner,” as such terms are used in the Hazardous Materials Laws, of all Hazardous Materials and any wastes generated or resulting therefrom. Tenant shall be designated as the “generator,” as such terms are used in the Hazardous Materials Laws, on all manifests relating to such Hazardous Materials or wastes.
          8.5 Notice of Hazardous Materials Matters. Each party hereto (for purposes of this Section, “Notifying Party") shall immediately notify the other party (for purposes of this Section, “Notice Recipient") in writing of: (i) any enforcement, clean up, removal or other governmental or regulatory action instituted, contemplated or threatened concerning the Premises pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against the Notifying Party or the Premises relating to damage contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials on or about the Premises; (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises including any complaints, notices, warnings or asserted violations in connection therewith, all upon receipt by the Notifying Party of actual knowledge of any of the foregoing matters; and (iv) any spill, release, discharge or disposal of any Hazardous Materials in, on or under the Premises, the Property, or any portion thereof . Notifying Party shall also supply to Notice Recipient as promptly as possible, and in any event within five (5) business days after Notifying Party first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use thereof.
          8.6 Indemnification by Tenant. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord’s employees, representatives, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, actions (including, without limitation, remedial and enforcement actions of any kind, administrative or judicial proceedings and orders or judgments arising therefrom), causes of action, liabilities, penalties, forfeitures, damages, fines, injunctive relief, losses or expenses (including, without limitation, reasonable attorneys’ fees and costs) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly by (i) any Tenant’s Contamination, or (ii) Tenant’s failure to comply with any Hazardous Materials Laws with respect to the Premises. Tenant’s obligations hereunder shall include without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean up or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of the indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.
          8.7 Indemnification by Landlord. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant, and each of Tenant’s employees, representatives, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, actions, causes of action, (including, without limitation, remedial and enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising therefrom), liabilities, penalties, forfeitures, losses or expenses (including, without limitation, reasonable attorneys’ fees and costs) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly by any contamination caused by Landlord. Landlord’s obligations hereunder shall include without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean up or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. This indemnity shall be specifically limited to affirmative acts of Landlord, and shall not include the acts or omissions of any other tenants of the Property or other persons.
          8.8 Environmental Questionnaire; Reports. Prior to execution of this Lease and thereafter on each anniversary of the Commencement Date, Tenant shall complete, execute, and deliver to Landlord the (i) Environmental Questionnaire Disclosure Statement (the “Environmental Questionnaire"), and (ii) Sewer Use Questionnaire (“Sewer Use Questionnaire") in a form of Exhibit D attached hereto. For a period of fifteen (15) days following Landlord’s receipt of the Environmental Questionnaire, Landlord shall have the right to approve or disapprove such document. The failure of Landlord to respond to such document within such time period shall be deemed Landlord’s disapproval thereof. Landlord’s approval of the Environmental Questionnaire shall constitute approval for Tenant’s use of the Hazardous Materials set forth therein in compliance with Hazardous Materials Laws and the Hazardous Materials Handling Plan. Tenant acknowledges that, in conjunction with Landlord’s review of the Environmental Questionnaire, Landlord may require Tenant to comply with a “Hazardous Materials Handling Plan.” Tenant’s use of Hazardous Materials shall comply with Hazardous Materials Laws and be limited to uses consistent with the Hazardous Materials Handling Plan required by Landlord. Unless approved in writing by Landlord, Tenant shall not be entitled to utilize any Hazardous Materials within the Premises, excepting deminimus office use products used for Tenant’s office use (if applicable). Tenant shall promptly provide Landlord with complete and legible copies of all information/notices relating to its use of Hazardous Materials, which include, but are not limited to, reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s use, handling, storage or disposal of Hazardous Materials.
          8.9 Tenant Certifications. Within ninety (90) days prior to the expiration of the Lease Term, Tenant shall certify to Landlord in writing that, to the best of its knowledge, no Tenant Contamination has occurred. If Landlord reasonably believes that such certification is inaccurate, or if an environmental report is required by law, Landlord shall give notice to Tenant within thirty (30) days after receipt of Tenant’s certification that Tenant shall have the Premises thoroughly inspected by an environmental consultant acceptable to Landlord for purposes of determining whether the Premises is free from all Hazardous Materials. Landlord’s failure to request an environmental inspection report shall in no way alter, abridge or limit Tenant’s indemnity obligation hereunder. Tenant shall deliver to Landlord a copy of the environmental consultant’s report forty-five (45) days prior to the expiration of the Lease. In the event the report discloses the existence of any Hazardous Materials, requires any clean up or any other form of response (collectively “Clean up"), Tenant shall perform such immediately and deliver the Premises with the conditions specified in the report “cleaned up”, to the full satisfaction of Landlord. In the event the conditions specified in the report require Clean up which cannot be completed prior to the expiration of the Lease Term, Tenant shall be obligated to pay Landlord the greater of (i) the fair market rental value of the Premises, or (ii) the rent hereunder, as adjusted, for each day delivery of the Premises in the required condition to Landlord is delayed beyond the expiration of the Lease Term in addition to the Clean up costs.
          8.10 Exclusivity. The allocations of responsibility between, obligations and liabilities undertaken by, and indemnifications given by Landlord and Tenant under this Section 8, shall be the exclusive provisions under this Lease, applicable to the subject matter treated in this Section 8, and any other conflicting or inconsistent provisions contained in this Lease shall not apply with respect to the subject matter.
          8.11 Environmental Certificate. Attached hereto as Exhibit E is the Supplemental Finding of Suitability to Lease for the Building (SFOSL) (“Environmental Certificate") issued by the United States Air Force concerning the status of Hazardous Materials set forth in the Site Specific Supplemental Environmental Baseline Survey (“SSEBS”) for the Premises by the United States Air Force (collectively, “Remediated Environmental Condition") in accordance with the terms, conditions and provisions set forth therein. Landlord makes no representation or warranty regarding any matters set forth in the Environmental Certificate. Tenant, for itself and Tenant representatives, hereby waives, releases and forever discharges Landlord, its agents, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the Lease Date or thereafter, which Tenant has or may have in the future, arising out of or relating directly or indirectly out of the Remediated Environmental Condition, the Hazardous Materials previously located at the Property, Environmental Certificate, the SSEBS, the physical, environmental or economic condition or suitability of the Premises and/or Property. Concerning the matters set forth in Section 8.11 and Section 8.12, Tenant hereby specifically waives the provisions of Section 1542 of the California Civil Code, which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Landlord	Tenant
          8.12 Environmental Disclosure. As described in the McClellan Use Documentation, Hazardous Materials, in violation of Hazardous Materials Laws, have been used at McClellan, which materials are in various states of remediation by the United States of America. Additional disclosures regarding the presence of Hazardous Materials at McClellan are set forth on Exhibit F attached hereto. Such disclosures are not intended to be inclusive of all Hazardous Materials which were present at McClellan and each party hereto acknowledges that additional Hazardous Materials not set forth in such exhibit may have been or remain present at McClellan; provided, however, such disclosure shall not affect, in any manner, the obligation of the Air Force under the McClellan Use Documents or in accordance with applicable law. Tenant’s execution of this Lease is deemed Tenant’s acknowledgment to such disclosures as required by Hazardous Materials Laws.
          8.13 Compliance with Environmental Laws. Tenant shall at all times and in all respects comply with all Hazardous Materials Laws. All reporting obligations imposed by Hazardous Materials Laws are strictly the responsibility of Tenant. Tenant and Landlord have been informed that certain California judicial decisions have held that, notwithstanding the specific language of a lease, courts may impose the responsibility for complying with legal requirements and for performing improvements, maintenance and repairs on a landlord or tenant based on the court’s assessment of the parties’ intent in light of certain equitable factors. Tenant and Landlord have each been advised by their respective legal counsel about the provisions of this Lease allocating responsibility for compliance with laws and for performing improvements, maintenance and repairs between Tenant and Landlord. Tenant and Landlord expressly agree that the allocation of responsibility for compliance with laws and for performing improvements, maintenance and repairs set forth in this Lease represents Tenant’s and Landlord’s intent with respect to this issue.
          8.14 Environmental Audit; Right of Entry. Upon Landlord’s reasonable request, and in any event, on or before each anniversary of the Commencement Date, Tenant shall provide Landlord with a Compliance Audit. A “Compliance Audit” means a written report of a site assessment and environmental audit, in scope, form and substance satisfactory to Landlord, prepared by a qualified environmental consultant approved in advance by

Landlord, which shall assess, in detail: (a) whether the Tenant’s operations comply with all applicable Hazardous Materials Laws and generally accepted good environmental management practices; (b) whether there is any evidence or indication that there has been or is reasonably likely to be, a release of Hazardous Materials attributable to the Tenant’s operations; and, (c) Tenant’s compliance with this Section 8. which includes, but is not limited to, compliance with the Hazardous Materials Handling Plan. Landlord shall have the right to inspect the Premises for Hazardous Materials and compliance with the provisions of this Section 8, at all reasonable times upon reasonable advance oral or written notice to Tenant (except in the event of an emergency).
          8.15 Air Force Entry. Tenant acknowledges that, pursuant to the provisions of and in accordance with the McClellan Use Documentation, the Secretary of the Air Force, acting on behalf of the United States of America (“Air Force"), its agents, employees, contractors and subcontractors, may require ingress, egress and access to the Premises, or portion thereof, to implement the Federal Facilities Agreement, entered into by U.S. EPA, Region IX, the State of California, and the Air Force, effective July 1989 (“FFA”), the McClellan Air Force Base Installation Restoration Program (“IRP”) or other hazardous waste remediation activities, whether imposed by law or regulatory agencies, and to perform various tasks, repairs, maintenance and obligations required by the McClellan Use Documentation during the Term. Tenant acknowledges that some or all of these actions may interfere with Tenant’s quiet use and enjoyment of the Premises, and that such entrance may disrupt, interfere, and/or adversely effect Tenant’s Building operations, including the Permitted Use, for the duration of such entrance. Such entrance shall not constitute an actual or construction eviction and will not cause any form of liability, offset, abatement and/or claim against Landlord and/or the Air Force. To provide prior notice to Tenant for the required entrance by the Air Force, prior to the Commencement Date, Tenant shall complete the information set forth in Exhibit D-1, which information the Air Force may rely upon in providing such notice. If such information requires revision during the Term, Tenant shall notify, in writing, Landlord in accordance with Section 27 of this Lease.
          8.16 Preexisting Hazardous Materials Baseline. The parties acknowledge that the Environmental Certificate, the SSEBS and certain documents within the McClellan Use Documentation establish the presence (which may be subject to various levels of remediation by the United States Air Force) of various Hazardous Materials which have been and/or are currently located at McClellan, which information is hereinafter referred to as the “Environmental Baseline.” IN NO EVENT SHALL TENANT BE RESPONSIBLE, IN ANY MANNER, FOR THE CLEANUP OF ANY HAZARDOUS MATERIALS DESCRIBED IN THE ENVIRONMENTAL BASELINE, EXCEPT TO THE EXTENT TENANT HAS CAUSED A TENANT’S CONTAMINATION AND/OR ALTERATIONS OF THE PREMISES.
          8.17 Sewer Compliance Certificate. On or before December 31 of each calendar year, Tenant shall deliver to Landlord a written certification that it has placed only “sewageable water” in the industrial waste water drain lines that service the Premises. For the purpose of this Section, “sewageable water” is defined as waste water in compliance with all applicable waste water pretreatment and discharge permit standards and requirements imposed by applicable federal, state and county laws, statutes, ordinances and regulations.
          8.18 Asbestos Notification. Attached to this Lease as Exhibit G is a disclosure concerning the possible presence of asbestos containing materials within the Premises applicable to all buildings within McClellan constructed prior to 1980. Landlord and Tenant shall sign such exhibit concurrent with the execution of this Lease.
          8.19 Survival and Duration of Obligations. All representations, warranties, obligations and indemnities made or given under this Section 8 shall survive the expiration or earlier termination of this Lease.
     9. Utilities.
          A. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises between the hours of 7:00 a.m. to 7:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturdays, State and Federal holidays exempted (“Business Hours"), subject to the conditions and in accordance with the standards set forth in writing by Landlord from time to time during the term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, water for lavatory and drinking purposes, heat and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises (“Utilities"). Notwithstanding the above, provided that Tenant is not in default hereunder, Landlord agrees to furnish a portion of the Premises commonly known as the Computer Control Room and north office adjoining the Computer Control Room (set forth in Exhibit I attached hereto), twenty-four (24) hours a day, seven (7) days a week, reasonable quantities of electricity and HVAC (“Computer Control Room Utilities"). Landlord shall provide use of the emergency backup generator and automatic transfer switch located at the north end of the Building for use in the Premises. In addition, provided that Tenant is not in default hereunder, Landlord agrees to provide janitorial service to the Premises five (5) days a week, during such hours and days as Landlord may schedule, in its discretion, outside the hours for the Building set forth in the preceding sentence, in accordance with customary specifications (“Janitorial Specifications") adopted by Landlord from time to time. Tenant acknowledges and agrees that Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant’s carelessness or the nature of Tenant’s business. Landlord’s obligation regarding any heating, ventilation and air conditioning (“HVAC”) and electrical systems shall be limited to the Building’s standard central HVAC and electrical systems, including but not limited to the Computer Control Room Utilities, and Landlord shall have no obligation to maintain or repair any HVAC or electrical system that has been installed to accommodate Tenant’s specific use of the Premises (provided, however, that any contractor retained by Tenant to maintain or repair any such HVAC or electrical system shall be subject to Landlord’s reasonable approval). Landlord shall not be obligated to service, maintain, repair or replace any system or improvement in the Premises that has not been installed by Landlord at Landlord’s expense, or which is a specialized improvement requiring additional or extraordinary maintenance or repair (by way of example only, if the standard premises in the Building contain fluorescent light fixtures, Landlord’s obligation shall be limited to the replacement of fluorescent light tubes, irrespective of any incandescent fixtures that may have been installed in the Premises at Tenant’s expense). Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character or for any other causes. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of any services to be provided under this Lease.
          B. If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected by reason of any lights, machines or equipment used by Tenant in the Premises, or by the occupancy of the Premises by more persons than are contemplated by the design criteria of the HVAC systems, then Landlord shall have the right to install machines or equipment that Landlord reasonably deems necessary to restore temperature balance, including modifications to the standard air-conditioning equipment and electrical systems serving the Premises. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.
          C. Tenant acknowledges and agrees that Tenant’s use of the Premises during Non-Business Hours imposes additional burden on the Project’s janitorial services, fluorescent light tubes, HVAC and electrical services, and the Common Areas. Accordingly, Non-Business Hours use of services will be made available to Tenant through an access or override switch accessible to Tenant and will be billed as an after hours rent assessment. After hours use will be metered and such costs will be payable by Tenant to Landlord upon demand. Such costs shall not exceed Thirty-Five and No/100ths Dollars ($35.00) per hour for the initial year of the Term.
          D. Tenant shall not, without the prior consent of Landlord, connect to the utility systems of the Building any apparatus, machinery or other equipment except typical office machines and devices such as electric typewriters, word processors, mini and micro-computers and office-size photocopiers. Nor shall Tenant, without the prior written consent of Landlord, connect to any electrical circuit in the Premises any apparatus or equipment with power requirements that exceed the designed electrical capacity of the Premises. Tenant shall pay the cost of all utilities and services supplied to Tenant in connection with Tenant’s use of additional office equipment approved by Landlord hereunder. Tenant shall not, without the prior consent of Landlord, connect to any dedicated electrical circuit in the Premises electrical apparatus or equipment of any type having in the aggregate electrical power requirements in excess of two (2) amps per outlet. Notwithstanding Landlord’s consent to such excess loading of circuits, Tenant shall pay the cost of any additional or above-standard capacity electrical circuits necessitated by such excess loading circuits and the installation thereof.
          E. All sums payable hereunder by Tenant for additional services or for excess utility usage shall be payable within thirty (30) days after written request from Landlord, including reasonable supporting documentation; except that Landlord may require Tenant to pay monthly for the estimated cost of Tenant’s excess utility usage if such usage occurs on a regular basis, and such estimated amounts shall be payable in advance on the first day of each month.
          F. If Landlord’s cost of maintaining, operating and repairing the existing backup generator and automatic transfer switch servicing the Premises exceeds Fifteen Thousand and No/100ths Dollars ($15,000.00) in any given calendar year. Landlord may thereafter elect to cause Tenant to assume such obligation, as Tenant’s cost, under Section 11 of this Lease, provided that, in such event, Tenant’s cost for such obligation shall not exceed Ten Thousand and No/100ths Dollars ($10,000.00) per calendar year.
     10. Repairs By Landlord. Landlord shall maintain, repair and keep all exterior and demising walls, load bearing elements, foundations, roof, and Common Areas that form a part of the Building and Building standard mechanical, electrical, HVAC and plumbing systems (except the HVAC in the Computer Control Room), core restrooms, stairwells, mechanical and janitorial closets, and pipes and conduits that are provided by Landlord in the operation of the Building in a good operation condition, excepting repairs required due to the negligence or intentional acts of Tenant, its employees, invitees or representatives which shall be repaired by Tenant. Landlord shall provide pest control and trash removal services and shall maintain the grounds surrounding the Building, including paving, the mowing of grass, care of shrubs and general landscaping as part of the Common Expenses set forth herein. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant to be defective which Landlord is required to repair and failure to so report such conditions shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions. Landlord shall be required to commence such repairs within a reasonable period of time from receipt of Tenant’s notice.
     11. Repairs By Tenant. Tenant accepts the Premises in its present “As-Is,” “Where Is” condition (except for the Tenant Improvements which are the responsibility of Landlord, if any), and specifically acknowledges that the Premises is suited for the uses intended by Tenant. Landlord shall not be liable for any latent or patent defects in the Premises, excepting Tenant Improvements constructed by Landlord, if any, pursuant to the Work Letter Agreement. Tenant acknowledges that Landlord has made no representation or warranty concerning the condition and state of repair of the Premises to the extent not constructed by Landlord. Tenant shall at its own cost and expense keep and maintain the Premises in good order and repair, promptly making all necessary repairs and replacements, including, but not limited to, all equipment and facilities and components thereof within the Premises, fixtures, walls (interior), finish work, ceilings, floors, within or exclusively servicing the Premises, termite and pest extermination, and damage to common areas caused by Tenant, excluding only those repairs expressly required to be made by Landlord hereunder. Tenant shall, subject to the provisions of this Lease, be responsible for all cost to retrofit, operate and maintain the Computer Control Room (including but not limited to the maintenance and repair of the HVAC). Any and all construction, maintenance and/or repairs to be done by Tenant, its agents, employees, contractors and/or subcontractors pursuant to this Section which would be deemed an Alteration (as hereinafter defined), as reasonably determined by Landlord, shall comply with the requirements of Section 13 of this Lease. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform commercially reasonable maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Tenant agrees to return the Premises to Landlord at the expiration, or prior to termination of this Lease, in as good condition and repair as when first received, normal wear and tear and fire and other casualty excepted.
     12. Ad Valorem Taxes. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant’s leasehold improvements, equipment, furniture, fixtures, and personal property located in the Premises. In the event any or all of the Tenant’s leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property with supporting documentation.
     13. Alteration Of Premises. Tenant shall not make or suffer to be made any alterations, additions, or improvements (collectively, “Alterations") to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. All Alterations shall comply with Law, the McClellan Use Documents, the requirements of Landlord and not result in any cost to Landlord. Any Alterations requiring roof penetration shall be constructed by or supervised by Landlord’s roofer.

Any Alterations to or of said Premises, excepting movable furniture and trade fixtures, shall on the expiration of the Term become a part of the realty and belong to Landlord, and shall be surrendered with the Premises. However, Landlord may provide written notice to Tenant prior to the construction of such Alteration whether Tenant will be required to remove such Alteration and restore the Premises to a specified condition upon the expiration of the Term. Upon Landlord’s written approval of the requested Alterations, Tenant shall secure all necessary permits, if applicable. Before commencement of any such Alterations, Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. In no event shall any Alterations affect the structure of the Building or its facade. As a condition to its written consent, Landlord may request adequate assurance that all contractors who will perform such work have in force workman’s compensation and such other employee and public liability insurance as Landlord deems necessary, and where the Alterations are material, Landlord may require Tenant or its contractors to post adequate completion and performance bonds. In the event Landlord consents, in writing, to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, completed to the satisfaction of Landlord, and the contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. If Tenant makes any Alterations to the Premises as provided in this Section, the Alterations shall not be commenced until ten (10) business days after Landlord has received written notice from Tenant stating the date the installation of the Alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility. Tenant shall reimburse Landlord for any expenses incurred by Landlord in connection with the Alterations made by Tenant, including any reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant, and the cost of updating the existing as-built plans of the Building to reflect the Alterations. Tenant shall indemnify, defend and hold the Landlord, the Building and the Premises free and harmless from any liability, loss, damage, cost, attorneys’ fees and other expenses incurred on account of such construction, or claims by any person performing work or furnishing materials or supplies for Tenant or any persons claiming under Tenant.
     14. Insurance
          14.1 Landlord’s Insurance. Landlord shall maintain in full force and effect throughout the Term of this Lease general comprehensive liability insurance for the Buildings and common areas and general fire and extended coverage insurance on special form or such other broader coverage as may from time to time be customary on the Buildings and the common areas and other areas of land within which the Buildings are located in such amounts determined by Landlord. Copies of all such certificates thereof are available for inspection by Tenant. Such insurance may be provided by a blanket insurance policy covering the Premises.
          14.2 Tenant’s Insurance. Tenant agrees to take out and keep in force during the Term, without expense to Landlord, the insurance as set forth below.
                  A. Commercial general liability insurance, in the name of Tenant, insuring against any liability for injury to or death of persons resulting from any occurrence in or about the Buildings and for damage to property in such amounts as may from time to time be customary with respect to similar properties in the same area but in any event not less than $3,000,000.00, per occurrence. The amounts of such insurance required hereunder shall be adjusted from time to time as requested by Landlord based upon Landlord’s determination as to the amounts of such insurance generally required at such time for comparable premises and buildings in the general geographical area of the Premises. In addition, such policy of insurance shall include the ordinary and usual coverage for any additional liability as coverage for any potential liability arising out of or because of any construction, work of repair or alterations done on or about the Premises by or under the control or direction of Tenant;
                  B. Personal property insurance covering the personal property and trade fixtures of Tenant in an amount equal to the replacement value of the personal property and trade fixtures, as such replacement value may vary from time to time;
                  C. Workers compensation insurance as required by law and employer liability insurance with limits of not less than $1,000,000.00; and
                  D. Comprehensive automobile liability insurance with limits of not less than $1,000,000.00 combined bodily injury and property damage per occurrence.

          14.3 Certificates of Insurance. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies which are rated by Best Insurance Reports as A:XV or better and licensed or authorized to do business in the State of California. Each policy shall name McClellan Business Park, LLC; MP Holdings, LLC; the County of Sacramento; and the United States Air Force, and any other party designated by Landlord, and at Landlord’s request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a separation of insureds condition, and (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance for Landlord’s interest only. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is given possession of the Premises, and thereafter, within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable, materially changed or reduced in coverage except after thirty (30) days’ written notice to Landlord and Landlord’s lender. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums and a twenty-five (25%) percent administrative charge, which shall be payable upon demand.
     15. Exculpation And Indemnity
          15.1 Definitions. For purposes of this Section 15.1 “Tenant Parties” shall mean, singularly and collectively, Tenant and Tenant’s officers, directors, shareholders, partners, members, trustees, agents, employees, and independent contractors as well as to all persons and entities claiming through any of the foregoing persons or entities, and (ii) “Landlord Parties” shall mean singularly and collectively. Landlord and Landlord’s officers, directors, shareholders, partners, members trustees, agents, employees, and independent contractors as well as to all persons and entities claiming through any of the foregoing persons or entities
          15.2 Exculpation. Tenant, on behalf of itself and of all Tenant Parties, and as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives, to the fullest extent permitted by law, all claims against Landlord for loss, theft or damages to goods, wares, merchandise or other property (whether tangible or intangible) in and about the Premises, for loss or damage to Tenant’s business or other economic loss (whether direct or consequential), and for the injury or death to any persons in, on or about the Premises, except for damage or loss directly caused by Landlord’s willful misconduct. Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant’s business, loss of profits, loss of income or any other form of consequential damage.
          15.3 Landlord’s Indemnity. Landlord shall indemnify, defend (by an attorney of Tenant’s choice, reasonably acceptable to Landlord), reimburse, protect and hold harmless Tenant and all Tenant Parties from and against all third party claims, liability and/or damages arising from or related to the negligent acts or omissions of Landlord or Landlord Parties at the Property, to the extent that such liability or damage is covered by Landlord’s insurance set forth in Section 14.1 of this Lease. It is specifically understood and agreed that Landlord shall not be liable or responsible for the acts or omissions of any of the other tenants of the Property or of any visitors or invitees of persons other than Landlord. The provisions of this Section 15.3 shall not apply to any of the provisions of Section 8 of the Lease.
          15.4 Tenant’s Indemnity. Tenant shall indemnify, defend (by an attorney of Landlord’s choice, reasonably acceptable to Tenant), reimburse, protect and hold harmless Landlord and all Landlord Parties from and against all third party claims, liability and/or damages arising from or related to the acts or omissions of Tenant or any Tenant Parties relating to their use, possession, or occupancy of the Property or, Tenant’s obligations under this Lease, or to any work done, permitted or contracted for by any of them on or about the Premises. The provisions of this Section 15.4 shall not apply to any of the provisions of Section 8 of the Lease.
          15.5 Waiver of Subrogation. To the extent of any and all insurance maintained, or required to be maintained, by either Landlord or Tenant in any way connected with the Premises, Landlord and Tenant hereby waive on behalf of their respective insurance carriers any right of subrogation that may exist or arise as against the other party to this Lease. Landlord and Tenant shall cause the insurance companies issuing their insurance policies with respect to the Premises to waive any subrogation rights that the companies may have against Tenant and Landlord, respectively.
          15.6 Survival and Duration of Obligations. All representations, warranties, obligations and indemnities made or given under this Section 15 shall survive the expiration or earlier termination of this Lease.
     16. Construction Liens. Tenant shall not suffer or permit any construction liens, mechanic’s liens or materialman’s liens to be filed against Landlord’s interest in the real property of which the Premises form a part nor against the Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises, any notices which it deems necessary for protection from such liens. Tenant shall have the right to contest by proper proceedings any such construction liens, mechanic’s liens or material man’s liens, provided that Tenant shall prosecute such contest diligently and in good faith and such contest shall not expose Landlord to any civil or criminal penalty or liability. Upon Landlord’s demand, Tenant shall furnish Landlord a surety bond or other adequate security satisfactory to Landlord sufficient both to indemnify Landlord against liability and hold the Property free from adverse effect in the event the contest is not successful. If such liens are so filed and Tenant does not properly contest such liens, Landlord, at its election, and upon not less than ten (10) days prior written notice to Tenant, may pay and satisfy same and, in such event the sums so paid by Landlord, with interest thereon at the rate of eighteen percent (18.00%) per annum from the date of payment, and all actual and other expenses, including reasonable attorney’s fees, so paid by Landlord, shall be deemed to be Rent due and payable by the Tenant at once without notice or demand.
     17. Quiet Enjoyment. Subject to the provisions of this Lease, Landlord covenants and agrees that Tenant, upon making all of Tenant’s payments of Rent as and when due under the Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the term of this Lease as extended by the options described herein, if any, subject to the terms and provisions of this Lease.
     18. Landlord’s Right Of Entry. Landlord or his agents shall have the right to enter the Premises at reasonable times upon reasonable notice in order to examine it or to show it to prospective tenants or buyers and to place “For Rent” or “For Sale” signs on or about the Premises. Upon receipt of reasonable advance notice from Landlord, Tenant may arrange to have a designated representative accompany Landlord in entering the Premises. Landlord’s right of reentry shall not be deemed to impose upon Landlord any obligation, responsibility, or liability for the care, supervision or repair of the Premises other than as herein provided: except that Landlord shall use reasonable care to prevent loss or damage to Tenant’s property resulting from Landlord’s entry. Landlord shall have the right at any time, without effecting an actual or constructive eviction and without incurring any liability to the Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Buildings and to change the name, number or designation by which the Buildings are commonly known, provided that such action does not result in any unreasonable interference with Tenant’s access to or use of the Premises. Notwithstanding the foregoing, Landlord shall have the right to enter the Premises without first giving notice to the Tenant in the event of an emergency where the nature of the emergency will not reasonably permit the giving of notice.
     19. Destruction of Buildings
          19.1 Partial Destruction. In the event of a partial destruction of the building containing the Premises during the Term of this Lease from any cause, Landlord shall forthwith repair the same, provided such repair can reasonably be made within ninety (90) days from the happening of such destruction under applicable laws and regulations. During such period, Tenant shall be entitled to a proportionate reduction of Rent to the extent such repairs unreasonably interfere with the business carried on by Tenant in the Premises. If Tenant fails to remove its goods, wares or equipment within a reasonable time and as a result the repair or restoration is delayed, or if such damage or destruction is caused primarily by the negligence or willful act of Tenant, or its employees, invitees or agents, there shall be no reduction in Rent during such delay. In the event that such repair cannot reasonably be made within ninety (90) days from the happening of such destruction under applicable laws and regulations, Landlord shall have the right to terminate this Lease by notifying Tenant in writing within sixty (60) days from the happening of such destruction which event this Lease shall be deemed terminated. In addition to the above, in the event that such building is partially destroyed and (i) the cost of repairing such building exceeds thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, or (ii) the damage caused by the partial destruction of such building cannot reasonably be repaired within a period of ninety (90) days from the happening of such damage, Landlord may elect to terminate this Lease, whether or not such building is insured, by written notice to Tenant given within sixty (60) days from the happening of such destruction.
          19.2 Total Destruction. A total destruction of the building containing the Premises shall terminate this Lease. A total destruction of such building means the cost of repairing such building exceeds seventy-five percent (75.00%) of the replacement cost of such building.
     20. Eminent Domain
          20.1 Definitions. For purposes of this Lease, the word “condemned” is co-extensive with the phrase “right of eminent domain”, that is, the right of the government to take property for public use, and shall include the intention to condemn expressed in writing as well as the filing of any action or proceeding for condemnation.
          20.2 Exercise of Condemnation. If any action or proceeding is commenced for the condemnation of the Premises or any portion thereof, or if Landlord is advised in writing by any government (federal, state or local) agency or department or bureau thereof, or any entity or body having the right or power of condemnation, of its intention to condemn all or any portion of the Premises at the time thereof, or if the Premises or any part or portion thereof be condemned through such action, then and in any of such events Landlord may, without any obligation or liability to Tenant, and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without requiring any trial or hearing thereof, and Landlord is expressly empowered to stipulate to judgment therein, the part and portion of the Premises sought by the condemnor, free from this Lease and the rights of Tenant hereunder. Tenant shall have no claim against Landlord nor be entitled to any part or portion of the amount that may be paid or awarded as a result of the sale, for the reasons as aforesaid, or condemnation of the Premises or any part or portion thereof, except that Tenant shall be entitled to recover from the condemnor and Landlord shall have no claim therefor or thereto for Tenant’s relocation costs, loss of goodwill, for Tenant’s trade fixtures, any removable structures and improvements erected and made by Tenant to or upon the Premises which Tenant is or may be entitled to remove at the expiration of this Lease and Tenant’s leasehold estate hereunder.
          20.3 Effect on Lease. If the entire Premises is condemned, this Lease shall terminate as of the earlier of such taking or loss of possession. If only a part of the Premises is condemned and taken and the remaining portion thereof is in Tenant’s reasonable discretion not suitable for purposes for which Tenant has leased the Premises, either Landlord or Tenant shall have the option to terminate this Lease effective as of the earlier of such taking or loss of possession. If by such condemnation and taking only a part of the Premises is taken, and the remaining part thereof is in Tenant’s reasonable discretion suitable for the purposes for which Tenant has leased the Premises, this Lease shall continue, but the rental shall be reduced in an amount proportionate to the percentage that the floor area of that portion of the Premises physically taken by eminent domain bears to the floor area of the entire Premises.
     21. Bankruptcy. If a general assignment is made by Tenant for the benefit of creditors, or any action is taken by Tenant under any insolvency or bankruptcy act, or if a receiver is appointed to take possession of all or substantially all of the assets of Tenant (and Tenant fails to terminate such receivership within sixty (60) days after such appointment), or if any action is taken by a creditor of Tenant under any insolvency or bankruptcy act, and such action is not dismissed or vacated within thirty (30) days after the date of such filing, then this Lease shall terminate at the option of Landlord upon the occurrence of any such contingency and shall expire as fully and completely as if the day of the occurrence of such contingency was the date specified in this Lease for the expiration thereof. In such event, Tenant shall then quit and surrender the Premises to Landlord.
     22. Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

               A. The abandonment or vacation of the Premises by Tenant (failure to occupy and operate the Premises for thirty (30) consecutive days shall be deemed an abandonment).
               B. The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of five (5) days after the due date.
               C. Tenant’s failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30)-day period and thereafter diligently prosecutes such cure to completion.
               D. The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.
               E. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligation under this Lease.
     23. Remedies in Event of Default by Tenant. In the event of Tenant’s default, Landlord may:
               A. Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:
                    (1) the worth at the time of the award of any unpaid Rent which had been earned at the time of such termination; plus
                    (2) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus
                    (3) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus
                    (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease); plus
                    (5) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

      As used in Subsections (1) and (2) above, the “worth at the time of the award” shall be computed by allowing interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by law per annum. As used in Subsection (3) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
               B. Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess Rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent. Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.
               C. Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.
               D. Cure the default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of ten percent (10.00%) per annum, or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.
     The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally. The waiver by Landlord of any breach of any Term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other Term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any proceeding breach other than a failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any Term, covenant or condition unless Landlord gives Tenant written notice of such waiver.
     24. Surrender Of Premises. On or before the expiration of the Lease Term, Tenant shall vacate the Premises in broom clean condition and otherwise in the same condition as existed on the Commencement Date, ordinary wear and tear and fire and casualty loss excepted, except that any improvements made within and on the Premises by Tenant shall remain, in the same condition and repair as when constructed or installed, reasonable wear and tear and fire and casualty loss excepted, unless Landlord required removal as provided in Section 13. In addition, Tenant shall remove from the Premises all Tenant’s personal property and trade fixtures in order that Landlord can repossess the Premises on the day this Lease or any extension hereof expires or is sooner terminated. Any removal of the Tenant’s improvements, Tenant’s property and/or trade fixtures by Tenant shall be accomplished in a manner which will minimize any damage or injury to the Premises, and any such damage or injury shall be repaired by Tenant at its sole cost and expense within thirty (30) days after Tenant vacates.
     25. Holding Over. Should Tenant hold over and remain in possession of the Premises after the expiration of this Lease, without the written consent of Landlord, such possession shall be as a month-to-month tenant. Unless (i) Landlord agrees otherwise in writing, or (ii) Landlord and Tenant have entered into good faith negotiations within the thirty (30) day period following the expiration of this Lease, or any extensions herein, Base Rent during the hold-over period shall be payable in an amount equal to one hundred fifty percent (150.00%) of the Base Rent paid for the last month of the term hereof until Tenant vacates the Premises and the Security Deposit shall increase to an amount equal to the increased monthly Base Rent. All other terms and conditions of this Lease shall continue in full force and effect during such hold-over tenancy, which hold-over tenancy shall be terminable by either party delivering at least one (1) month’s written notice, before the end of any monthly period. Such hold-over tenancy shall terminate effective as of the last day of the month following the month in which the termination notice is given.
     26. Surrender Of Lease. The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger and may, at the option of Landlord, terminate all or any existing subleases or subtenancies or may operate as an assignment of any or all such subleases or subtenancies to Landlord.
     27. Notice. All notices, demands or requests required or permitted under this Lease shall be in writing and delivered personally, or mailed postage prepaid by registered or certified mail, return receipt requested, or sent by Federal Express, addressed as set forth below. Any party may designate a different address by notice similarly given. Any notice, demand or request so given, delivered or made by United States mail shall be deemed to have been given or delivered or made on the third business day following the day on which the same is deposited in the United States mail as registered or certified mail, return receipt requested, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail as aforesaid, shall be deemed to be given, delivered or made on receipt of the same by the party to whom the same is to be given, delivered or made, addressed as follows:

TO LANDLORD:	MP Holdings, LLC
3140 Peacekeeper Way
McClellan, California 95652
Telephone: (916) 965-7100
Facsimile: (916) 568-2764
Attention: Senior Vice President of Property Management and
Senior Vice President and General Counsel

TO TENANT:	Virtual Alert
7748 Herschel Avenue
La Jolla, California 92037
Attention: Chris Popov
Telephone: (858) 775-9444
Facsimile: (858) 775-3536

WITH A COPY TO:	Virtual Alert, Inc.
5112 Arnold Avenue, Building 21
Sacramento, CA 95652
Attention: Chris Popov
Telephone: (858) 775-9444
Facsimile: (858) 775-3536
     28. Assignment And Subletting
          28.1 No Assignment. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder (collectively, “Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (collectively, “Sublease") or any portion thereof without Landlord’s prior written consent in each instance, which consent may not be unreasonably withheld by Landlord. Landlord shall be permitted to consider any reasonable factor in determining whether or not to withhold its consent to a proposed assignment or sublease and Landlord shall make such determination within thirty (30) days following Landlord’s receipt of the Transfer Notice. The failure of Landlord to deliver written notice of such determination within such time period shall be deemed Landlord’s disapproval thereof. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied:

               (1) The proposed transferee shall satisfy Landlord’s then existing financial criteria for leasing subject to terms similar to the provisions of this Lease Date;
               (2) The proposed use by the transferee shall (i) comply with Tenant’s Permitted Use, (ii) be consistent with the general character of businesses carried on by tenants of a Building. (iii) not increase the likelihood of damage or destruction, (iv) not increase the density of occupancy of the Premises or increase the amount of pedestrian and other traffic through the Building, (v) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Building, (vi) unless paid by Tenant, not require new tenant improvements incompatible with then-existing Building systems and components, (vii) unless paid by Tenant, not require Landlord to make modifications to the Building outside of the Premises (in order, for example, to comply with Laws), (viii) not increase the electrical or HVAC usage in the Premises, and (ix) not otherwise have or cause a material adverse impact on the Premises, the Building, the Property, or Landlord’s interest therein;
               (3) If Landlord has vacant space at McClellan suitable for such proposed transferee, the proposed transferee shall not be an existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing, or with whom Landlord has had any dealings within the previous six (6) months, with respect to the leasing of space in the Building;
               (4) Such action would violate the provisions of the EDC Lease (and/or the McClellan Use Documentation); and
               (5) Any ground lessor or mortgagee whose consent to such transfer is required fails to consent thereto.
          (a) Provided Landlord has consented to such assignment or subletting, Tenant shall be entitled to enter into such assignment or sublease subject to the following conditions:
         (1) At the time of the transfer, no event of default under this Lease, or under any other lease between Tenant and Landlord or any affiliate of Landlord, shall have occurred and be continuing;
         (2) No assignment or sublease shall be valid and no assignee or sublessee shall take possession until an executed counterpart of the assignment or sublease has been delivered to Landlord;
         (3) Any assignee shall have assumed in writing the obligations of Tenant under this Lease;
         (4) Any subtenant shall have agreed in writing to comply with all applicable terms and conditions of this Lease;
         (5) In the event Tenant sublets the entire Premises or any part thereof. Tenant shall deliver to Landlord seventy-five percent (75.00%) of any excess rent within thirty (30) days of Tenant’s receipt thereof pursuant to such subletting. As used herein, “Excess Rent” shall mean any sums or economic consideration per square foot of the Premises received by Tenant pursuant to such subletting in excess of the amount of the Rent per square foot of the Premises payable by Tenant under this Lease applicable to the part or parts of the Premises so sublet; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, tenant improvement work approved by Landlord, reasonable attorneys fees, and reasonable marketing fees, in conjunction with such sublease; and
         (6) In the event Tenant assigns this Lease, Tenant shall deliver to Landlord seventy-five percent (75.00%) of any excess payment within thirty (30) days of Tenant’s receipt thereof pursuant to such assignment. As used herein, “Excess Payment” shall mean the amount of payment received for such assignment of this Lease in excess of the Rent payable by Tenant under this Lease; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, tenant improvement work approved by Landlord, reasonable attorneys fees, and reasonable marketing fees, in conjunction with such assignment.

          28.2 No Relief of Obligations. No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Section 28 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent by Landlord from a proposed assignee or subtenant shall not constitute the consent by Landlord to such Assignment or Sublease.
     29. Attorney’s Fees. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party") shall reimburse the other party (the “Non-Defaulting Party") upon demand for any costs or expenses that the Non-Defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Project by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord, or at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.
     30. Judgment Costs
          30.1 Landlord. Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by or against Tenant, or by or against any person holding the Premises by license of Tenant, or for foreclosure of any lien for labor or material furnished to or for Tenant, or any such person, or otherwise arising out of or resulting from any act or transaction of Tenant, or of any such person, Tenant covenants to pay to Landlord, the amount of any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorney’s fees incurred by Landlord in connection with such litigation.
          30.2 Tenant. Should Tenant, without fault on Tenant’s part, be made a party to any litigation instituted by or against Landlord, or by or against any person holding the Premises by license of Landlord, or for foreclosure of any lien for labor or material furnished to or for Landlord, or any such person, or otherwise arising out of or resulting from any act or transaction of Landlord, or of any such person, Landlord covenants to pay to Tenant, the amount of any judgment rendered against Tenant or the Premises or any part thereof, and all costs and expenses, including reasonable attorney’s fees incurred by Tenant in connection with such litigation.
     31. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the Premises and this Lease, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Lease other than N/A (“N/A”). Landlord shall only pay the real estate brokerage commission due to N/A and any real estate broker or agent entitled to a commission in connection with this Lease if claimed through the actions of Landlord. Tenant shall pay any other commission or finder’s fee due if claimed through the actions of Tenant.
     32. Subordination Of Lease. This Lease is subject and subordinate to any mortgages which may now or hereafter be placed upon or affect the property or Buildings of which the Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions hereof, provided that the holder(s) of such mortgage(s) shall agree in writing not to disturb the possession of the Premises by Tenant or the rights of Tenant under this Lease so long as Tenant is not in material default (subject to applicable notice and cure rights in favor of Tenant as contained in this Lease) in the performance of its obligations thereunder and, in the event of foreclosure, Tenant agrees to look solely to the mortgagee’s interest in the Property for the payment and discharge of any obligations imposed upon the mortgagee or Landlord under this Lease. This clause shall be self-operative, and no further instrument or subordination shall be necessary unless requested by a mortgagee or the insuring title company, in which event Tenant shall sign, within five (5) business days after requested, such instruments and/or documents as the mortgagee and/or insuring title company reasonably request be signed (“SNDA”).
     33. Relocation. At any time after Tenant’s execution of this Lease, Landlord shall have the right, upon providing Tenant ninety (90) days’ written notice, ten (10) days if Tenant has not yet taken possession of the Premises, to provide Tenant with reasonably similar space elsewhere within McClellan which would accommodate Tenant’s Permitted Use (“Proposed Relocation Space”) and to move Tenant to such space. In the event Landlord moves Tenant to such new space, then this Lease and each and all of the terms, covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised floor plan shall become part of this Lease and shall reflect the location of the new space. Landlord shall be solely responsible for the payment of all moving and relocation expenses of Tenant as are actually incurred in connection with such relocation. For a period of ten (10) days after Tenant’s receipt of the notice concerning the Proposed Relocation Space, Tenant may reject such relocation. In such event, Landlord shall have the right to (i) withdraw its intention to relocate, or (ii) terminate this Lease.
     34. Estoppel Certificates And Financial Statements
          34.1 Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior request by Landlord, execute, acknowledge and deliver to Landlord, or to such other persons who may be designated in such request, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and, if so, the dates to which the rent and any other charges have been paid in advance, and such other items requested by Landlord, including without limitation, the lease commencement date and expiration date, rent amounts, and that no offsets or counterclaims are present. It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or encumbrancer (including assignee) of the Premises.
          34.2 Financial Statements. If Landlord desires to finance, refinance, or sell the Buildings, or the Property, or any part thereof, Tenant shall deliver to Landlord, or to such potential lender or purchaser designated by Landlord, such financial information regarding Tenant, as may reasonably be required to establish Tenants’ creditworthiness. All financial information provided by Tenant to Landlord or any lender or potential purchaser shall be held by the recipient in strict confidence and may not be used or disclosed by the recipient except for the purpose of determining Tenants’ creditworthiness in connection with Tenants’ obligations under this Lease.
     35. Short Form Of Lease. Tenant agrees to execute, deliver and acknowledge, at the request of Landlord, a short form of this Lease satisfactory to counsel for Landlord, and Landlord may in its sole discretion record this Lease or such short form in the County where the Premises are located. Tenant shall not record this Lease, or a short form of this Lease, without Landlord’s prior written consent.
     36. Signs. Tenant shall not place any sign upon the Premises without Landlord’s prior written consent (all such signage shall comply with Landlord’s signage design criteria, as such exists from time to time). In addition, the style, size, materials and attachment method of any such signage shall be subject to Landlord’s prior written consent. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Section 24. Tenant shall maintain any such signs installed on the Premises. Unless otherwise expressly agreed herein, Landlord reserves the right to install, and all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Tenant’s business.
     37. Guaranty Of Lease. [Intentionally Deleted]
     38. Force Majeure. In discharging its duties under this Lease, Landlord shall be held to a standard of reasonableness and shall not be liable to Tenant for delays caused by Force Majeure Events.

     39. Default by Landlord. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligations within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30)-day period and thereafter diligently prosecute the same to completion.
     40. Rules and Regulations. Tenant shall faithfully observe and comply with the nondiscriminatory rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all nondiscriminatory modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy to them to Tenant (a copy of the present Rules and Regulations is attached hereto as Exhibit I). Landlord shall use its reasonable efforts to enforce compliance with such rules, but shall not be responsible to Tenant for the nonperformance of any of said rules by other tenants or occupants.
     41. Limitation on Liability. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (1) Tenant’s sole and exclusive recourse shall be against Landlord’s interest in the Premises. Tenant shall not have any right to satisfy any judgment which it may have against Landlord from any other assets of Landlord; (2) no partner, stockholder, director, officer, employee, beneficiary or trustee (collectively, “Partner") of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); (3) no service of process shall be made against any Partner of Landlord (except as may be necessary to secure jurisdiction over Landlord); (4) no Partner of Landlord shall be required to answer or otherwise plead to any service of process; (5) no judgment will be taken against any Partner of Landlord; (6) any judgment taken against any Partner of Landlord may be vacated and set aside at any time nunc pro tunc; (7) no writ of execution will ever be levied against the assets of any Partner of Landlord; and (8) These covenants and agreements are enforceable both by Landlord and also by any Partner of Landlord.
     42. Sublease Status.
          42.1 As of the Lease Date, Landlord possesses a leasehold estate in McClellan, pursuant to the EDC Lease Agreement between Landlord’s predecessor-in-interest, the County of Sacramento (“County"), as Lessee, and the United States Air Force, as Lessor, dated August 13, 1998, as supplemented and/or amended (“EDC Lease"), and subject to Operating Agreement, as supplemented and/or amended (“Operating Agreement") between County as “Lessee,” and the United States Air Force, as “Air Force". As a result of such tenancy pursuant to the EDC Lease, (i) the provisions of this Lease are junior, subordinate and subject to the terms and conditions of the EDC Lease, and (ii) this Lease is a “sublease” in accordance with applicable law, statutes and ordinances. During the Term of this Lease, Landlord, using its commercially reasonable efforts, shall not violate the provisions of the EDC Lease. Subject to Section 43.2 of this Lease, the termination of the EDC Lease for any reason shall result in the automatic termination of this Lease, without liability to Tenant or Landlord, as a result of such termination, in which case the parties shall have no further obligations under this Lease. Tenant shall not cause or take any action or inaction or cause or permit any Tenant representatives to take any action or which would constitute a default by Landlord under the EDC Lease, which occurrence would be deemed a default by Tenant under Section 22 of this Lease.
          42.2 In accordance with the Economic Development Conveyance Agreement with the United States Air Force (“EDC Agreement"), Landlord has the right to acquire fee title to the Property, including the Premises, which acquisition may or may not occur during the Term of this Lease. Notwithstanding any other provision of this Lease to the contrary, in the event the Landlord does acquire fee title to the Property during the Term of this Lease, and as a result thereof, the EDC Lease terminates as such document relates to the Premises, the parties hereto agree that this Lease shall remain in full force and effect as a direct contractual obligation between the Landlord and Tenant, Tenant shall recognize and attorn to the Landlord as its direct “landlord”, and the Tenant agrees to enter into any further documentation with the Landlord to evidence the intent of the parties as set forth in this Section; provided, however, such further documentation shall not materially increase Tenant’s obligations under this Lease.

          42.3 Notwithstanding any other provision of this Lease to the contrary, Tenant acknowledges and agrees that the Landlord’s right, title and interest in this Lease is transferable and assignable to any third party selected by the Landlord. In this regard, upon written notice from the Landlord, Tenant agrees to execute any and all reasonable documentation to evidence such assignment as set forth in this Section, and the named Landlord shall be released from any and all future liability under this Lease; provided, however, such further documentation shall not materially increase Tenant’s obligations under this Lease.
          42.4 Tenant shall cause the Permitted Use of the Premises to be consistent with documentation described in Exhibit J, which includes the EDC Agreement, the EDC Lease, the Environmental Certificate, the SSEBS, the Operating Agreement and the Programmatic Agreement between the United States Air Force, the California State Preservation Officer and the Advisory Council on Historic Preservation Regarding Disposal of McClellan Air Force Base (“Historic Preservation Agreement") (collectively, “McClellan Use Documentation"). Copies of the McClellan Use Documentation are available at Landlord’s corporate offices.
     43. Infrastructure Cooperation. Tenant acknowledges that certain utility and/or operation systems which service the Premises and/or the expansion space(s) which are available to Tenant under this Lease may service adjacent premises and/or buildings. In this regard, to the extent that the controls, lines, mechanical systems and/or infrastructure for such systems must be utilized on a non-exclusive basis between Tenant and other third party tenants , as determined by Landlord, Tenant agrees to execute all documentation necessary to provide for such non-exclusive utilization, which documentation, among other provisions, would allocate on a reasonable basis, the expense of use, operation, maintenance and repair of such system between such users, provided that such documentation shall not cause material interference with Tenant’s Permitted Use. Tenant shall execute such documentation within ten (10) days following its receipt thereof.
     44. General Provisions
          44.1 Governing Law. This Lease shall be governed by the laws of the State of California and the parties hereto agree that venue shall be proper in any state or federal court located within the state.
          44.2 Successors and Assigns. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; if Landlord or Tenant is comprised of multiple parties, each of such parties hereto shall be jointly and severally liable hereunder.
          44.3 Entire Agreement. This Lease, the exhibits herein referred to, and any addendum executed concurrently herewith, are the final, complete and exclusive agreement between the parties and cover in full each and every agreement of every kind or nature, whatsoever, concerning the Premises and all preliminary negotiations and agreements of whatsoever kind or nature, are merged herein. Landlord has made no representations or promises whatsoever with respect to the Premises, except those contained herein, and no other person, firm or corporation has at any time had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that if any such representations or promises have been made by others, Tenant hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding. Unless otherwise provided herein, no supplement, modification, or amendment of this Lease shall be binding unless executed in writing by the parties.
          44.4 Captions. The captions of paragraphs of this Lease are for convenience only, and do not in any way limit or amplify the terms and provisions of this Lease.
          44.5 Partial Invalidity. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
          44.6 Authority. The person(s) executing this Lease warrants that he or she has the authority to execute this Lease and has obtained or has the requisite corporate or other authority to do the same.

          44.7 Counterparts. This Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party may execute a facsimile counterpart signature page to be followed by an original counterpart. Each such facsimile counterpart signature page shall constitute a valid and binding obligation of the party signing such facsimile counterpart.
          44.8 CC&Rs. Tenant agrees to comply with the provisions of any and all covenants, conditions and restrictions (collectively, “CC&Rs”), which encumber the Premises as of or after the Lease Date, and any amendments, additions or modifications thereto in which Tenant has been provided written notice of by Landlord.
          44.9 Execution. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement in duplicate as of the day and year first above written.

LANDLORD:			TENANT:

MP HOLDINGS, LLC, a California limited liability company			VIRTUAL ALERT, a California corporation

By:	McClellan	Business Park LLC, a Delaware limited liability company	By:	/s/ Dan Lintz

	By:	LK McCLELLAN, LLC, a California limited liability company	Name:	Dan Lintz

	Its:	Member	Title:	CEO

Date: 10/14/04

By:	/s/Larry D.Kelley
Larry D. Kelley
Date: 10/15/04

EXHIBITS

Exhibit A-1 -	McClellan

Exhibit A-2 -	Premises

Exhibit A-3 -	Building

Exhibit A-4 -	Parking Areas

Exhibit B -	Work Letter Agreement

Exhibit C -	Declaration of Lease Commencement

Exhibit D -	Environmental Questionnaire

Exhibit D1 -	Air Force Notification Request

Exhibit D2 -	Sewer Use Questionnaire

Exhibit E -	Environmental Certificate

Exhibit F -	Environmental Disclosure

Exhibit G -	Janitorial Specifications

Exhibit H -	Asbestos Notification

Exhibit I -	Computer Room and North Office

Exhibit J -	Rules and Regulations

Exhibit K -	McClellan Use Documentation

EXHIBIT A-1
McCLELLAN

EXHIBIT A-2
PREMISES
(5112 Arnold Avenue)

EXHIBIT A-3
BUILDING 21

EXHIBIT A-4
PARKING AREAS

EXHIBIT B
WORK LETTER AGREEMENT
[Landlord Performs Work]
[Turn Key]
     This Work Letter Agreement (“Work Letter") is executed simultaneously with that certain Net Lease (the “Lease") between VIRTUAL ALERT, a California corporation, as “Tenant", and MP HOLDINGS, LLC, a California limited liability company, as “Landlord", relating to demised premises (“Premises") at the building commonly known as Building 21, 5112 Arnold Avenue (the “Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.
     For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. Tenant’s Initial Plans; the Work. Tenant desires Landlord to perform those improvements (“Tenant Improvements") described on Schedule 1 in the Premises in substantial accordance with the plan or plans (collectively, the “Initial Plan") prepared by Landlord on or before September 29, 2005. Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Section 2 below), shall be hereinafter referred to as the “Work". Tenant shall deliver to Landlord information necessary for Landlord’s completion of the Initial Plan within three (3) days of receipt of written notice. Neither the approval by Landlord of the Work or Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord’s performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises.
     2. Working Drawings. If necessary for the performance of the Work and not included as part of the Initial Plan attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the “Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Section 1 above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord’s approval form then in use, whichever method of approval Landlord may designate.
     3. Tenant Improvement Cost. Landlord shall provide Tenant with a written expense summary of its cost of completing the Tenant Improvements prior to the Commencement Date, which cost is referred to as the “Tenant Improvement Cost.”
     4. Authorization to Proceed. Landlord may proceed with the Work at any time after the execution of this Work Letter and the completion of the Working Drawings, if applicable; provided, however, that Landlord, at it option, may request Tenant to execute and deliver to Landlord a separate written authorization (in the form then in use by Landlord) to proceed with the Work, in which event Tenant shall execute and deliver such written authorization within three (3) days after Landlord’s request therefor, and, at Landlord’s option, no Work shall be commenced until Tenant has executed and delivered to Landlord such authorization.
     5. Substantial Completion. Landlord shall cause the Work to be “Substantially Completed” as soon as possible following the “Anticipated Commencement Date” subject to “Force Majeure Delays” (as such terms are defined in the Lease) and also subject to “Tenant Delays” (as defined and described in Section 6 of this Work Letter).
     6. Tenant Delays. “Tenant Delays” shall be any one of the following:

          (1) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Section 1 above on or before the date stated in Section 1;
          (2) the failure of Tenant to grant approval of the Working Drawings within the time required under Section 2 above;
          (3) the failure of Tenant to comply with the requirements of Section 4 above;
          (4) Tenant’s requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant’s requirement for special construction staging or phasing;
          (5) the performance of any Additional Work (as defined in Section 7 below) requested by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or
          (6) any other act or omission of Tenant that causes a delay.
     7. Additional Work. Upon Tenant’s request and submission by Tenant (at Tenant’s sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings (“Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant’s sole cost and expense, subject, however, to the following provisions of this Section 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall include a fee payable to Landlord in the amount of 25% of the total cost of such Additional Work as compensation to Landlord for monitoring the Additional Work (“Landlord’s Additional Compensation"), and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the “TEO”) for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work, including Landlord’s Additional Compensation (as reflected in Landlord’s statement of such cost), within five (5) days after Landlord’s submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.
     8. [Intentionally Deleted]
     9. Lease Provisions. The terms and provisions of the Lease, insofar as they are applicable to this Work Letter are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.
     10. Miscellaneous.
          (i) This Work Letter shall be governed by the laws of the state in which the Premises are located.
          (ii) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.
          (iii) Any person signing this Work Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Tenant.
          (iv) Notices under this Work Letter shall be given in the same manner as under the Lease.
          (v) The headings set forth herein are for convenience only.

          (vi) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.
          (vii) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term “Working Drawings” is used in this Agreement,
          (viii) such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.
IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the 15th day of October, 2004.

LANDLORD:			TENANT:

MP HOLDINGS, LLC, a California limited liability company			VIRTUAL ALERT, a California corporation

By:	McClellan Business Park LLC, a Delaware limited liability company		By:	/s/ Dan Lintz

	By:	LK McCLELLAN, LLC, a California limited liability company	Title:	CEO

	Its:	Member	Date:	10/14/04

	By	/s/ Larry D. Kelly

Larry D. Kelley

	Date:	10/15/04

SCHEDULE 1
Landlord’s Work- (to be completed at Landlord’s expense.)
1.	Construct a building standard demising wall to separate the Premises from the remainder of the Building.

2.	Modify the existing restrooms within the Premises as needed to meet building department requirements including accessibility.

3.	Replace stained and damaged ceiling tiles.

4.	Provide functioning Building standard HVAC in good working order pursuant to Section 9 of the Lease. Landlord shall install an override system to allow Tenant to use Utilities during Non-Business Hours.

5.	Professionally clean existing carpet.

6.	Deliver the Premises in broom clean condition.
Tenant Improvements- (to be completed by Landlord and amortized at 10% over the term.)
1.	Install a sink, counter and lower cabinet in the breakroom.

2.	Install a door in the South conference room wall adjacent to the breakroom.

EXHIBIT C
This is to confirm that the Commencement Date, as defined in Section 2.2 of the attached lease, for the property commonly known as 5112 Arnold Avenue, Building 21, and containing approximately 8,969 square feet pursuant to the lease dated September 20, 2004 between MP HOLDINGS, LLC, a California limited liability company and VIRTUAL ALERT, a California corporation, is, for all purposes, agreed to be ___, 20___.

LANDLORD:			TENANT:

MP HOLDINGS, LLC, a California limited liability company			VIRTUAL ALERT, a California corporation
By: Name: Title: Date:

By:	McClellan Business Park LLC, a Delaware limited liability company

	By:	LK McCLELLAN, LLC, a California limited liability company

	Its:	Member

By

Larry D. Kelley

Date:

EXHIBIT D
ENVIRONMENTAL QUESTIONNAIRE
     The purpose of this form is to obtain information regarding the use, if any, of hazardous substances in the process proposed on the premises to be leased. Any such use must be approved in writing by Landlord. Prospective tenants should answer the questions in light of their proposed operations on the premises. Existing tenants should answer the questions as they relate to ongoing operations on the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.
     Your cooperation in this matter is appreciated. Any questions should be directed to, and when completed, the form should be mailed to:
Alan Hersh, Senior Vice President
McClellan Business Park
3140 Peacekeeper Way
McClellan, California 95652
(916) 965-7100; (916) 568-2764 fax
ash@mcclellanpark.com
     1. General Information.

Name of Responding Company: VIRTUAL ALERT, a California corporation

Check the Applicable Status:

Prospective Tenant ☐ Existing Tenant ☐

Mailing Address:

Contact Person and Title:

Telephone Number: (___)

McClellan Park (MP) Address of Proposed Premises to be Leased:

Length of Lease Term:

Your Standard Industrial Classification (SIC) Code Number: ________

Describe the proposed operations to take place on the property, including principal products manufactured, services and a brief process flow description to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

2. Use and/or Storage of Hazardous Materials.
2.1	Will any hazardous materials be used or stored onsite?

Hazardous Wastes Yes ☐ No ☐

Hazardous Chemical Products Yes ☐ No ☐

2.2	Attach the list of any hazardous materials/wastes to be used, stored, or generated the quantities that will be onsite at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

2.3	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet?

Yes ☐ No ☐

If yes please provide Material Safety Data Sheets (MSDS) on such materials.

2.4	Has your business filed for a Consolidated Hazardous Materials Permit from the Sacramento County Environmental Management Department?

Yes ☐ No ☐

If so, attach a copy of the permit application.

2.5	Are any of the chemicals used in your operations regulated under Proposition 65?

Yes ☐ No ☐

If so, describe the actions taken, or proposed to be taken, to comply with Proposition 65 requirements.

2.6	Do you store or use or intend to store or use acutely hazardous materials above threshold quantities requiring you to prepare a risk management plan (RMP)?

Yes ☐ No ☐

2.7	Describe the procedures followed to comply with OSHA Hazard Communication Standard requirements.

3. Storage Tanks and Pumps.
3.1	Are any above or below ground storage of gasoline, diesel, or other hazardous substances in tanks or pumps being used as a part of your present process or proposed for use on this leased premises?

Yes ☐ No ☐

If yes, describe the materials to be stored, and the type, size and construction of the pump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	If you have an above ground storage tank (AST), do you have a spill prevention containment and countermeasures (SPCC) plan?

Yes ☐ No ☐ Not Applicable ☐

3.3	Have any tanks, pumps or piping at you existing facilities been inspected or tested for leakage?

Yes ☐ No ☐ Not Applicable ☐

If so, attach the results

3.4	Have any spills or leaks occurred from such tanks, pumps or piping?

Yes ☐ No ☐ Not Applicable ☐

If so, describe.

3.5	Were any regulatory agencies notified of any spills or leaks?

Yes ☐ No ☐ Not Applicable ☐

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.6	Have any underground storage tanks, sumps or piping been taken out of service or removed at the proposed facility or facilities that you operate?

Yes ☐ No ☐ Not Applicable ☐

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.
4. Spills.
4.1	During the past year, have any spills occurred on any site you occupy?

Yes ☐ No ☐ Not Applicable ☐

If so, please describe the spill and attach the results of any process conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills?

Yes ☐ No ☐ Not Applicable ☐

If no, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?

Yes ☐ No ☐ Not Applicable ☐

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5. Waste Management.
5.1	Has your business filed a Hazardous Material Plan with the Sacramento County Environmental Management Department?

Yes ☐ No ☐

5.2	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes ☐ No ☐

If yes: EPA ID#

5.3	Has your company filed a biennial report as a hazardous waste generator?

Yes ☐ No ☐

If so, attach a copy of the most recent report filed,

5.4	Are hazardous wastes stores in secondary containments?

Yes ☐ No ☐

5.5	Do you utilize subcontractors for lighting/electrical, plumbing, HVAC, pest services, landscaping and/or building maintenance services?

Yes ☐ No ☐

If yes, do any of these subcontractors store, mix or utilize chemicals on site?

Yes ☐ No ☐

If yes, what types and quantities?

Attach the list of the hazardous waste, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

5.6	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

5.7	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for offsite shipments of hazardous waste.

5.8	Is any treatment, processing and recycling of hazardous wastes currently conducted or proposed to be conducted at the premises:

Yes ☐ No ☐

If yes, please describe any existing or proposed treatment, processing or recycling methods.

5.9	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.
6.	Wastewater Treatment/Discharge.
6.1	Will your proposed operation require the discharge of wastewater to (answer Yes or No to each of the following)?

storm drain sewer

surface water no industrial discharge

6.2	Does your business have a Sewer Use Questionnaire on file with Sacramento Regional County Sanitation District?

Yes ☐ No ☐

6.3	Is your wastewater treated before discharge?

Yes ☐ No ☐ Not Applicable ☐

If yes, describe the type of treatment conducted.

Does your business conduct operations outside the building or store materials outside?

Yes ☐ No ☐ Not Applicable ☐

6.4	Do you have a Storm Water Pollution Prevention Plan (SWPPP)?

Yes ☐ No ☐ Not Applicable ☐

6.5	Does your business have a General Permit for storm water discharge associated with industrial activity?

Yes ☐ No ☐ Not Applicable ☐

6.6	Does your business operate under a National Pollution Discharge Elimination System (NPDES) Permit?

Yes ☐ No ☐ Not Applicable ☐

6.7	Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.
7.	Air Discharges. [1]
7.1	Do you have or intend to have any air filtration systems or stacks that discharge into the air?

Yes ☐ No ☐

7.2	Do you operate or plan to operate any of the following types of equipment, or any other equipment requiring an air emissions permit (answer Yes or No to each of the following)?

Spray booth	Yes ☐	No☐
Dip tank	Yes ☐	No☐
Drying oven	Yes ☐	No☐
Incinerator	Yes ☐	No☐
Other (please describe)	Yes ☐	No☐
Boiler	Yes ☐	No☐
I/C Engine	Yes ☐	No☐
Emergency Backup Generator	Yes ☐	No☐
Processes that apply coatings, inks, adhesives or use solvents	Yes ☐	No☐
7.3	Do you emit or plan to emit any toxic air contaminates?

Yes ☐ No ☐

7.4	Are air emissions from your operations monitored?

Yes ☐ No ☐

If so, indicate the frequency of monitoring and a description of the monitoring results.

[1]	NOTE: Businesses will have to comply with prohibitory rules regardless of whether they have or need a permit.

7.5	Attach copies of any air emissions permits pertaining to your operations on the premises.
8.	Enforcement Actions, Complaints.
8.1	Has your company, within the past five years, ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes ☐ No ☐

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

8.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes ☐ No ☐

8.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes ☐ No ☐

8.4	Has any environmental audit ever been conducted at your company’s current facility?

Yes ☐ No ☐

If so, discuss the results of the audit.

8.5	Have there been any problems or complaints from neighbors at the company’s current facility?

Yes ☐ No ☐

Please describe:

The undersigned hereby certifies that all of the information contained in this questionnaire is accurate and correct.

VIRTUAL ALERT, a California corporation

By:

Title:

Date:

EXHIBIT D-1
AIR FORCE NOTIFICATION REQUEST
From time to time various environmental proposals, construction projects, and modifications to existing systems will be undertaken by the Environmental Management group at McClellan AFB. These projects may temporarily create disruption in the operation of your business.
To provide adequate notification and to allow your input on these projects, and/or changes, Environmental Management will notify you in advance of new projects or changes. Please complete the information request form where you would like information sent.
Notification Request Form

Leased Space:

Building:	21

Bay:	N/A

Square Footage:	8,969

Use:	Office and related uses

Lease Start Date:		Lease End Date:

Business Name:	VIRTUAL ALERT, a California corporation

Contact Name:	Chris Popov

Address:

Email:

Telephone:

EXHIBIT D-2
SEWER USE QUESTIONNAIRE
(McClellan Park)
Sacramento Regional County Sanitation District
As part of its mission to provide environmentally sound and economically responsible sewer service to its customers, the Sacramento Regional County Sanitation District (District) has a program to control the types and amounts of waste discharged to the sewer system. As part of this program the District requires that all businesses complete a Sewer Use Questionnaire. This questionnaire must be completed regardless of whether or not the discharge is connected to the sewer or to a septic system. This will allow us to update our records accurately.
Instructions
•	Please, print legibly or type.
•	Complete all information that applies to your business
•	Optional information items are not required but may allow us to waive follow-up information requests and/or inspections.

la.	Name of Responding Company: VIRTUAL ALERT, a California corporation

Mailing Address:

	Contact Person: Chris Popov	Telephone:

lb.	Proposed/Existing Tenant Company Name: VIRTUAL ALERT, a California corporation

Identify Street Address, Suite Nos. and Building Nos. of the facility(ies) at McClellan Park:

5112 Arnold Avenue, Building 21, McClellan, California 95652

	Contact Person:	Telephone:

2.	Description of business(es): Office and related uses
(list types of products/services/processes)

3.	Identify total square footage of facility (further detail square footage of differing use: e.g., production, warehouse, office space): 8,969

4.	Optional - North American Industry Classification System (NAICS) code number:

(formerly SIC code). This entry, either SIC or NAICS, is helpful to us if you have it available.

(If you do not know your NAICS code you may call the Industrial Waste Section at 875-6470 and we can look it up for you.)

5.	Number of full-time employees at this location:

6.	Business hours:

7.	Excluding rest rooms, lunchroom, and landscape watering, do you use water in any of your business activities? ☐ Yes ☐ No

8.	Describe business activities (processes) which generate wastewater at this location:

9.	Excluding sanitary wastewater, approximate amount of process wastewater discharged to the sewer per day:

10.	List any substances, materials, or chemicals that may be present in your wastewater.

(You may attach additional sheets if necessary.)

11.	Do you (or a contractor) discharge or plan to discharge surface cleaning* wastewater to the sewer system at your place of business? ☐ Yes ☐ No

*	Surface cleaning is generally defined as any activity which uses powered cleaning equipment and water to remove any substance from outside surfaces. Surface cleaning includes, but is not limited to, transportation related washing (vehicle and lot washing, etc.), structural cleaning (sidewalks, plazas, service stations, buildings, etc.), food related cleaning (restaurant and grocery alleys, kitchen grease fixtures, lunch wagons, etc.).
12.	Do you have any of the following? (Circle one)

Sump Oil/sand/water interceptor Grease Trap Grease Interceptor None
I certify that the information furnished herein is true and correct to the best of my knowledge. (Must be signed by operator or manager of the facility.)

Signature:	Date:

Name (type or print):

Title:

Make a copy for your records and send completed questionnaire to:
          McClellan Park
          3140 Peacekeeper Way
          McClellan, CA 95652
          Attention: Legal Department

EXHIBIT E
ENVIRONMENTAL CERTIFICATE
[Attached]

McClellan Air Force Base
Supplemental Finding of Suitability to Lease
January 2001
for
Group Six Facilities
Air Force Base Conversion Agency

Supplemental Finding of Suitability to Lease (SFOSL)
for
Group 6 Facilities
McClellan AFB, CA
1. PURPOSE
     1.1 The purpose of this Supplemental Finding of Suitability to Lease (SFOSL) is to document specific environmental conditions and findings related to the delivery of possession of Group 6 facilities, McClellan Air Force Base (AFB), California, to the County of Sacramento, under the terms of an Economic Development Conveyance (EDC). Specifically, this SFOSL documents any changes to the environmental condition of the property since the development and execution of the Basewide Finding of Suitability to Lease (FOSL) dated August 1998. The subject property is described in Section 2 below. The property is to be leased in furtherance of a planned deed conveyance. Planned reuse of the Group 6 facilities by the County of Sacramento assumes “like use”. Facility use is assumed to remain industrial, light industrial, administrative, residential, and retail in nature. The “like use” assumption is based upon the Refined General Reuse Plan (June 1997) currently in effect. However, the County of Sacramento is revising its General Reuse Plan.
     1.2 This SFOSL is based on an analysis of information contained in the following documents: (1) the Final Programmatic Environmental Impact Statement for Disposal and the Environmental Impact Report (FPEIS/EIR) for Reuse and Rezoning of McClellan AFB, California dated July 1997; (2) the Basewide Environmental Baseline Survey (EBS) dated November 1996; (3) the Final Supplemental EBS (SEBS) for the property dated July 1997 (as amended December, 1997); (4) the Visual Site Inspections/Physical Site Inspections (VSIs/PSIs) conducted in conjunction with the SEBS and supplemental VSIs conducted in December 1997; (5) the Basewide Finding of Suitability to Lease (FOSL) dated August 1998; (6) the draft Supplemental Site Specific Environmental Baseline Survey (SSSEBS) for Group 6 Facilities dated July 2000, which includes the most recent VSI/PSI conducted between April 2000 and May 2000; and (7) the McClellan AFB BRAC Cleanup Plan dated April 1999; and (8) Fourth Edition of the Water Quality Control Plan (Basin Plan) for the Sacramento River and San Joaquin River Basins, revised September 15, 1998.
2. PROPERTY DESCRIPTION
     The property to be leased includes facility Clusters 6A, 6B, and 6C shown on Attachments 1 and 2. The property includes the facilities Listed below, associated pavement, parking lots, and acreage:
Cluster 6A: Buildings/Facilities — 14, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 49, 50, 53, 54, 55, 56, 58, 91, 262-A, 262-B, 263-B, 263-C, 263-D, 263-E, 263-F, 264, 267, 269-B, 269-C, 269-D, 269-E, 269-F, 269-G, 269-H, 310, 334, 335, 336, 338, 339, 347-A, 347-B, 347-C, and 347-D.
SFOSL for McClellan AFB Group 6 Facilities

Cluster 6B: Buildings/Facilities — 1, 2, 3, 4, 7, 8, 9, 10, 30, 34, 35, 36, 70, 71, 72, 73, 74, 75, 76, 77, 78, 79, 80, 87, 89, 90, 93, 94, 95, 96, 97, 99, 100, 101, 102, 103, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 134, 150, 152, 941, 942, 951, and 952.
Cluster 6C: Building/Facilities — 558, 563, 564, 565, 900, 903, 905, 920, 922, 923, 924, 929, 944, 945, 946, 947, 960, 1010, 1012, 1017, 1019, 1040, 1041, 1042, 1043, 1044, 1045, 1047, 1050, 1056, 1058, 1059, 1060, 1061, 1401, 1403, 1405, 1406, 1407, 1410, 1412, 1417, 1420, 1423, 1425, 1427, 1430, 1434, 1435, 1436, 1438, 1439, 1440, 1441, 1442, 1445, 1446, 1455, 1457, 1458, 1470, 1472, 9075, and 9085.
3. NATIONAL ENVIRONMENTAL POLICY ACT (NEPA)
     The environmental impact of this proposal has been adequately analyzed and disclosed in compliance with NEPA. This impact is analyzed in the FPEIS/EIR. Based on this analysis, the environmental impact of proceeding with the delivery of possession under the EDC is not sufficiently adverse to human health and the environment to outweigh the advantages to the community, and the public interest of the transfer of possession under the EDC and to prevent the proposed use of the property.
4. ENVIRONMENTAL CONDITION OF THE PROPERTY
     Based on a review of the Basewide FOSL, the EBS, SEBS, SSSEBS and VSIs/PSIs, the property is classified Environmental Condition Categories (ECC) 1 through 7.
     Cluster 6A. The overall ECC for the Cluster 6A footprint is category 7 (see Figure 5-1a of the Group 6 SSSEBS) because areas of soil and soil gas within the footprint are currently designated category 7. Buildings 19 and 56 are designated category 7 due to radiological data gaps. Facility, soil, and soil gas condition of property data gaps for the Cluster 6A property footprint are further explained in Section 6.0 of the SSSEBS.
     Cluster 6B. The overall ECC for the Cluster 6B footprint is category 6 (see Figure 5-lb of the Group 6 SSSEBS) because areas of soil gas and groundwater within the footprint are currently designated category 6.
     Cluster 6C. The overall ECC for the Cluster 6C footprint is category 6 (see Figure 5-1c of the Group 6 SSSEBS) because areas of soil, soil gas, and groundwater within the footprint are currently designated category 6.
     It should be noted that significant areas within the clusters are category 5 and 6. Remediation has already been initiated within large portions of these clusters where it is already known that remediation is necessary. The Contamination Status Maps are included in Chapter 5 of the SSSEBS.
     Definitions of the 7 ECCs are as follows:
     Category 1: Areas where no release or disposal of hazardous substances or petroleum products has occurred (including no migration of these substances from adjacent areas).
SFOSL for McClellan AFB Group 6 Facilities

     Category 2: Areas where only release or disposal of petroleum products has occurred.
     Category 3: Areas where release, disposal, and/or migration of hazardous substances has occurred, but at concentrations that do not require a removal or remedial response.
     Category 4: Areas where release, disposal, and/or migration of hazardous substances has occurred, and removal or remedial actions to protect human health and the environment have been taken.
     Category 5: Areas where release, disposal, and/or migration of hazardous substances has occurred, and removal or remedial actions are under way, but all required remedial actions have not yet been taken.
     Category 6: Areas where release, disposal and/or migration of hazardous substances has occurred, but required actions have not yet been implemented.
     Category 7: Areas that are not evaluated or require additional evaluation.

Environmental Condition of Property
Cluster	Overall Property Category
6A	7
6B	6
6C	6
5. LEASE RESTRICTIONS AND NOTIFICATIONS
     McClellan AFB is undergoing environmental cleanup to address contamination resulting from past activities. The Site-Specific Supplemental Environmental Baseline Survey (SSSEBS) for Group 6 Facilities and Associated Properties provides notification to the Lessee of the environmental condition of the property and potential risks to human health and the environment associated with environmental contamination. The environmental documents listed in Section 1 were utilized to identify environmental issues (see Attachment 3), which necessitate specific use restrictions under the Lease, as described in this document. Specifically, these include restrictions on groundwater usage and soil disturbing activities including drilling, excavation or removal of pavement. Any construction activity with a potential for soil disturbance must have prior written Air Force approval and coordination with applicable Federal and Sate regulatory agencies. The Air Force has determined that adherence to these lease restrictions is necessary to adequately protect human health and the environment until cleanup of the property is completed. Additional notification and lease restrictions are described as follows:
     5.1 Hazardous Substances Notification
          A hazardous substance notification must be given if hazardous substances in quantities exceeding 1,000 kilograms or the hazardous substance’s reportable quantity found at 40 CFR Part 302.4 (whichever is greater) were stored by the Air Force on the subject property for one (1) year or more, or were known to have been released, treated, or disposed of on the property.
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          Past activities on the property have included the storage of reportable quantities of hazardous substances as part of the industrial operations associated with the Group 6 facilities. A list of hazardous substances known to be stored on the property for a period of one (1) year or more is provided in Attachment 4, Notice of Hazardous Substances Stored. There were reported releases on the property and a Notice of Hazardous Substances Released is provided in Attachment 5. The property contains some level of contamination by hazardous substances (further addressed in Section 5.2, Installation Restoration Program (IRP) and Areas of Concern [AOCs]). Hazardous substance notice will be given in the lease documents of the type and quantity of hazardous substances and the time at which storage for one (1) year or more, release, or disposal took place.
     5.2 Installation Restoration Program (IRP) and Areas of Concern (AOCs)
          There are IRP sites and adjacent IRP sites that impact the property to be leased. These IRP sites are listed below and are further discussed in Section 3.6 of the accompanying Group 6 SSSEBS. The Air Force has evaluated the risks associated with these sites and has determined that this property can be used pursuant to the proposed lease, with the specified use restrictions identified below, with acceptable risk to human health or the environment and without interference with the environmental restoration process.
          SSSEBS Figures 3-la, 3-2a, and 3-3a show the cluster footprint and the locations of the Cluster 6A, 6B, and 6C IRP sites. SSSEBS Figures 3-lb, 3-2b, and 3-3b identify the contamination status of facilities within the footprint; further information regarding facility contamination status for the Cluster 6A, 6B, and 6C property footprint is provided in SSSEBS Section 5.0. SSSEBS Figures 3-1(c-e), 3-2(c-e), and 3-3(c-e) identify the contamination status of soil, soil gas, and groundwater, respectively, within the Cluster 6A, 6B, and 6C property footprint. SSSEBS Figure 5-1(a-c) shows the overall composite contamination status of property within the footprint, taking into account reported facility, soil, soil gas, and groundwater releases or contamination.
          SSSEBS Tables 3-4 through 3-6 provide the contamination status information for soil, soil gas, and groundwater for IRP and other sites and property that fall within or overlap the Cluster 6A, 6B, and 6C footprint. Contaminants of concern (COCs) listed in these tables are only those contaminants used to assign the current category; they do not necessarily mean that an action level or preliminary remediation goal (PRG) has been exceeded. The COCs listed also do not necessarily include all contaminants of potential concern (COPCs) identified for the site. Discussions within SSSEBS Section 3.6 focus specifically on soil, soil gas, and groundwater contamination findings for IRP sites and property within the Cluster 6A, 6B, and 6C footprint.
          Contamination levels are described in comparison to criteria used for site categorization and are further described in the Base Realignment and Closure (BRAC) Cleanup Plan. These comparison levels are: (1) the residential PRGs for metals and organic compounds in soil, (2) the Tri-Regional Board Guideline of 100 mg/kg for only Total Petroleum Hydrocarbons (TPH) (gasoline and diesel) in soil, (3) 1,000 parts per billion-volume (ppbv) for Volatile Organic Compounds (VOCs) in soil gas (or 5,000 ppbv for Freon® or 1,000,000 ppbv for TPH), and (4) maximum contaminant levels (MCLs) for groundwater. As part of the remedial investigation for some IRP sites on base, soil samples were analyzed for VOCs. Therefore, for VOC
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concentrations that were reported in soils, residential PRGs for VOCs were also used as criteria for the site’s soil categorization.
          Historical contaminant releases (e.g., discharges exceeding reporting limits from facility activities resulting in soil, soil gas, and groundwater contamination) have been identified for Clusters 6A, 6B, and 6C.
          Based on the information and evaluation described in SSSEBS Section 3.6, a potential risk to public health from exposure to soil, soil gas, and groundwater exists at some locations within Cluster 6A, 6B and 6C. The identified exposure routes would be one or several of the following: (1) inhalation of contaminated vapors; (2) dermal contact with contaminated soil, and ingestion of soil; and/or (3) groundwater. The potential for human exposure could be realized by removal of the pavement over areas of contaminated soil or by use of groundwater for industrial or domestic purposes. Consequently, restrictions will be placed on excavation and drilling activity as well as drinking or using groundwater (including the installation of water supply wells) within the subject property footprint. These activities as well as any other intrusive activities may be conducted only with prior written approval of the Air Force, in consultation with the BRAC Cleanup Team or other regulatory agencies. Additional groundwater and VOC vadose zone remediation actions to protect human health and the environment will be addressed in the VOC record of decision (ROD) planned for completion in June 2001. The lessee will be advised through the lease process that some or all the response actions to be undertaken with respect to the Federal Facilities Agreement or the McClellan AFB IRP may impact the lessee’s quiet use and enjoyment of the leased area. Potential future risks from adjacent properties are discussed in SSSEBS Section 4.1.1.
          It should be noted that for all clusters the issue of allowable concentrations of volatile organics in shallow soil has not been resolved. There could be Regulatory Agency restrictions on the use of Buildings 24 and 310 based on concerns of the quality of indoor air due to the migration of volatile organics in the shallow subsurface. Where data gaps exist, information gathered during the closure of these data gaps could affect the conclusion of the risk assessment. There is a potential risk to the public or to worker health from exposure to indoor soil gas due to high concentrations (i.e., >1,000 ppbv) of VOCs reported in shallow soil gas beneath Buildings 24 and 310 (SA 037 and SA 053, respectively). Due to the potential risk from indoor soil gas exposure, McClellan AFB (Bioenvironmental Engineering [SGPB]) will perform indoor air sampling within Buildings 24 and 310 to determine if there are any measurable VOC concentrations. The Air Force is conducting an evaluation of this potential hazard prior to building lease to determine the potential for human health risks as a result of soil gas migration.
          The Lessee will be advised through the Lease documents of the locations of past, present, and future remedial actions/investigations for Clusters 6A, 6B and 6C. The standards to which the Group 6 IRP sites will be remediated will be selected and documented in a Final Record of Decision (ROD). The ROD will select remedies and cleanup standards for specific IRP sites, rather than entire reuse clusters. If the Lessee proposes to use the property for any type of residential use or for occupancy by children under the age of seven years, the Lessee must first notify and obtain the approval of the Air Force, which approval shall be subject to regulatory consultation by U.S. Environmental Protection Agency Region IX, the California Department of Toxic Substance Control, and the California Regional Water Quality Control Board (Central
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Valley Region). Any request for property use as a residential or child-occupied facility must be accompanied by either an adequate risk assessment supported by data or a description of cleanup conducted, including post cleanup sampling, to make property suitable for the intended reuse.
          The Lessee will be required under the Lease to comply with the provisions of any health and safety plans in effect under the IRP. The Lessee will be advised through the Lease that some or all of the response actions to be undertaken with respect to the Federal Facilities Agreement or the McClellan AFB IRP may impact the Lessee’s quiet use and enjoyment of the leased area. The Lessee will be restricted from conducting any type of excavation, digging, drilling, or other ground disturbing activity without prior written Air Force approval and Air Force consultation with applicable Federal and State regulatory agencies.
          Provisions will be placed in the Lease to allow the Air Force and regulatory agencies unrestricted access to the leased property to conduct necessary investigation and/or cleanup activities, as well as, provisions to ensure that environmental investigations and remedial activities will not be disrupted at any time. Such provisions include, but are not limited to, prohibiting activities that could disrupt any remediation activities or jeopardize the effectiveness of those remedies, such as: (1) surface application of water that could impact the migration of contaminated groundwater; (2) subsurface drilling or use of groundwater unless the Air Force, after consultation with the regulators, determines that there will be no adverse impacts on the cleanup process; or (3) construction that would interfere with, negatively impact, or restrict access for cleanup work. The Lease will reserve non-exclusive right to allow continued access for the Air Force (or its designated contractor) and regulatory agencies to monitor the effectiveness of cleanup, perform five-year reviews, and/or take additional remedial or removal actions.
          Since groundwater clean-up standards have not been established via a final Record of Decision, there is a potential risk associated with the use of groundwater for all groundwater environmental condition category 3 property. Therefore, restrictions on groundwater use will be placed on those areas designated environmental condition category 3 as it relates to groundwater as well as areas of groundwater in which MCLs have been exceeded. Also, it should be mentioned that a Sacramento County ordinance codifies a prohibition against drilling drinking water supply wells on and in the vicinity of McClellan AFB.
          5.2.1 The following IRP sites are located within or overlap the Cluster 6A footprint:
               SA 049, SA 035, PRL S-014, SA 050, SA 041, SA 034, SA 038, SA 037, SA 040, SA 048, SA 053, SA 059, SA 058, SA 045, PRL S-020, and SA 109. Section 3.6.1 of the SSSEBS describes and evaluates these sites in detail. TPH in soil has been reported at concentrations greater than Tri-Regional Board Guidelines within the Cluster 6A property footprint. PCBs, cadmium, lead, chromium, VOCs, cyanide, benzene, and metals have been reported at concentrations greater than residential PRGs within Group 6A. In addition, VOC concentrations (TCE, 1,1-DCE, cis-1,2-DCE, carbon tetrachloride, propene, chloroform, and benzene) greater than 1,000 ppbv and for Freon® 113 and Freon ® 11 at concentrations greater than 5,000 ppbv have been reported in soil gas within the Cluster 6A property footprint. Current
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groundwater data indicate that groundwater contamination is present beneath a majority of the Cluster 6A property footprint at concentrations greater than MCLs.
               There are no landfills within 1,000 feet of facilities in Clusters 6A; structural monitoring requirements pursuant to CCR, Title 27, Section 66265 are not required.
          5.2.2 The following site is located within the Cluster 6B footprint:
               AOC H-10. Section 3.6.2 of the SSSEBS describes and evaluates this site in detail.
               TPH in soil has been reported at concentrations greater than Tri-Regional Board Guidelines within the Cluster 6B property footprint. TCE, carbon tetrachloride, 1,1-DCE, and cis-1,2-DCE have been reported at concentrations greater than residential PRGs in soil gas within the Cluster 6B property footprint. Current groundwater data indicates that groundwater contamination is present beneath the Cluster 6B property footprint at concentrations greater than MCLs.
               There are no landfills within 1,000 feet of facilities in Clusters 6B; structural monitoring requirements pursuant to CCR, Title 27, Section 66265 are not required.
          5.2.3 The following IRP sites are located within or overlap the Cluster 6C footprint:
               PRL L-001, AOC G-l, PRL S-042, AOC G-2, AOC H-1, PRL S-047, and AOC H-12. Section 3.6.3 of the SSSEBS describes and evaluates these sites in detail.
               Total petroleum hydrocarbons as diesel (TPHD) in soil has been reported at concentrations greater than Tri-Regional Board Guidelines within the Cluster 6C property footprint. Semi-volatile organic compounds (SVOC) (i.e., polyaromatic compounds [PAH)), arsenic, and manganese are greater than residential PRGs in some areas. In addition, VOC concentrations of TCE, BTEX and chloroform greater than 1,000 ppbv have been reported in soil gas within Cluster 6C. Current groundwater data indicate that groundwater contamination is present beneath Cluster 6C at concentrations greater than MCLs.
               There is one landfill site (IRP site AOC G-1) within 1,000 feet of buildings/facilities in Cluster 6C. The landfill site and buildings within 1,000 feet are described as follows:
               AOC G-1 is located within 1,000 feet of Buildings/Facilities 558, 563, 564, 565, 1010, 1017, 1019, 1040, 1041, 1042, 1043, 1044, 1045, 1047, 1050, 1056, 1058, 1059, 1060, 1061, 1403, 1405, 1406, 1407, 1410, 1412, 1420, 1423, 1425, 1430, 1434, 1435, 1436, 1438, 1439, 1440, 1441, 1442, 1445, 1455, 1457, 1458, 1470, and 1472. AOC G-1 is located in the northeast corner of the base, covering the northern section of Cluster 6C. Two landfills were reportedly located within this site from approximately 1966 to 1984 and reportedly contained buried debris and trash. (AOC G-1 is also the site of a former small arms firing range.) TCE soil gas contamination was reported at one RI sampling location within the site. However, no soil gas plume was identified during the RI of AOC G-1. Based on RI soil gas results for this site
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and criteria presented in the 1999 Quality Assurance Project Plan (QAPP) (June 1999), there is no soil gas source area at AOC G-1. Therefore, there is no indication of any subsurface landfill gas migration from this site toward the subject property footprint, and structural monitoring requirements pursuant to CCR, Title 27, Section 66265, are not required.
     5.3 Oil/Water Separators
               An inactive oil/water separator (OWS) exists within the Group 6C facilities at Building 900. It is addressed within SSSEBS Section 3.1.5.4 and described within SSSEBS Appendix A, Table 3-2. Locations of the wastewater collection items are identified in SSSEBS Figures 1-3a through 1-5d in Section 1.0 and described in Table 3-2 in Appendix A. The Lessee will be advised through lease documents of the location of the OWS.
               This non-permitted OWS was properly investigated and cleaned to prevent any accidental releases from the OWS that may pose risks to human health and the environment. The sump and associated IWL were grouted after cleaning.
               The Lease will restrict the Lessee from using the OWS. The Lessee will be allowed to install OWSs that comply with Federal, State, and local environmental regulations on a case-by-case basis, subject to written approval by the Air Force. The Lessee will be responsible for obtaining any required permits for operating such OWSs.
     5.4 Underground and Aboveground Storage Tanks (UST and AST)
          Storage tanks are located on the property as indicated in SSSEBS Section 3.7 and SSSEBS Appendix A Table 3-7 and 3-8. As previously indicated in Section 5.2 above, the Lessee will be restricted from conducting any subsurface excavation, digging, drilling, or other ground disturbing activities without prior written approval from the Air Force. Provisions will be placed in the Lease to allow the Air Force unrestricted access to the storage tank sites to conduct investigations and/or cleanup activities.
          The Lessee shall be restricted from using any existing underground and aboveground storage tanks within the leased property, unless the Air Force, in its sole discretion, grants its approval, in writing subject to the following criteria: (1) the tanks must be pressure tested and found to be in operational compliance with applicable Federal, State, and local laws and regulations, and tank and piping system integrity must meet all 1998 Resource Conservation and Recovery Act (RCRA) environmental standards; (2) the tanks must be needed to support reuse on McClellan AFB; (3) cleanup of IRP sites in the vicinity linked with tanks should be completed, and regulatory approval on formal site close-out must be obtained prior to the proposed reuse of any such tanks linked to IRP sites (if applicable). In addition, the Lease will contain a list of tanks that are not available for reuse. The Lessee will be allowed use of only those USTs that have received an Air Force waiver for reuse. The Air Force is responsible for remediating contamination caused by ASTs and USTs within the Group 6 property footprint.
          It should be noted that ASTs referred to in this section are permanent (non-portable) ASTs used to store hazardous materials, hazardous wastes, or petroleum products, and do not include any permanent or non-permanent ASTs used for non-hazardous materials storage or portable ASTs used for hazardous waste storage (e.g., bowsers or holding tanks).
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          Fourteen ASTs containing hazardous materials, petroleum products, waste oil, and wastewater were identified within the Group 6 property footprint. All ASTs will be cleaned and left in place before turnover to the new users, except for those diesel fuel ASTs that will be transferred to tie new user in their current condition.
          All formerly used USTs within the Group 6 property footprint have been removed or filled with concrete and abandoned in place. All UST removals and abandonments were under the purview of the Central Valley Regional Water Quality Control Board (CVRWQCB).
     5.5 Radiological
          Radiological substances have been used, stored, and released within the Group 6 facilities as described in Section 3.8 of the SSSEBS. SSSEBS Figures 3-4a, 3-4b and 3-4c at the end of SSSEBS Section 3.0 identify locations of use, storage, and release areas for radiological concerns.
          Radiological clearance by the Radioisotope Committee (RIC), the California Environmental Protection Agency Department of Toxic Substances Control (DTSC), and the California Department of Health Services is required before Buildings 19 and 56 can be conveyed to Sacramento County by a lease supplement. It is estimated that Building 56 will be cleared for reuse in February 2001 while clearance on Building 19 is expected in June 2001. SSSEBS Table 3-10 provides a schedule for when this facility will be surveyed and released for reuse. SSSEBS Section 3.8 identifies steps required to clear radiological areas for unrestricted use.
     5.6 Asbestos-Containing Material (ACM)
          This section describes the presence and condition of asbestos-containing material (ACM) at facilities within the Group 6 SSSEBS property footprint. ACM is present in the facilities within this property as indicated in SSSEBS Section 3.11. Specific locations of ACM can be found in the Basewide Asbestos Survey (Lee & Ro, 1996). A copy of this document is available for review at the McClellan AFB EM office and has been provided to the County of Sacramento. The Basewide Asbestos Survey effort did not include an evaluation of exterior facility materials such as roofing materials and exterior siding. Unless otherwise noted, it should be assumed that the exterior materials of Group 6 facilities have ACM.
          Assessments of Group 6 facilities are currently being conducted to determine potential ACM hazards. As part of these assessments areas of torn, exposed, or damaged insulation, ceiling or floor tiles, baseboards, sheetrock, transite siding, window caulking, or taping compound are evaluated for potential ACM. Damaged areas of asbestos will be repaired or removed in accordance with criteria developed by the McClellan AFB asbestos team and coordinated with the BRAC Cleanup Team (BCT) prior to lease or transfer of the facility. Criteria developed are based on whether or not the damaged areas of asbestos present an occupational health hazard.
          The Lease will require the Lessee to assume all responsibility for ACM in the facilities within this property including the requirement to monitor the condition of existing ACM and comply with all applicable laws and regulations relating to ACM. The Lease will also require
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the Lessee to remove or remediate any ACM which, during the period of the Lease, becomes damaged or deteriorated. The Lease will also require the Lessee to submit an appropriate asbestos disposal plan to the Air Force for approval prior to conducting any remediation activities.
     5.7 Lead-Based Paint (LBP) — [Other Facilities]
          Lead-based paint exists within Group 6 facilities as indicated in SSSEBS Section 3.12 and SSSEBS Appendix A, Table 3-11.
          The Lessee will be notified through lease documents of the presence of LBP in these facilities. The Lease will restrict construction, alteration, or modification (to include paint stripping or sanding) without prior testing of the paint and notification of and written approval by the Air Force prior to the initiation of the activity. The Lessee will be responsible for managing all LBP and potential LBP in compliance with all applicable laws and regulations.
          The Lease will require the Lessee to permanently abate all LBP hazards in accordance with standards established pursuant to state law or the Residential Lead-Based Paint Hazard Reduction Act of 1992 (Title X of Public Law 102-550) prior to the use of the facilities for residential habitation or common use of the property by children under seven years of age (such as a child care center).
     5.8 Lead-Based Paint (LBP) — [High-Priority Facilities]
          Lead-based paint exists within housing units (officer and enlisted) on the property as indicated in SSSEBS Section 3.12.
          The Lessee will be notified through lease documents of the presence of LBP in these facilities. The Lease will restrict construction, alteration, or modification (to include paint stripping or sanding) without prior testing of the paint and notification of and written approval by the Air Force prior to the initiation of the activity. The Lessee will be responsible for managing all LBP and potential LBP in compliance with all applicable laws and regulations.
          The Lease will require the Lessee to permanently abate all LBP hazards in accordance with standards established pursuant to state law or the Residential Lead-Based Paint Hazard Reduction Act of 1992 (Title X of Public Law 102-550) prior to the use of the facilities for residential habitation or common use of the property by children under seven years of age (such as a child care center).
     5.9 Polychlorinated Biphenyls (PCBs)
          SSSEBS Section 3.13 describes the current or former presence of any PCB oil transformers, equipment and waste storage areas within the Group 6 property footprints. There are no documented past spills of PCB-containing materials in Group 6 facilities.
          Light ballasts in facilities constructed prior to 1979 are suspected of containing PCB oils, unless the facility has undergone light retrofitting. Besides facility age, ballast appearance was also used as criteria for suspecting the possibility of PCB oils in the ballasts.
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          Serviceable PCB-containing equipment is not known to be present on the property to be leased. The Lease will restrict the Lessee from disturbing, repairing, or modifying suspected PCB-containing equipment without prior notification and approval by the Air Force.
     5.10 Air Conformity/Air Permits
          The Air Force has maintained air emission permits from the Sacramento County Air Quality Management District for the property as indicated on SSSEBS Table 3-13. These permits are for sources such as internal combustion engines, boilers, a paint booth, boilers, a shredder, a cyclone dust filter, a fuel dispensing systems, etc. The Lease will require the Lessee to obtain the necessary air emission and operating permits prior to any new operations.
     5.11 Flood Plains
          SSSEBS Section 3.1.4 describes floodplain conditions for each Group 6 cluster property footprint. Floodplain information was derived from the final McClellan AFB Interim Basewide RI Report, Part 1 — General Framework (June 1997). The presence of creeks is discussed where a nearby creek has been identified as part of the floodplain area in which a facility is located.
          Property within Cluster 6A is located within a 100-year floodplain. The parking lot south of Facility 347-D is located within a 100-year floodplain. The portion of Magpie Creek running through the southern part of the cluster also lies within the 100-year floodplain.
          No facilities or associated property within Cluster 6B or 6C lie within a 100-year floodplain.
     5.12 Hazardous Waste Management (by Lessee)
          The Lessee is anticipated to eventually use hazardous materials on the property to be leased. The Air Force must satisfy the requirements of 10 United States Code Section 2692 prior to allowing any storage, treatment, or disposal of toxic or hazardous materials on Air Force-owned property by the Lessee or sublessee. The Lessee will be required through the Lease to comply with all applicable laws and regulations pertaining to the use, storage, treatment, disposal, and transportation of hazardous materials and will be required to maintain and make available to the Air Force all records, inspection logs, and manifests which document compliance. The Lessee will be required to have an approved plan for responding to hazardous waste, fuel, or other chemical spills prior to commencement of operations on the leased property. Furthermore, tie Lessee will be required to construct and operate their own hazardous waste storage facilities and obtain all required permits. The DoD-approved Conditions 10.13 and 10.14 in the master lease between the Air Force and Sacramento County do not allow the Lessee or sublessee to use Government hazardous waste storage facilities and Air Force accumulation points for the storage of hazardous waste. A waiver from DoD must be obtained prior to allowing the Lessee or sublessee to use Government hazardous waste storage facilities or Air Force accumulation points for the storage of hazardous waste.
     5.13 Historic Property
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          SSSEBS Section 3.1.3 describes historic property for each Group 6 cluster property footprint. Cultural resources at McClellan AFB are those facilities that have been designated as having historical significance. Facilities of historical significance are part of the historic district and must be maintained in accordance with the State Historic Preservation Office (SHPO) approved Maintenance Manual and Preservation Guidelines. A programmatic agreement (PA) approved by the Advisory Council on Historic Preservation and the SHPO was signed in April 1999. The PA defines historic preservation requirements for future users and incorporates the requirements of the SHPO-approved Maintenance Manual and Preservation Guidelines. The following identifies the cultural resources identified for each Group 6 cluster property footprint:
          Cluster 6A: Buildings/Facilities 14, 20, 23, 24, 25, 26, 262-A, 262-B, 264, 269-B, 269-C, 269-D, 269-E, 269-F, 269-G, 269-H, 27, 28, 310, 53, and 54.
          Cluster 6B: Buildings/Facilities 1, 10, 100, 101, 102, 103, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 3, 4, 70, 71, 72, 73, 74, 75, 76, 77, 78, 79, 80, and 94.
          Cluster 6C: No buildings or facilities of historical significance have been identified in Cluster 6C.
          The Lessee will be restricted under the Lease from conducting any alterations, construction, demolition, excavation, ground-disturbing activities, or any other actions that would affect the integrity or appearance of the historic property without prior approvals as described in the PA. Furthermore, the Lease will require the Lessee to take action to protect the historic property from the elements, vandalism, and arson.
     5.14 Stormwater
          The stormwater system is a collection of drainage ditches, surface drains, and lined and unlined creeks for rainwater runoff. The stormwater system is separate from the industrial and sanitary wastewater systems. Currently, the Air Force holds one National Pollutant Discharge Elimination System (NPDES) permit for all stormwater discharges on base property. New users will be required to obtain their own stormwater discharge permits and be responsible for complying with NPDES requirements under those permits. Specific stormwater discharge findings for Group 6 facilities are discussed as in SSSEBS Section 3.1.5.5.
     5.15 Sanitary Sewer and Industrial Waste Systems
          Currently, sanitary wastewater entering the sanitary sewer collection system is conveyed via gravity-assisted sewer lines to Sacramento County interceptor lines located near the boundary of the base. County interceptor lines, in turn, transport sanitary wastewater to the Sacramento Regional Wastewater Treatment Plant (SRWTP) located near the southern boundary of McClellan AFB. McClellan AFB currently has one basewide sewer discharge permit from the Sacramento Regional County Sewer District (SRCSD) and has obtained a final wastewater discharge permit (Permit No. 433003) from the SRCSD for eight wastewater generation points (seven discharge locations and one regional wastewater connection) to discharge sanitary and industrial wastewater through its two collection systems to SRWTP based on activities (processes) in accordance with pretreatment requirements specified in 40 Code of Federal Regulations (CFR) categories. There are numerous sanitary discharges that are permitted as a
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general discharge and meet the maximum total flow from the base that is allowed. Specific findings for sanitary sewer connections identified at facilities within each Group 6 cluster property footprint are discussed in SSSEBS Sections 3.1.5.2 and 3.1.5.3.
          Until 1999, McClellan AFB operated an industrial wastewater collection and treatment system to process all industrial wastewater generated on base before discharge to the SRWTP. Industrial wastewater collection was accomplished through approximately 30,000 feet of gravity-assisted line, referred to as the Industrial Waste Line (IWL). Four major lift stations and eight secondary lift stations assisted in delivering industrial wastewater through approximately 10,000 feet of 4- to 10-inch-diameter force mains. The IWL remains in place at this time. Portions of the IWL that exist within the Group 6 property footprints have been identified on SSSEBS Figures 1-5 (a through d) in SSSEBS Section 1.0. Cluster 6C contains portions of the IWL; Clusters 6A and 6B do not. There are no active or former IWTPs located in the Group 6 footprint.
          The basewide IWL inspection and repair effort was completed in September 1999. Cracks or breaks identified in base IWL pipelines by the basewide IWL assessments have been repaired. Further information regarding the locations and extent of pipeline repairs completed during the basewide IWL inspection and repair effort can be found in the final Basewide Industrial Waste Line Inspection Report for the IWL Mainline (September 1999) and the final Industrial Waste/Storm/Sanitary Sewer Floor Drain Inspection and Repair reports (various dates, see Table 3-1 in Appendix A of the SSSEBS for specific dates) for facilities within the Group 6 property footprint.
          IWL Mainline lift stations and associated IWL sumps were identified within the Group 6 cluster property footprints. These items are discussed further in SSSEBS Section 3.1.5.4.
          To minimize the potential for waste water contamination from reuse of IWLs to exacerbate existing soil or groundwater contamination, the Lease will require the Lessee and its sublessees to place only sewageable water into the IWLs, unless otherwise approved by the Air Force in writing. Sewageable water is defined as wastewater that complies with all applicable wastewater pretreatment and discharge permit standards and requirements. The Lease will require the Lessee or Sublessee to submit an application for discharging to the regional sanitary sewer system before conducting any operations that discharge to the sanitary sewer system or the industrial waste line. The Lessee or Sublessee will be required to meet all applicable wastewater discharge permit standards. Provisions shall also be included within the Lease for unrestricted access to the IWL to conduct inspections, sampling, monitoring, and further investigations or cleanup. The Lease will provide the Air Force with the right to obtain and inspect any Lessee or Sublessee records that are relevant to ensuring compliance with the above. The Lease will also require the Lessee or its sublessees to annually certify that no material will be discharged into the IWLs unless it is sewageable water.
     5.16 Biological Resources
          Biologically sensitive habitats (one vernal pool and one seasonal wetland) are located in Cluster 6C northeast of building 1434. There are no sensitive habitats located immediately adjacent to the Cluster 6A, 6B, and 6C property footprints (see Figure 1-2). However, biological
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resources including two creeks (Second Creek and Magpie Creek) are located within the property footprints of Clusters 6A and 6C. The burrowing owl (Speotyto cunicularia), a California species of special concern, is known to build nests in creek outfalls and along creek channels in several locations on the east side of the base. Two burrowing owl nests have been identified along Second Creek on the east side of the base.
          Mitigation measures as cited in the EIS/EIR apply to sensitive habitat areas identified within the Cluster 6C property footprint. Possession of sensitive habitat areas within this cluster will not be conveyed until formal consultation with the U.S. Fish and Wildlife Service (FWS) is completed and a Biological Opinion is rendered by the FWS. This opinion will be used to determine requirements for protection of wetlands, vernal pools, annual grasslands, and burrowing owl habitat.
          The Lease will require the Lessee to ensure adequate protection by preventing degradation of sensitive biological resources (including annual grasslands, and burrowing owl habitat) as described on Figure 4.4.5-1 of the FPEIS/EIR. Adequate protection includes but is not limited to prevention of degradation of biological resources, including vernal pools and other wetlands. The Lessee will be required to minimize the destruction, loss, or degradation of wetlands within the property to be leased. The Lessee will be required to contact the Army Corps of Engineers (USACE), U.S. Environmental Protection Agency (U.S. EPA), Fish and Wildlife Service (USFWS), and California Department of Fish and Game (CDFG) when planning projects that may affect wetlands and obtain Air Force approval prior to conducting any new construction in wetland areas. Furthermore, the Lease will require the Lessee to obtain all necessary permits or waivers under Section 404 of the Clean Water Act.
          Specific biological resources findings for each cluster are described as follows:
          Cluster 6A: Burrowing owls have been sighted within creek outfall drains within the cluster footprint. A segment of Magpie Creek runs through the southern portion of the Cluster 6A footprint.
          Cluster 6B: No biologically sensitive habitat or sensitive biological species have been identified/sighted on the property within Cluster 6B. There are no creeks present within the Cluster 6B footprint.
          Cluster 6C: A vernal pool and seasonal wetland are located northeast of building 1434. Burrowing owls have been sighted within creek outfall drains within the cluster footprint. A segment of Second Creek runs through the Cluster 6C footprint. Building 920 is within 100 feet of Second Creek.
6. REGULATOR COORDINATION
     The Department of Toxic Substances Control; the Regional Water Quality Control Board, Central Valley Region; and the United States Environmental Protection Agency were notified in July 2000 of the initiation of this SFOSL and were invited to participate in preparing the working draft document. Consolidated draft documents were provided in July 2000 for formal review and comment. Regulator comments were received in September 2000 and were incorporated or addressed in the document. A draft final SFOSL to support possession of property in accordance
SFOSL for McClellan AFB Group 6 Facilities

with the Master Lease was provided for final coordination in October 2000. The regulators documented (via regular and e-mail letters) by December 2000 that their comments had been adequately addressed. Copies of the regulator letters on the final review are found in Attachment 6 with the responses shown in Attachment 7.
7. UNRESOLVED REGULATOR COMMENTS
     All comments provided by the regulators were addressed and/or incorporated in this document. There were no unresolved comments.
8. FINDING OF SUITABILITY TO LEASE
     Based on the foregoing information and analysis, I find this property is suitable for delivery of possession and that environmental conditions do not present an unacceptable risk to human health or the environment, subject to the Supplemental Lease containing appropriate restrictions on the activities of future recipients as addressed above.

10 January 2001	/s/ ALBERT F. LOWAS JR

Date	ALBERT F. LOWAS JR
Director
Air Force Base Conversion Agency
Attachments:
1. Fig. 1 — Group 6 Property Location Map (1 page)
2. Fig. 2 — Facility Cluster Location Map (1 page)
3. Environmental Factors Considered
4. Hazardous Substances Stored
5. Notice of Hazardous Substance Release
6. Regulator Letters
7. Response to Regulator Comments
SFOSL for McClellan AFB Group 6 Facilities

SFOSL GROUP 6
PROPERTY FOOTPRINT LOCATION BY CLUSTER

N
MAIN INSTALLATION
Legend
Cluster Boundary
Buildings/Structures
CLUSTER 6C
CLUSTER 6B
Peacekeeper Gate
CLUSTER 6A
City of Sacramento City Limits
City of Sacramento City Limits

Attachment 1

Attachment 1

SFOSL GROUP 6
PROPERTY FOOTPRINT LOCATION CLUSTERS 6A & 6B

N
CLUSTER 6B
CLUSTER 6A
PALM STREET
Parking
Parking
Legend
Cluster Boundary
Buildings/Structures

Attachment 2, Clusters 6A & 6B (Sheet 1 of 2)

Attachment 2, Cluster 6A & 6B (Sheet 1 of 2)

SFOSL GROUP 6
PROPERTY FOOTPRINT LOCATION CLUSTER 6C

N
CLUSTER 6C
RECREATION WAY
PRICE AVE
34TH STREET
PARKING
GATE
1066
9075
1470
1446
1445
1440
1472
1428
1436
1434
1430
1412
1429
1050
1048
1056
1060
1040
1420
1422
1410
1427
1425
1407
1403
1401
1437
JAMES WAY
920
924
922
900
946
945
947
944
948
907
905
989
956
PALM STREET
DUDLEY BLVD
Legend
Cluster Boundary
Buildings/Structures

Attachment 2, Cluster 6C (Sheet 2 of 2)

Attachment 2, Cluster 6C (Sheet 2 of 2)

Lease
Restriction or
Notification
Required?		Environmental Factors Considered
No	Yes
	*	Environmental Restoration, Hazardous Substances Petroleum:

	X	Hazardous Substances (Notification)

	X	Installation Restoration Program (IRP) and Areas of Concern

X		Medical/Biohazardous Wastes

	X	Oil/Water Separators (OWS)

X		Unexploded Ordnance

	X	Radioactive & Mixed Wastes

	X	Storage Tanks (UST/ASTs)

Disclosure Factors/Resources:

	X	Asbestos

X		Drinking Water Quality

	X*	Indoor Air Quality

	X	Lead-Based Paint (High-Priority Facilities)

	X	Lead-Based Paint (Other Facilities)

	X	PCBs

X		Radon

Other Factors:

	X	Air Conformity/Air Permits

X		Energy (Utilities)

	X	Flood plains

	X	Hazardous Waste Management (By Lessee)

	X	Historic Property (Archeological/Native American, Palentological)

X		OSHA (Occupational Safety & Health Administration)

X		Outdoor Air Quality

X		Prime/Unique Farmlands:

	X	Sanitary Sewer Systems and Industrial Waste Line(Wastewater)

	X	Biological Resources

X		Septic Tanks (Wastewater)

X		Solid Waste

X		Transportation

*	Buildings 24 and 310 have potential indoor air quality concerns due to high VOC concentrations in shallow soil gas (see Section 5.2).
SFOSL for McClellan AFB Group 6 Facilities

Table 1 — Notice of Hazardous Substances Stored
McClellan AFB Group 6 Facilities
     Notice is hereby given that the following table and information provided from the Supplemental EBS contain a hazardous substances that have been stored for more than one year or more on McClellan Air Force Base, notice of and the dates that such storage took place. The information contained in this notice is required under the authority of regulations promulgated under section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA or “Superfund”) 42 U.S.C., section 9620(h).

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6A	262-B	Acetic Acid	64197	10	BT	1995
6A	262-B	Cadmium and non/AFMC-20 Compounds	7440439	2	PG	1994
6A	262-B	Diethylene Glycol	111466	10	BT	1995
6A	262-B	Diethylene Glycol	111466	4	DR	1994
6A	262-B	Ethylene Glycol	107211	8	DR	1994
6A	262-B	Ethylene Glycol	107211	10	BT	1995
6A	262-B	Glycol Ethers and non/AFMC-20 Compounds		4	CN	1994
6A	262-B	Isopropyl Alcohol	67630	2	GL	1995
6A	262-B	Isopropyl Alcohol	67630	20	BT	1995
6A	262-B	Lead and non/AFMC-20 Compounds	7439921	2	PG	1994
6A	262-B	Lead and non/AFMC-20 Compounds	7439921	7	CA	1995
6A	262-B	Mercury and non/AFMC-20 Compounds	7487947	10	PG	1994
6A	262-B	Methanol	67561	14	TU	1994
6A	262-B	Methanol	67561	4	CN	1994
6A	262-B	Phosphorus (yellow or white)	7723140	2	DR	1995
6A	262-B	Phosphorus (yellow or white)	7723140	14	DR	1994
6A	262-B	Potassium Hydroxide	1310583	4	CN	1994
6A	262-B	Potassium Hydroxide	1310583	8	PG	1994
6A	262-B	Xylene and non/AFMC-20 Compounds		4	CN	1994
6A	262-B	Zinc and non/AFMC-20 Compounds	7440666	20	DR	1995
6A	262-B	Zinc and non/AFMC-20 Compounds	7446200	140	DR	1994
6A	262-B	Zinc and non/AFMC-20 Compounds	7446200	12	PG	1994
6A	263-B	Mercury and non/AFMC-20 Compounds	7487947	12	PG	1995
6A	263-B	Potassium Hydroxide	1310583	12	PG	1995
6A	263-B	Zinc and noniAFMC-20 Compounds	7440666	12	PG	1995
6A	263-C	Acetic Acid	64197	18	BT	1994
6A	263-C	Acetic Acid	64197	9	BT	1995
6A	263-C	Diethylene Glycol	111466	9	BT	1995
6A	263-C	Diethylene Glycol	111466	18	BT	1994
6A	263-C	Ethylene Glycol	107211	9	BT	1995
6A	263-C	Ethylene Glycol	107211	18	BT	1994
6A	263-C	Isopropyl Alcohol	67630	18	BT	1995
6A	263-C	Isopropyl Alcohol	67630	36	BT	1994
6A	263-D	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	1	CO	1994
6A	263-D	Formaldehyde	50000	1	QT	1994
6A	263-D	Glycol Ethers and non/AFMC-20 Compounds		1	CO	1994
6A	263-D	Isopropyl Alcohol	67630	2	CO	1994
6A	264	1,1,1-Trichloroethane	71556	192	BX	1995
6A	264	1,1,1-Trichloroethane	71556	6	KT	1995
6A	264	1,2,4-Trimethylbenzene	95636	10	GL	1994
6A	264	Acetic Acid	64197	29	BT	1995
6A	264	Acetic Acid	64197	6	KT	1994
SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6A	264	Acetic Acid	64197	152	KT	1994
6A	264	Acetic Acid	64197	30	KT	1995
6A	264	Acetic Acid	64197	74	BT	1994
6A	264	Acrylic Acid	79107	40	BT	1994
6A	264	Aluminum Oxide (Fibrous Forms)	1344281	46	CO	1994
6A	264	Ammonia	7664417	93	GL	1994
6A	264	Ammonia	7664417	96	BT	1994
6A	264	Ammonia	7664417	90	GL	1995
6A	264	Ammonia	7664417	6	GL	1995
6A	264	Ammonium Chloride	12125029	3	CO	1995
6A	264	Ammonium Hydroxide	1336216	186	GL	1994
6A	264	Ammonium Hydroxide	1336216	3	PT	1994
6A	264	Ammonium Hydroxide	1336216	180	GL	1995
6A	264	Ammonium Hydroxide	1336216	12	GL	1995
6A	264	Antimony	7440360	12	PT	1994
6A	264	Benzene	71432	30	PT	1995
6A	264	Benzoic Acid	65850	40	TU	1995
6A	264	Butane	106978	30	PT	1994
6A	264	Butane	106978	1000	GL	1994
6A	264	Butane	106978	60	CN	1994
6A	264	Butyl Benzyl Phthalate	85687	12	GL	1994
6A	264	Cadmium and non/AFMC-20 Compounds	7440439	90	PG	1994
6A	264	Cadmium and non/AFMC-20 Compounds	7440439	112	PG	1995
6A	264	Calcium Hypochlorite	7778543	24	DR	1994
6A	264	Calcium Hypochlorite	7778543	1	CO	1995
6A	264	Calcium Hypochlorite	7778543	24	DR	1995
6A	264	Chlorine	7782505	31	GL	1994
6A	264	Chlorine	7782505	39	BX	1995
6A	264	Chlorine	7782505	186900	LB	1994
6A	264	Chlorine	7782505	42000	LB	1995
6A	264	Chlorine	7782505	252	BX	1994
6A	264	Chlorine	7782505	2	GL	1995
6A	264	Chlorine	7782505	30	GL	1995
6A	264	Chlorpyrifos	2921882	10	GL	1994
6A	264	Chlorpyrifos	2921882	9	BX	1994
6A	264	Chromium and non/AFMC-20 Compounds	7440473	150	LB	1995
6A	264	Chromium and non/AFMC-20 Compounds	7440473	46	CO	1994
6A	264	Cumene	98828	10	GL	1994
6A	264	Cyclohexanone	108941	2	KT	1995
6A	264	Cyclohexylamine	108918	46	DR	1994
6A	264	Cyclohexylamine	108918	52	DR	1995
6A	264	Di(2-Ethylhexyl) Phthalate	117817	11	LB	1994
6A	264	Di(2-Ethylhexyl) Phthalate	117817	1	LB	1994
6A	264	Di(2-Ethylhexyl) Phthalate	117817	4	GL	1995
6A	264	Dibutyl Phthalate	84742	4	BX	1995
6A	264	Dibutyl Phthalate	84742	9	BX	1994
6A	264	Dibutyl Phthalate	84742	2	BX	1994
6A	264	Dibutyl Phthalate	84742	10	GL	1995
6A	264	Dichlorodifluoromethane	75718	96	BX	1995
6A	264	Dichlorvos	62737	24	BX	1995
6A	264	Diethylene Glycol	111466	12	BX	1995
6A	264	Diethylene Glycol	111466	29	BT	1995

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6A	264	Diethylene Glycol	111466	74	BT	1994
6A	264	Diethylene Glycol	111466	5	BX	1994
6A	264	Diethylene Glycol	111466	23	QT	1995
6A	264	Diethylene Glycol Monobutyl Ether	112345	7	CN	1995
6A	264	Diethylene Glycol Monobutyl Ether	112345	16	CN	1994
6A	264	Dodecylbenzenesulfonic Acid	27176870	12	BX	1994
6A	264	D-Trans Allethrin	28057489	24	BX	1995
6A	264	Epichlorohydrin	106898	4	BX	1995
6A	264	Epichlorohydrin	106898	4	BX	1994
6A	264	Ethylbenzene	100414	12	GL	1994
6A	264	Ethylbenzene	100414	2	KT	1995
6A	264	Ethylene Glycol	107211	12	BX	1995
6A	264	Ethylene Glycol	107211	12	BX	1995
6A	264	Ethylene Glycol	107211	5	GL	1994
6A	264	Ethylene Glycol	107211	36	CN	1995
6A	264	Ethylene Glycol	107211	48	PT	1994
6A	264	Ethylene Glycol	107211	414	PT	1994
6A	264	Ethylene Glycol	107211	29	BT	1995
6A	264	Ethylene Glycol	107211	210	GL	1994
6A	264	Ethylene Glycol	107211	72	PT	1995
6A	264	Ethylene Glycol	107211	12	BX	1994
6A	264	Ethylene Glycol	107211	86	BT	1994
6A	264	Ethylene Glycol	107211	5	BX	1994
6A	264	Ethylene Glycol	107211	46	QT	1995
6A	264	Ethylene Glycol	107211	72	PT	1995
6A	264	Ethylene Glycol	107211	79	CN	1994
6A	264	Ethylene Glycol	107211	3	DR	1995
6A	264	Ethylene Glycol	107211	12	CN	1994
6A	264	Ethylene Glycol	107211	10	GL	1995
6A	264	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	7	CO	1995
6A	264	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	3	DR	1995
6A	264	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	41	CO	1994
6A	264	Ferrosilicon (Silicon/Silicon Alloys (As Si)	8049170	46	CO	1994
6A	264	Ferrous Sulfate	7782630	150	BG	1995
6A	264	Ferrous Sulfate	7782630	10	BG	1994
6A	264	Ferrovanadium	11147867	46	CO	1994
6A	264	Formaldehyde	50000	2	GL	1994
6A	264	Formaldehyde	50000	96	BT	1994
6A	264	Freon 113	76131	4	BX	1995
6A	264	Freon 113	76131	9	BX	1994
6A	264	Freon 113	76131	2	BX	1994
6A	264	Glycol Ethers and non/AFMC-20 Compounds		8	CN	1995
6A	264	Glycol Ethers and non/AFMC-20 Compounds		194	GL	1994
6A	264	Glycol Ethers and non/AFMC-20 Compounds		3	DR	1995
6A	264	Glycol Ethers and non/AFMC-20 Compounds		7	CO	1995
6A	264	Glycol Ethers and non/AFMC-20 Compounds		45	CN	1994
6A	264	Glycol Ethers and non/AFMC-20 Compounds		70	GL	1995
6A	264	Glycol Ethers and non/AFMC-20 Compounds		4	GL	1995
6A	264	Glycol Ethers and non/AFMC-20 Compounds		41	CO	1994
6A	264	Hexane (N-Hexane)	110543	4	BX	1995
6A	264	Hexane (N-Hexane)	110543	9	BX	1994
6A	264	Hexane (N Hexane)	110543	2	BX	1994

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6A	264	Hexane (N-Hexane)	110543	6	KT	1995
6A	264	Hexane (N Hexane)	110543	2	GL	1995
6A	264	Hydrogen Sulfide	7783064	1	CY	1994
6A	264	Iso-Butyl Acetate	110190	6	GL	1995
6A	264	Isopropyl Alcohol	67630	24	BX	1995
6A	264	Isopropyl Alcohol	67630	37	TU	1994
6A	264	Isopropyl Alcohol	67630	4	LB	1994
6A	264	Isopropyl Alcohol	67630	12	TU	1994
6A	264	Isopropyl Alcohol	67630	58	BT	1995
6A	264	Isopropyl Alcohol	67630	372	GL	1994
6A	264	Isopropyl Alcohol	67630	44	LB	1994
6A	264	Isopropyl Alcohol	67630	288	QT	1995
6A	264	Isopropyl Alcohol	67630	2	KT	1995
6A	264	Isopropyl Alcohol	67630	148	BT	1994
6A	264	Isopropyl Alcohol	67630	366	GL	1995
6A	264	Isopropyl Alcohol	67630	82	CO	1994
6A	264	Isopropyl Alcohol	67630	24	GL	1995
6A	264	Isopropyl Alcohol	67630	14	CO	1995
6A	264	Lead and non/AFMC-20 Compounds	7439921	74	EA	1994
6A	264	Lead and non/AFMC-20 Compounds	7439921	46	CO	1994
6A	264	Lead and non/AFMC-20 Compounds	7439921	90	PG	1994
6A	264	Lead and non/AFMC-20 Compounds	7439921	12	CN	1995
6A	264	Lead and non/AFMC-20 Compounds	7439921	2	KT	1995
6A	264	Lead and non/AFMC-20 Compounds	7439921	150	LB	1995
6A	264	Lead and non/AFMC-20 Compounds	7439921	112	PG	1995
6A	264	Malathion	121755	48	BX	1995
6A	264	Manganese	7439965	46	CO	1994
6A	264	Manganese	7439965	800	LB	1994
6A	264	Manganese	7439965	150	LB	1995
6A	264	MEK (Methyl Ethyl Ketone)	78933	120	CA	1995
6A	264	MEK (Methyl Ethyl Ketone)	78933	525	CA	1995
6A	264	MEK (Methyl Ethyl Ketone)	78933	4	LB	1994
6A	264	MEK (Methyl Ethyl Ketone)	78933	44	LB	1994
6A	264	MEK (Methyl Ethyl Ketone)	78933	6	KT	1995
6A	264	MEK (Methyl Ethyl Ketone)	78933	4	KT	1995
6A	264	Mercury and non/AFMC-20 Compounds	7487947	486	PG	1994
6A	264	Mercury and non/AFMC-20 Compounds	7487947	590	PG	1995
6A	264	Mercury and non/AFMC-20 Compounds	7487947	42	PG	1995
6A	264	Methanol	67561	2	CA	1995
6A	264	Methanol	67561	8	CN	1995
6A	264	Methanol	67561	36	TU	1994
6A	264	Methanol	67561	111	TU	1994
6A	264	Methanol	67561	42	GL	1994
6A	264	Methanol	67561	303	KT	1994
6A	264	Methanol	67561	31	GL	1994
6A	264	Methanol	67561	12	KT	1994
6A	264	Methanol	67561	197	KT	1995
6A	264	Methanol	67561	19	CN	1994
6A	264	Methanol	67561	60	GL	1995
6A	264	Methanol	67561	30	GL	1995
6A	264	Methylene Chloride	75092	96	BX	1995
6A	264	Methylene Chloride	75092	42	PT	1994

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6A	264	Methylene Chloride	75092	5	CN	1994
6A	264	MIBK (Methyl Isobutyl Ketone)	108101	6	PT	1994
6A	264	MIBK (Methyl Isobutyl Ketone)	108101	8	KT	1995
6A	264	MIBK (Methyl Isobutyl Ketone)	108101	4	GL	1995
6A	264	Perchloroethylene	127184	72	BX	1995
6A	264	Phenol	108952	72	BX	1995
6A	264	Phthalic Anhydride	85449	8	BX	1995
6A	264	Phthalic Anhydride	85449	4	BX	1994
6A	264	Phthalic Anhydride	85449	18	BX	1994
6A	264	Piperonyl Butoxide	51036	72	BX	1995
6A	264	Potassium Hydroxide	1310583	396	PG	1994
6A	264	Potassium Hydroxide	1310583	4	GL	1994
6A	264	Potassium Hydroxide	1310583	42	PG	1995
6A	264	Potassium Hydroxide	1310583	478	PG	1995
6A	264	Potassium Hydroxide	1310583	9	DR	1995
6A	264	Propoxur	114261	48	BX	1995
6A	264	Propylene (Propene)	115071	1000	GL	1994
6A	264	Pyrethrins	8003347	120	BX	1995
6A	264	Resmethrin ((5-Benzyl-3-Furyl)Methyl-2,2-Dimethyl-3-(2 Methy	10453868	96	BX	1995
6A	264	Saccharin (Manufacturing)	81072	12	BT	1994
6A	264	Silicon Tetrahydride	7803625	6	KT	1995
6A	264	Sodium Bisulfite	7631905	9	DR	1995
6A	264	Sodium Hypochlorite	7681529	169	BX	1995
6A	264	Sodium Hypochlorite	7681529	31	GL	1994
6A	264	Sodium Hypochlorite	7681529	1092	BX	1994
6A	264	Sodium Hypochlorite	7681529	30	GL	1995
6A	264	Sodium Hypochlorite	7681529	2	GL	1995
6A	264	Sulfur Dioxide	7446095	10000	LB	1994
6A	264	Sulfuric Acid	7664939	67	EA	1994
6A	264	Sulfuric Acid	7664939	2	DR	1995
6A	264	Toluene	108883	180	CA	1995
6A	264	Toluene	108883	875	CA	1995
6A	264	Toluene	108883	4	BX	1995
6A	264	Toluene	108883	1	LB	1994
6A	264	Toluene	108883	11	LB	1994
6A	264	Toluene	108883	54	PT	1994
6A	264	Toluene	108883	12	KT	1995
6A	264	Toluene	108883	2	BX	1994
6A	264	Toluene	108883	9	BX	1994
6A	264	Toluene	108883	10	CN	1994
6A	264	Toluene	108883	10	GL	1995
6A	264	Trichlorofluoromethane (CFC-11)	75694	120	BX	1995
6A	264	Xylene and non/AFMC-20 Compounds		2	LB	1994
6A	264	Xylene and non/AFMC-20 Compounds		22	LB	1994
6A	264	Xylene and non/AFMC-20 Compounds		36	PT	1994
6A	264	Xylene and non/AFMC-20 Compounds		87	GL	1994
6A	264	Xylene and non/AFMC-20 Compounds	1330207	2	KT	1995
6A	264	Xylene and non/AFMC-20 Compounds		65	CN	1994
6A	264	Xylene and non/AFMC-20 Compounds	1330207	437	GL	1995
6A	264	Zinc and non/AFMC-20 Compounds	7446200	46	CO	1994
6A	264	Zinc and non/AFMC-20 Compounds	7440666	12	CN	1995

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6A	264	Zinc and non/AFMC-20 Compounds	7446200	576	PG	1994
6A	264	Zinc and non/AFMC-20 Compounds	7440666	42	PG	1995
6A	264	Zinc and non/AFMC-20 Compounds	7440666	702	PG	1995
6A	269-B	Acetic Acid	64197	6	BT	1995
6A	269-B	Diethylene Glycol	111466	6	BT	1995
6A	269-B	Ethylene Glycol	107211	6	BT	1995
6A	269-B	Isopropyl Alcohol	67630	12	BT	1995
6A	269-C	Acetic Acid	64197	24	BT	1994
6A	269-C	Acetic Acid	64197	3	BT	1995
6A	269-C	Diethylene Glycol	111466	3	BT	1995
6A	269-C	Diethylene Glycol	111466	24	BT	1994
6A	269-C	Ethylene Glycol	107211	24	BT	1994
6A	269-C	Ethylene Glycol	107211	3	BT	1995
6A	269-C	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	1	CO	1994
6A	269-C	Glycol Ethers and non/AFMC-20 Compounds		1	CO	1994
6A	269-C	Isopropyl Alcohol	67630	2	CO	1994
6A	269-C	Isopropyl Alcohol	67630	6	BT	1995
6A	269-C	Isopropyl Alcohol	67630	48	BT	1994
6A	269-D	Acetic Acid	64197	5	BT	1995
6A	269-D	Ammonium Hydroxide	1336216	2	EA	1994
6A	269-D	Cadmium and non/AFMC-20 Compounds	7440439	4	PG	1994
6A	269-D	Diethylene Glycol	111466	5	BT	1995
6A	269-D	Ethylene Glycol	107211	5	BT	1995
6A	269-D	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	1	CO	1995
6A	269-D	Glycol Ethers and non/AFMC-20 Compounds		1	CO	1995
6A	269-D	Isopropyl Alcohol	67630	10	BT	1995
6A	269-D	Isopropyl Alcohol	67630	2	CO	1995
6A	269-D	Isopropyl Alcohol	67630	6	EA	1994
6A	269-D	Lead and non/AFMC-20 Compounds	7439921	4	PG	1994
6A	269-D	Mercury and non/AFMC-20 Compounds	7487947	20	PG	1994
6A	269-D	Mercury and non/AFMC-20 Compounds	7487947	48	EA	1995
6A	269-D	Potassium Hydroxide	1310583	16	PG	1994
6A	269-D	Potassium Hydroxide	1310583	24	EA	1995
6A	269-D	Resorcinol	108463	32	KT	1995
6A	269-D	Toluene	108883	8	KT	1995
6A	269-D	Zinc and non/AFMC-20 Compounds	7446200	24	PG	1994
6A	269-D	Zinc and non/AFMC-20 Compounds	7440666	24	EA	1995
6A	269-E	Acetic Acid	64197	2	BT	1995
6A	269-E	Diethylene Glycol	111466	2	BT	1995
6A	269-E	Ethylene Glycol	107211	2	BT	1995
6A	269-E	Isopropyl Alcohol	67630	4	BT	1995
6A	269-G	Acetic Acid	64197	7	BT	1995
6A	269-G	Cadmium and non/AFMC-20 Compounds	7440439	2	PG	1995
6A	269-G	Diethylene Glycol	111466	7	BT	1995
6A	269-G	Ethylene Glycol	107211	7	BT	1995
6A	269-G	Isopropyl Alcohol	67630	14	BT	1995
6A	269-G	Lead and non/AFMC-20 Compounds	7439921	2	PG	1995
6A	269-G	Mercury and non/AFMC-20 Compounds	7487947	10	PG	1995
6A	269-G	Potassium Hydroxide	1310583	8	PG	1995
6A	269-G	Zinc and non/AFMC-20 Compounds	7440666	12	PG	1995
6A	310	Acetic Acid	64197	8	KT	1994
6A	310	Aluminum (Fume Or Dust)	7429905	6	TU	1994

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6A	310	Butane	106978	72	PT	1994
6A	310	Butyl Benzyl Phthalate	85687	18	PT	1994
6A	310	Dichlorodifluoromethane	75718	6	PT	1994
6A	310	Hexane (N-Hexane)	110543	6	TU	1994
6A	310	Iso-Butyl Acetate	110190	12	PT	1994
6A	310	Isopropyl Alcohol	67630	12	PT	1994
6A	310	MEK (Methyl Ethyl Ketone)	78933	24	TU	1994
6A	310	MEK (Methyl Ethyl Ketone)	78933	36	PT	1994
6A	310	Methanol	67561	32	KT	1994
6A	310	Methylene Chloride	75092	30	PT	1994
6A	310	MIBK (Methyl Isobutyl Ketone)	108101	6	PT	1994
6A	310	Sec-Butyl Acetate	105464	6	PT	1994
6A	310	Toluene	108883	24	TU	1994
6A	310	Toluene	108883	132	PT	1994
6A	310	Xylene and non/AFMC-20 Compounds		96	PT	1994
6A	310	Zinc and non/AFMC-20 Compounds	7446200	6	TU	1994
6A	336	Acetic Acid	64197	3	GL	1995
6A	336	Ammonium Acetate	631618	8	EA	1995
6A	336	Ammonium Bisulfite	10192300	12	GL	1994
6A	336	Ammonium Sulfite	10196040	12	GL	1994
6A	336	Ammonium Sulfite	10196040	8	EA	1995
6A	336	Ammonium Sulfite	10196040	3	GL	1995
6A	336	Antimony	7440360	1	EA	1994
6A	336	Antimony Trioxide	1309644	60	QT	1995
6A	336	Arsenic	7440382	1	EA	1994
6A	336	Dichlorodifluoromethane	75718	4	CN	1995
6A	336	Diethylene Glycol	111466	3	BT	1995
6A	336	Diethylene Glycol	111466	12	EA	1995
6A	336	Ethylene Glycol	107211	16	EA	1994
6A	336	Ethylene Glycol	107211	3	BT	1995
6A	336	Ethylene Glycol	107211	6	EA	1995
6A	336	Glycol Ethers and non/AFMC-20 Compounds		16	EA	1994
6A	336	Hexane(N-Hexane)	110543	67	PT	1994
6A	336	Isopropyl Alcohol	67630	6	QT	1995
6A	336	Isopropyl Alcohol	67630	864	GL	1995
6A	336	Lead and non/AFMC-20 Compounds	7439921	60	QT	1995
6A	336	Lead and non/AFMC-20 Compounds	7439921	1	EA	1994
6A	336	MEK (Methyl Ethyl Ketone)	78933	54	QT	1995
6A	336	Methylene Chloride	75092	6	QT	1995
6A	336	Potassium Hydroxide	1310583	3	BT	1995
6A	336	Sodium Bisulfite	7631905	10	BT	1994
6A	336	Sodium Bisulfite	7631905	12	GL	1994
6A	336	Sodium Bisulfite	7631905	8	EA	1995
6A	336	Sulfuric Acid	7664939	1	EA	1994
6A	336	Toluene	108883	60	CA	1995
6A	336	Toluene	108883	48	QT	1995
6A	336	Trichlorofluoromethane (CFC-11)	75694	4	CN	1995
6A	336	Xylene and non/AFMC-20 Compounds	1330207	54	QT	1995
6A	338	Cadmium and non/AFMC-20 Compounds	7440439	1	PG	1994
6A	338	Lead and non/AFMC-20 Compounds	7439921	1	PG	1994
6A	338	Mercury and non/AFMC-20 Compounds	7487947	5	PG	1994
6A	338	Potassium Hydroxide	1310583	4	PG	1994

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6A	338	Zinc and non/AFMC-20 Compounds	7446200	6	PG	1994
6A	347-D	Acetic Acid	64197	4	BT	1995
6A	347-D	Acetic Acid	64197	1	BT	1994
6A	347-D	Diethylene Glycol	111466	4	BT	1995
6A	347-D	Diethylene Glycol	111466	1	BT	1994
6A	347-D	Ethylene Glycol	107211	4	BT	1995
6A	347-D	Ethylene Glycol	107211	1	BT	1994
6A	347-D	Isopropyl Alcohol	67630	8	BT	1995
6A	347-D	Isopropyl Alcohol	67630	2	BT	1994
6B	2	Acetic Acid	64197	1	BT	1994
6B	2	Diethylene Glycol	111466	1	BT	1994
6B	2	Ethylene Glycol	107211	1	BT	1994
6B	2	Hexane (N-Hexane)	110543	1	TU	1995
6B	2	Isopropyl Alcohol	67630	2	BT	1994
6B	2	MEK (Methyl Ethyl Ketone)	78933	2	TU	1995
6B	2	Toluene	108883	2	TU	1995
6B	2	Zinc and non/AFMC-20 Compounds	7440666	6	TU	1995
6B	3	Acetic Acid	64197	4	BT	1994
6B	3	Diethylene Glycol	111466	4	BT	1994
6B	3	Ethylene Glycol	107211	4	BT	1994
6B	3	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	1	CO	1994
6B	3	Glycol Ethers and non/AFMC-20 Compounds		1	CO	1994
6B	3	Isopropyl Alcohol	67630	2	CO	1994
6B	3	Isopropyl Alcohol	67630	8	BT	1994
6B	7	1-Propene, Polymer With Ehtene	9010791	36	QT	1994
6B	7	Acetic Acid	64197	1	BT	1994
6B	7	Acetic Acid	64197	9	BT	1994
6B	7	Acetic Acid	64197	2	BT	1995
6B	7	Chromium and non/AFMC-20 Compounds	7440473	4	CA	1995
6B	7	Diethylene Glycol	111466	4	CN	1994
6B	7	Diethylene Glycol	111466	1	BT	1994
6B	7	Diethylene Glycol	111466	2	BT	1995
6B	7	Diethylene Glycol	111466	9	BT	1994
6B	7	Ethylene Glycol	107211	2	BT	1995
6B	7	Ethylene Glycol	107211	1	BT	1994
6B	7	Ethylene Glycol	107211	9	BT	1994
6B	7	Ethylene Glycol	107211	24	CN	1994
6B	7	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	4	CO	1994
6B	7	Glycol Ethers and non/AFMC-20 Compounds		4	CN	1994
6B	7	Glycol Ethers and non/AFMC-20 Compounds		4	CO	1994
6B	7	Isopropyl Alcohol	67630	4	BT	1995
6B	7	Isopropyl Alcohol	67630	18	BT	1994
6B	7	Isopropyl Alcohol	67630	8	CO	1994
6B	7	Isopropyl Alcohol	67630	2	BT	1994
6B	7	Lead and non/AFMC-20 Compounds	7439921	2	EA	1995
6B	7	Lead and non/AFMC-20 Compounds	7439921	4	CA	1994
6B	7	Lead and non/AFMC-20 Compounds	7439921	12	EA	1995
6B	7	Lead and non/AFMC-20 Compounds	7439921	2	EA	1995
6B	7	Sodium Nitrite	7632000	4	CA	1995
6B	7	Sodium Phosphate, Tribasic	7758294	2	CN	1994
6B	7	Sulfuric Acid	7664939	2	EA	1995
6B	7	Sulfuric Acid	7664939	2	EA	1995

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6B	7	Sulfuric Acid	7664939	4	EA	1995
6B	7	Zinc and non/AFMC-20 Compounds	7446200	108	QT	1994
6B	8	Acetic Acid	64197	2	BT	1994
6B	8	Diethylene Glycol	111466	2	BT	1994
6B	8	Ethylene Glycol	107211	2	BT	1994
6B	8	Isopropyl Alcohol	67630	4	BT	1994
6B	10	Acetic Acid	64197	2	BT	1995
6B	10	Diethylene Glycol	111466	2	BT	1995
6B	10	Ethylene Glycol	107211	2	BT	1995
6B	10	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	13	CO	1994
6B	10	Glycol Ethers and non/AFMC-20 Compounds		13	CO	1994
6B	10	Isopropyl Alcohol	67630	26	CO	1994
6B	10	Isopropyl Alcohol	67630	4	BT	1995
6B	10	Mercury and non/AFMC-20 Compounds	7487947	24	PG	1995
6B	10	Mercury and non/AFMC-20 Compounds	7487947	150	PG	1995
6B	10	Potassium Hydroxide	1310583	24	PG	1995
6B	10	Potassium Hydroxide	1310583	150	PG	1995
6B	10	Zinc and non/AFMC-20 Compounds	7440666	24	PG	1995
6B	10	Zinc and non/AFMC-20 Compounds	7440666	150	PG	1995
6B	941	Acetic Acid	64197	2	BX	1994
6B	941	Ammonia	7664417	2	BX	1994
6B	941	Diethylene Glycol	111466	2	BX	1994
6B	941	Ethylene Glycol	107211	6	BX	1994
6B	941	Glycol Ethers and non/AFMC-20 Compounds		4	BX	1994
6B	941	Isopropyl Alcohol	67630	4	BX	1994
6B	942	Acetic Acid	64197	2	BT	1994
6B	942	Ammonium Hydroxide	1336216	1	PT	1994
6B	942	Diethylene Glycol	111466	2	BT	1994
6B	942	Ethylene Glycol	107211	2	BT	1994
6B	942	Isopropyl Alcohol	67630	4	BT	1994
6C	922	Acetic Acid	64197	5	BT	1994
6C	922	Acetic Acid	64197	7	BT	1995
6C	922	Diethylene Glycol	111466	5	BT	1994
6C	922	Diethylene Glycol	111466	7	BT	1995
6C	922	Ethylene Glycol	107211	7	BT	1995
6C	922	Ethylene Glycol	107211	5	BT	1994
6C	922	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	1	CO	1994
6C	922	Glycol Ethers and non/AFMC-20 Compounds		1	CO	1994
6C	922	Isopropyl Alcohol	67630	40	BX	1994
6C	922	Isopropyl Alcohol	67630	14	BT	1995
6C	922	Isopropyl Alcohol	67630	2	CO	1994
6C	922	Isopropyl Alcohol	67630	10	BT	1994
6C	929	Diphenylamine	122394	1	CN	1994
6C	929	Ethylene Glycol	107211	8	BT	1994
6C	929	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	7	CO	1994
6C	929	Glycol Ethers and non/AFMC-20 Compounds		7	CO	1994
6C	929	Isopropyl Alcohol	67630	14	CO	1994
6C	929	Lead and non/AFMC-20 Compounds	7439921	10	EA	1994
6C	929	Methanol	67561	7	GL	1994
6C	929	Sulfuric Acid	7664939	6	EA	1994
6C	946	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	15	CO	1994
6C	946	Glycol Ethers and non/AFMC-20 Compounds		15	CO	1994

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6C	946	Isopropyl Alcohol	67630	30	CO	1994
6C	1041	Dibutyl Phthalate	84742	5	BX	1995
6C	1041	Ethylbenzene	100414	2	DR	1995
6C	1041	Ethylbenzene	100414	96	KT	1995
6C	1041	Freon 113	76131	5	BX	1995
6C	1041	Hexane (N-Hexane)	110543	5	BX	1995
6C	1041	Isopropyl Alcohol	67630	48	KT	1995
6C	1041	MEK (Methyl Ethyl Ketone)	78933	8	DR	1995
6C	1041	MEK (Methyl Ethyl Ketone)	78933	96	KT	1995
6C	1041	MIBK (Methyl Isobutyl Ketone)	108101	96	KT	1995
6C	1041	Phthalic Anhydride	85449	10	BX	1995
6C	1041	Toluene	108883	96	KT	1995
6C	1041	Toluene	108883	8	DR	1995
6C	1041	Toluene	108883	5	BX	1995
6C	1041	Xylene and non/AFMC-20 Compounds	1330207	8	DR	1995
6C	1041	Xylene and non/AFMC-20 Compounds	1330207	96	KT	1995
6C	1042	Acetic Acid	64197	2	BT	1994
6C	1042	Acetic Acid	64197	3	BT	1995
6C	1042	Cadmium and non/AFMC-20 Compounds	7440439	9	PG	1994
6C	1042	Diethylene Glycol	111466	2	BT	1994
6C	1042	Diethylene Glycol	111466	3	BT	1995
6C	1042	Ethylene Glycol	107211	2	BT	1994
6C	1042	Ethylene Glycol	107211	3	BT	1995
6C	1042	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	1	CO	1995
6C	1042	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	4	CO	1994
6C	1042	Glycol Ethers and non/AFMC-20 Compounds		4	CO	1994
6C	1042	Glycol Ethers and non/AFMC-20 Compounds		1	CO	1995
6C	1042	Isopropyl Alcohol	67630	4	BT	1994
6C	1042	Isopropyl Alcohol	67630	2	CO	1995
6C	1042	Isopropyl Alcohol	67630	8	CO	1994
6C	1042	Isopropyl Alcohol	67630	6	BT	1995
6C	1042	Isopropyl Alcohol	67630	144	TU	1994
6C	1042	Lead and non/AFMC-20 Compounds	7439921	9	PG	1994
6C	1042	Mercury and non/AFMC-20 Compounds	7487947	45	PG	1994
6C	1042	Potassium Hydroxide	1310583	36	PG	1994
6C	1042	Toluene	108883	24	TU	1994
6C	1042	Xylene and non/AFMC-20 Compounds		24	TU	1994
6C	1042	Zinc and non/AFMC-20 Compounds	7446200	54	PG	1994
6C	1407	Acetic Acid	64197	18	BT	1995
6C	1407	Acetic Acid	64197	4	BT	1994
6C	1407	Acetic Acid	64197	6	BT	1995
6C	1407	Ammonium Hydroxide	1336216	6	JR	1995
6C	1407	Butane	106978	2	CN	1994
6C	1407	Cadmium and non/AFMC-20 Compounds	7440439	2	PG	1994
6C	1407	Dibutyl Phthalate	84742	1	BX	1995
6C	1407	Diethylene Glycol	111466	4	BT	1994
6C	1407	Diethylene Glycol	111466	18	BT	1995
6C	1407	Diethylene Glycol	111466	6	BT	1995
6C	1407	Ethylene Glycol	107211	18	BT	1995
6C	1407	Ethylene Glycol	107211	4	BT	1994
6C	1407	Ethylene Glycol	107211	6	BT	1995
6C	1407	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	8	CO	1994

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6C	1407	Freon 113	76131	1	BX	1995
6C	1407	Glycol Ethers and non/AFMC-20 Compounds		8	CO	1994
6C	1407	Hexane (N-Hexane)	110543	1	BX	1995
6C	1407	Isopropyl Alcohol	67630	36	BT	1995
6C	1407	Isopropyl Alcohol	67630	8	BT	1994
6C	1407	Isopropyl Alcohol	67630	12	BT	1995
6C	1407	Isopropyl Alcohol	67630	6	CN	1994
6C	1407	Isopropyl Alcohol	67630	6	JR	1995
6C	1407	Isopropyl Alcohol	67630	16	CO	1994
6C	1407	Lead and non/AFMC-20 Compounds	7439921	2	PG	1994
6C	1407	Mercury and non/AFMC-20 Compounds	7487947	6	PG	1995
6C	1407	Mercury and non/AFMC-20 Compounds	7487947	10	PG	1994
6C	1407	Mercury and non/AFMC-20 Compounds	7487947	15	PG	1995
6C	1407	Phthalic Anhydride	85449	2	BX	1995
6C	1407	Potassium Hydroxide	1310583	6	PG	1995
6C	1407	Potassium Hydroxide	1310583	15	PG	1995
6C	1407	Potassium Hydroxide	1310583	8	PG	1994
6C	1407	Toluene	108883	1	BX	1995
6C	1407	Toluene	108883	12	JR	1995
6C	1407	Zinc and non/AFMC-20 Compounds	7440666	6	PG	1995
6C	1407	Zinc and non/AFMC-20 Compounds	7446200	12	PG	1994
6C	1407	Zinc and non/AFMC-20 Compounds	7440666	15	PG	1995
6C	1412	Acetic Acid	64197	24	BT	1995
6C	1412	Diethylene Glycol	111466	24	BT	1995
6C	1412	Ethylene Glycol	107211	24	BT	1995
6C	1412	Isopropyl Alcohol	67630	48	BT	1995
6C	1412	Phosphoric Acid	7664382	20	BX	1995
6C	1412	Sodium Dodecylbenzenesulfonate	25155300	16	EA	1995
6C	1438	Acetic Acid	64197	12	BT	1994
6C	1438	Cadmium and non/AFMC-20 Compounds	7440439	5	PG	1994
6C	1438	Cadmium and non/AFMC-20 Compounds	7440439	1	PG	1995
6C	1438	Chlorine	7782505	30	BX	1994
6C	1438	Diethylene Glycol	111466	12	BT	1994
6C	1438	Ethylene Glycol	107211	12	BT	1994
6C	1438	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	7	CO	1995
6C	1438	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	18	CO	1994
6C	1438	Glycol Ethers and non/AFMC-20 Compounds		18	CO	1994
6C	1438	Glycol Ethers and non/AFMC-20 Compounds		7	CO	1995
6C	1438	Isopropyl Alcohol	67630	36	CO	1994
6C	1438	Isopropyl Alcohol	67630	14	CO	1995
6C	1438	Isopropyl Alcohol	67630	24	BT	1994
6C	1438	Lead and non/AFMC-20 Compounds	7439921	1	PG	1995
6C	1438	Lead and non/AFMC-20 Compounds	7439921	5	PG	1994
6C	1438	Mercury and non/AFMC-20 Compounds	7487947	25	PG	1994
6C	1438	Mercury and non/AFMC-20 Compounds	7487947	5	PG	1995
6C	1438	Potassium Hydroxide	1310583	20	PG	1994
6C	1438	Potassium Hydroxide	1310583	4	PG	1995
6C	1438	Sodium Hypochlorite	7681529	130	BX	1994
6C	1438	Zinc and non/AFMC-20 Compounds	7446200	30	PG	1994
6C	1438	Zinc and non/AFMC-20 Compounds	7440666	6	PG	1995
6C	1439	Ethylenediamine-Tetraacetic Acid (EDTA)	60004	12	CO	1994
6C	1439	Glycol Ethers and non/AFMC-20 Compounds		12	CO	1994

SFOSL for McClellan AFB Group 6

Facility			CAS		Quantity
Cluster	Facility	Hazardous Substance	Reg. No.	Quantity	Units[1]	Year Used
6C	1439	Isopropyl Alcohol	67630	24	CO	1994

[1]Note — Quantity Units are as follows:

BT - Bottle	CO - Container	GL - Gallon	QT - Quart
BX - Box	DR - Drum	LB - Pound	TU - Tube
CA - Can	DZ - Dozen	PG - Package
CN - Carton	KT - Kit	PT - Pint
S: 1-SFOSL/Groups/Frp6/Final/SFOSL/Atch 4

SFOSL for McClellan AFB Group 6

Attachment 5
Table 2 — Notice of Hazardous Substances Released
McClellan AFB Group 6 Facilities
     Notice is hereby provided that the following information from the Site Specific Supplement EBS provides notice of hazardous substances that are known to have been released on McClellan Air Force Base, and the dates the release took place. The information contained in this notice is required under the authority of regulations promulgated under section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA or “Superfund”) 42 U.S.C. section 9620(h).
     Releases of hazardous substances have occurred in the past resulting in contamination in the soil, soil gas, and groundwater. These substances are being cleaned up under the CERCLA Installation Restoration Program (IRP). See section 3.6 of the SSSEBS for a discussion of contaminants being addressed under the IRP.

			Quantity	Property/	RQ
Cluster			Release	Building	Exceeded
ID	Facility	Substance Spilled	(Ibs)	Affected	?	Spill Date	Comments
6A	15	Dry Chemical Fire	2	Property	No	5/2/1995	Released during fire suppression.
		Extinguisher
		(Potassium Bichromate)
6A	19	Waste Sodium	40	Building	No	10/31/1990	“Reactive Sol’n”, due to mixing of incompatible waste
		Hydroxide, Aluminum					streams, heat, gas generated, no other release.
		mixture.
6A	21	Propane Gas	<10	Property	No	4/11/1995	Cylinder overfilled, released pressure.
6A	21	Diesel Fuel	8	Property	No	8/20/1991	Automobile, leaking fuel line, onto pavement.
6A	21	“Sulfur Odor”	Unknown	Building	No	5/7/1996	“Sulfur odor” reported, no release identified.
6A	23	Hydraulic Fluid	210	Building	No	11/30/1998	Broken hydraulic line, cleaned up with absorbant.
6A	24	ABC Dry Chemical from	5	Property	No	11/10/1998	West side of bldg. — powder vacummed up.
		Fire Extinguisher
6A	26	Diesel	560	Property	No	2/5/1990	Overfill of UST.
6A	262-B	Battery Acid	24	Building	No	10/28/1988	Released during charging of SSUPS batteries.
6A	263-B	Compressor Oil	Unknown	Building	Unknown	12/4/1995	Equipment failure.
6A	263-B	Breaker Gell	< 1	Building	N/A	9/30/1996	Room 104, breaker failed, PCB ND.
6A	263-B	Ethylene Glycol	2	Property	Yes	2/26/1997	Leak from automobile onto pavement.
6A	269-B	Ethylene Glycol	8	Property	Yes	1/14/1994	Auto accident, release contained on pavement.
6A	269-B	Burned Transformer Oil	5	Building	No	2/20/1988	Transformer in basement, caught fire, non-PCB item.

SFOSL for McClellan AFB Group 6

			Quantity	Property/	RQ
Cluster			Release	Building	Exceeded
ID	Facility	Substance Spilled	(Ibs)	Affected	?	Spill Date	Comments
6A	269-D	“Natural Gas Odor”	Unknown	Building	No	7/16/1990	Area ventilated.
6A	269-D	N/A	N/A	N/A	N/A	4/16/1997	Automobile gasoline tank overfill onto pavement.
6A	269-F	Ammonia Solution	8	Property	No	4/14/1988	Anhydrous ammonia vent line filled with water condensate, released during repair of line.
6A	310	AFFF (Glycol Ether)	< 1	Property	Yes	4/29/1988	Leak from fire truck.
6A	334	Freon	24	Building	No	4/4/1988	Dropped container.
6A	347-D	Diesel / Motor Oil	Unknown	Property	Yes	3/25/1996	Magpie Creek near Bldg 347, diesel / motor oil in creek, from off-base, CRWQCB, DF&G, SAC Co. Haz Mat notified.
6A	53	Natural Gas Odor	Unknown	Building	Unknown	4/25/1991	Forklift ruptured a natural gas line.
6A	54	Hydraulic fluid or gasoline	16	Property	No	6/10/1998	Back lot - Hydraulic Fliud or Gasoline on parking lot no puddle only wet. Cleaned up with absorbant.
6A	54	Paint in dumpster	50	Property	No	1/23/1998	North side - Paint in pumster got rained on and the paint/rainwater leaked out of the dumpster onto the blacktop. Cleanup with kitty litter.
6B	10	Safrotin (flea spray)	Unknown	Building	Unknown	2/28/1996	Pesticide spray caused evacuation of bldg for several hours.
6B	102	Gasoline	2	Property	No	1/30/1987	Leak from automobile onto pavement.
6B	150	Halon Fire Extinguisher	12	Building	No	3/7/1997	Released during fire suppresion.
6B	150	Sewage	80000	Building	No	4/21/1996	Contained in basement.
6B	3	Diesel Fuel	15	Property	No	9/6/1988	Broken heavy equipment line.
6B	3	Natural Gas	Unknown	Building	Unknown	9/22/1988	Gas line ruptured during bldg renovation.
6B	4	Motor oil	4	Property	No	10/2/1997	POV leaked oil onto Peacekeeper Road, a few drops went into the drain. Speed dry was put on it.
6B	8	Gasoline	2	Property	No	2/23/1995	Release from automobile onto pavement.
6B	8	Hydraulic fluid	24	Property	No	6/15/1990	Equipment failure, release to pavement.
6B	89	Waste Paint	40	Property	Yes	8/18/1988	Paint from washing equipment next to bldg, released to ditch, visible behind 929.

SFOSL for McClellan AFB Group 6

			Quantity	Property/	RQ
Cluster			Release	Building	Exceeded
ID	Facility	Substance Spilled	(Ibs)	Affected	?	Spill Date	Comments
6B	941	Used Motor Oil	25	Property	No	9/5/1995	South of bldg, abandoned used motor oil, spilled into “plugged” drain, no release to storm drain system.
6C	1041	Ethylene Glycol	12	Building	Yes	10/10/1996	North of bldg, leak from automobile onto pavement.
6C	1059	Hydraulic Fluid	40	Property	No	7/10/1996	Behind Bldg 1048, equipment failure, fluid sprayed over 10 sf soil / rock area.
6C	1410	Gasoline	2	Property	No	3/12/1998	Gas leak from POV, cleaned up with absorbant material.
6C	1412	Spent Motor Oil	120	Property	No	4/13/1995	Used motor oil improperly disposed near dumpster
6C	1412	Sulfuric Acid,	20	Property	Yes	3/9/1995	Car fire, > 1 lb antifreeze.
		Ethylene Glycol
6C	1438	Gasoline	15	Property	No	4/23/1997	Near Bldg 1438, across Dudley Blvd.
6C	1439	Chlorine Gas	<1	Building	No	6/13/1995	Routine venting of pump unit tripped alarm, no other release determined.

6C	1439	Gasoline	1	Property	No	6/26/1995	Release from automobile onto pavement.
6C	1439	“Smoke / Fumes” Emanating From Sump	Unknown	Property	Unknown	8/11/1995	Undetermined source/cause, employees allowed to return to bldg after smoke/fumes dissipated.
6C	1439	Motor oil	8	Property	No	3/15/1996	Leak as result of automobile oil change, contained on pavement.
6C	900	Gasoline	8	Property	No	4/25/1994	Automobile tank overflow onto pavement.
6C	900	Hydraulic Fluid	80	Building	No	3/5/1998	Broken hydraulic line. Absorbant.
6C	900	Gasoline	15	Property	No	4/13/1995	Release from automobile onto pavement.
6C	900	Hydraulic Fluid	8	Property	No	7/30/1998	Oil found on the ground, was hydraulic fluid. Cleaned up with absorbant.
6C	900	Gasoline	75	Property	No	10/6/1995	South of bldg, automobile gas tank leak, contained on Pavement.
6C	922	Latex Paint	8	Property	No	3/3/1996	Approx 1 gal of paint from off-base, in creek near bldg 922, from freshly painted fence, wash-off during rain, Sac Co. Fire, Sherrif, Sac Co. Hazmat, DFG responded.
6C	924	Motor oil	<1	Property	No	2/2/1998	South side - Oil from POV drained into a pan then left in the street. Rain caused oil to spill from pan onto street. Absorbant used to clean up spill.

SFOSL for McClellan AFB Group 6

			Quantity	Property/	RQ
Cluster			Release	Building	Exceeded
ID	Facility	Substance Spilled	(Ibs)	Affected	?	Spill Date	Comments
6C	924	Sewage	Unknown	Both	Unknown	6/23/1997	Undetermined if sewage was actually released. RWQCB notified. awaiting fecal test results. (Potential NPDES violation)
6C	929	Florisene Dye	Unknown	Property	N/A	10/23/1987	Drainage ditch behind bldg, determined to be a dye.
6C	946	Sewage	Unknown	Building	No	10/10/1998	Sewage pipe blockage. Cleaned up, no EM issues
6C	947	Sewage	Unknown	Building	No	10/10/1998	Sewage pipe blockage. Cleaned up, no EM issues

Footnotes:
CSF	= Conforming Storage Facility	ND	= Not Detected
DRMO	= Defense Reutilization and Marketing Office	NRC	= Nuclear Regulatory Commission
DTSC	= Department of Toxic Substances Control	PCBs	= Polychlorinated Biphenyls
EM	= Environmental Management	PCE	= Perchloroethylene
GWTP	= Groundwater Treatment Plant	PPM	= Parts Per Million
HVAC	= Heating, Ventilation, and Cooling	PPB	= Parts Per Billion
IWL	= Industrial Wastewater Line	RQ	= Reportable Quantity
IWTP	= Industrial Wastewater Treatment Plant	RWQCB	= Regional Water Quality Control Board
MEK	= Methyl Ethyl Ketone	UST	= Underground Storage Tank
N/A	= Not Applicable	VOC	= Volatile Organic Compound
     Source: McClellan Air Force Base Environmental Management Spill Log Records, August 1999.

SFOSL for McClellan AFB Group 6

Attachment 6
REGULATORY LETTERS

SFOSL for McClellan AFB Group 6

California Regional Water Quality Control Board Central Valley Region Steven T. Butler, Chair

Winston H. Hickox	Sacramento Main Office	Gray Davis
Secretary for	Internet Address: http://www.swrcb.ca.gov/~rwqcb5	Governor
Environmental	3443 Routier Road, Suite A, Sacramento, California 95827-3003
Protection	Phone (916) 255-3000 • FAX (916) 255-3015
20 November 2000
Environmental Management
Attention: Mr. Phil Mook
SM-ALC/EMR
5050 Dudley Boulevard, Suite 3
McClellan AFB, CA 95652-1389
DRAFT FINAL SITE-SPECIFIC SUPPLEMENTAL ENVIRONMENTAL BASELINE SURVEY (SSSEBS) FOR GROUP 6 FACILITIES AND ASSOCIATED PROPERTIES (DSR# 415-3), McCLELLAN AIR FORCE BASE (AFB), SACRAMENTO COUNTY
Thank you for the opportunity to review the subject document (SSSEBS) that was submitted in Change-out Pages with Response to Comments on 20 October 2000 and 6 November 2000. The SSSEBS documents the current environmental condition of real property for the Group 6 facilities and associated pavement, parking, and land areas at McClellan AFB. We have reviewed the SSSEBS change-out pages and the responses to our comments on the draft. We have determined that our comments on the draft have been adequately addressed.
If you have any questions, please contact me at (916) 255-3069, or e-mail me at (taylorjd@rb5s.swrcb.ca.gov).
JAMES D. TAYLOR
Associate Engineering Geologist

cc:	Mr. Joe Healy, United States Environmental Protection Agency, San Francisco
Mr. Bill Kilgore, Department of Toxic Substances Control, Sacramento
Mr. Rick Solander, Environmental Management, McClellan AFB
Mr. Brian Hovander, AFBDA/DM, McClellan AFB

California Environmental Protection Agency

Recycled Paper

To:	ISMTP@ADMIN@AFBDA.HDQ["'farnham, april’”
<april_farnham@urscorp.com>],Brian Hovander@MCCLELLAN@AFBDA.DCM
From:	Richard.Solander@mcclellan.af.mil
Cc:
Subject:	FW: Group 6 Commnets
Attachment:
Date:	12/12/00 2:34 PM
Finally got it.
—Original Message—
From: Work.Michael@epamail.epa.gov [mailto: Work.Michael@epamail.epa.gov]
Sent: Tuesday, December 12, 2000 2:23 PM
To: Richard.Solander@mcclellan.af.mil
Cc: mmalinow@dtsc.ca.gov; bkilgore@dtsc.ca.gov;
dAlmeida.Carolyn@epamail.epa.gov; Healy.Joseph@epamail.epa.gov
Subject: Re: Group 6 Commnets
Hi Richard,
per our conversation of today, please accept this email communication as documentation of my determination that all EPA comments on Group 6 have been addressed. If you have any questions please email me or call me at 415-744-2392.
Richard.Solander@mcclellan.af.mil on 11/30/2000 07:14:44 AM

To:	mmalinow@dtsc.ca.gov

cc:	Joseph Healy/R9/USEPA/US@EPA, Carolyn dAlmeida/R9/USEPA/US@EPA, bkilgore@dtsc.ca.gov, Michael Work/R9/USEPA/US@EPA

Subject: Group 6 Comments
Fax to:
Mark,
As we discussed yesterday, comments on the Group 6 Draft Final Documents were due on 11/20/00. I know that Francesca has been on vacation. Could you please take a look at the Response to Comments and associated change-out pages and provide us a letter (email is fine). If you can’t locate the package we sent, I have an extra one. The Water Board has provided us a letter saying that all of their comments were adequately addressed.
For EPA: Michael Work has verbally indicated that our responses to comments were adequate. We need a letter (or email).
Thanks,
Rick

To:	Brian Hovander@MCCLELLAN@AFBDA.DCM
From:	Richard.Solander@mcclellan.af.mil
Cc:
Subject:	FW: Group 6 Comments
Attachment:
Date:	12/12/00 2:00 PM
DTSC comments on Group 6 Draft Final. They had no comments on the SFOSL.
—Original Message—
From: Mark Malinowski [mailto:MMalinow@dtsc.ca.gov]
Sent: Thursday, November 30, 2000 11:12 AM
To: Richard.Solander@mcclellan.af.mil
Cc: Bill Kilgore; work.michael@epa.gov;
dAlmeida.Carolyn@,epamail.epa.gov; healy.joseph@epamail.epa.gov
Subject: Re: Group 6 Commnets
Hello Rick. I reviewed the Response to Comments for the DTSC comments. Comments 1, 3, 4, 5, 6, 7, and 9 have been adequately addressed and the changes are fine. Comment 2 was regarding the groundwater maps and revised Figures 3-le, 3-2e and 5-lb were not included in the Revision pages. Figure 5-la of the revision appears to be exactly the same as the figure in the Draft SSEBS. I believe the groundwater figures need to be revised. Comment 8 regarding asbestos appears ok to me, but Francesca made the comment and I don’t know what she was looking for so I cannot address it. Comment 10. The response addresses part of the issue but I recommend the following minor change to the text. “Groundwater samples will be collected and analyzed to determine the extent of contaminants concentrations present in groundwater beyond PRL S-039. Comment 11. The response (refers to RWQCB’s comment #40) states a footnote has been added to Tables 3-4 and 3-5. Tables 3-4 and 3-5 were not included in the revision pages. I hope, being a footnote, that rather than printing the entire Table a single page be revised so that we only replace the last page of the appropriate Table.
Our Internet e-mail will be down starting at noon today until Monday so if you have a response, don’t hesitate to call me 255-3717. Thanks, MM
>>> Solander Richard V Civ SMALC/EMT <Richard.Solander@mcclellan.af.mil> 11/30/2000 7:14:44 AM >>>
Mark,
As we discussed yesterday, comments on the Group 6 Draft Final Documents were due on 11/20/00. I know that Francesca has been on vacation. Could you please take a look at the Response to Comments and associated change-out pages and provide us a letter (email is fine). If you can’t locate the package we sent, I have an extra one. The Water Board has provided us a letter saying that all of their comments were adequately addressed.
For EPA: Michael Work has verbally indicated that our responses to comments were adequate. We need a letter (or email).

California Regional Water Quality Control Board Central Valley Region Steven T. Butler, Chair

Winston H. Hickox	Sacramento Main Office	Gray Davis
Secretary for	Internet Address: http://www.swrcb.ca.gov/~rwqcb5	Governor
Environmental	3443 Routier Road, Suite A, Sacramento, California 95827-3003
Protection	Phone (916) 255-3000 • FAX (916) 255-3015
6 September 2000
Environmental Management
Attention: Mr. Phil Mook
SM-ALC/EMR
5050 Dudley Boulevard, Suite 3
McClellan AFB, CA 95652-1389
DRAFT SUPPLEMENTAL FINDING OF SUITABILITY TO LEASE (FOSL) FOR GROUP 6 FACILITIES (DSR# 416-1), McCLELLAN AIR FORCE BASE (AFB), SACRAMENTO COUNTY
Thank you for the opportunity to review the subject document (FOSL), submitted 27 July 2000. The FOSL documents specific environmental conditions and findings related to the delivery of possession of Group 6 facilities, McClellan AFB, to the County of Sacramento, under the terms of an Economic Development Conveyance. Our General and Specific Comments on the FOSL are provided below.
GENERAL COMMENTS
1.	Comments on the SSSEBS: Our comments (letter dated 6 September 2000) on the Draft Site-Specific Supplemental Environmental Baseline Survey for Group 6 Facilities and Associated Properties (SSSEBS) has noted numerous errors. Revisions to the Draft FOSL should consider the comments on the Draft SSSEBS by the regulatory agencies and be revised for consistency with the comments and revisions to the SSSEBS.

2.	Previous FOSL Comments: The draft of this FOSL was developed prior to the finalization of the FOSL for the Group 5 Facilities. The comments prepared for the Group 5 FOSL (letter dated 6 July 2000) should be considered during development of the draft final. Some of our Group 5 comments resulted in changes that should be carried through to the Group 6 and subsequent FOSLs. Our comments on previous Facility Group FOSLs (e.g., Group 4 FOSL comment letter dated 13 April 2000) should also be considered during development of the draft final.

3.	Contamination Level Site Categorization Criteria: The discussions in Sections 5.2.1 and 5.2.2 describe contaminants that exceed threshold categorization criteria. These sections list VOCs as exceeding both residential PRGs and 1,000 ppbv. The site categorization criterion

California Environmental Protection Agency

Recycled Paper

Draft FOSL for Group 6	- 2 -	6 September 2000
McClellan AFB
for VOCs (as stated on page 5, first full paragraph) is 1,000 ppbv. It is unclear if using both residential PRGs and the 1,000 ppbv threshold for VOCs is accurate or necessary. Please verify if the intent of the SSSEBSs and the FOSLs is to categorize VOCs using both residential PRGs and the 1,000 ppbv threshold criteria, and revise or clarify these documents accordingly.
SPECIFIC COMMENTS
1.	Section 1.1, page 1, last sentence: This sentence states that, “The County of Sacramento plans to continue to operate the subject property as industrial; however, the County’s reuse plan is undergoing revision.” The Group 6 facilities are located in areas that are potentially suitable for residential reuse or a mix of residential and industrial reuse. This statement should be checked for accuracy with the county’s reuse plans for areas that are suitable for industrial as well as residential reuse. We believe that most if the Group 6 facilities will have commercial reuse in addition to industrial reuse.

2.	Section 1.2, page 1, reference 8 at end of paragraph: We mistakenly provided an outdated reference to the Basin Plan. The correct reference and most recent revision to the Basin Plan is as follows:

Fourth Edition of the Water Quality Control Plan (Basin Plan) for the Sacramento River and San Joaquin River Basins, revised 15 September 1998

Please update this reference in the FOSL for Group 6.

3.	Section 5.2, page 4, first paragraph: This paragraph is missing information (3 sentences) that were included in the corresponding section of the Draft Final FOSL for Group 5. The missing sentences that should be included at the end of the first paragraph of Section 5.2 are as follows:

“However, it should be noted that for all clusters (6A, 6B & 6C) the issue of allowable concentrations of volatile organics in shallow soil has not been resolved. There could be Regulatory Agency restrictions on the use of some facilities based on concerns of the quality of indoor air due to the migration of volatile organics in the shallow subsurface. Where data gaps exist, information gathered during the closure of these data gaps could affect the conclusion of the risk assessment.”

We believe that this information is pertinent and should be included in the FOSL for Group 6. Please insert this information into the text at the referenced location (see above for reference).

4.	Section 5.2.1, page 6 and 7, first paragraph, last sentence on page 6 and continued at top of page 7: This sentence states that, “PCBs, cadmium, lead, chromium, ... have been reported at concentrations greater than residential PRGs within IRP Site SA 109 (Magpie Creek).” This statement singles out IRP Site SA 109 for discussion of constituents that are present in the Cluster 6A footprint. There are several other IRP sites within this cluster with constituents that are above threshold criteria. It appears that this section is inconsistent with the general nature of the discussion presented in previous FOSL group sections (e.g., corresponding

Draft FOSL for Group 6	- 3 -	6 September 2000
McClellan AFB
sections in FOSLs for Groups 4 and 5). Previous FOSL group sections discuss contaminants that are present in the group cluster in general, and not specific to any IRP site within that cluster. Please check this section discussion for consistency with previous FOSL group sections.

5.	Section 5.2.1, page 7, first full sentence at top of page: This sentence states that, “In addition, VOC concentrations (TCE, 1,1-DCE, cis-1, 2-DCE, carbon tetrachloride, Freon® 113, Freon ®11, propene, chloroform, and benzene) greater than 1,000 ppbv have been reported in soil gas within the Cluster 6A property footprint.” The site categorization criterion for Freonc (as stated on page 5, first full paragraph) is 5,000 ppbv. Please check this statement for accuracy and revise accordingly.

6.	Section 5.2.2, page 7, second paragraph, second sentence: This sentence states that, “TCE , carbon tetrachloride, 1,1-DCE, and cis-1,2-DCE have been reported at concentrations greater than residential PRGs have been reported in soil gas within the Cluster 6B footprint.” This sentence appears incomplete (i.e., missing some words) and may be inaccurate (see General Comment 3). Please revise this sentence for clarity and accuracy based on the response to General Comment 3.

7.	Section 5.4, page 8, first paragraph, last sentence and second paragraph first sentence: These two sentences state almost the same thing and appear to be redundant. Please delete one of the sentences if the sentences are redundant.

8.	Section 5.15, page 14 third paragraph and page 15 third paragraph: These two paragraphs state the same thing and appear to be redundant. Please delete one of the paragraphs if the paragraphs are redundant.
If you have any questions, please contact me at (916) 255-3069, or e-mail me at (taylorjd@rb5s.swrcb.ca.gov).
JAMES D. TAYLOR
Associate Engineering Geologist

cc:	Mr. Joe Healy, United States Environmental Protection Agency, San Francisco
Mr. Bill Kilgore, Department of Toxic Substances Control, Sacramento
Mr. Rick Solander, Environmental Management, McClellan AFB
Mr. Brian Hovander, AFBDA/DM, McClellan AFB

UNITED STATES ENVIRONMENTAL PROTECTION AGENCY Region 9 75 Hawthorne Street San Francisco CA 94105-3901
September 6, 2000
Air Force Base Conversion Agency
Attn: Tony Wong
3237 Peacekeeper Way, Room 108
McClellan AFB, CA 95652-1056

Subject:	EPA Comments on Draft SSSEBS Group 6 (July 2000) and Draft SFOSL for Group 6 Facilities (July 25, 2000)
Dear Tony:
Attached are comments from EPA’s contractor (TLI) and base closure specialists on the Draft SSSEBS/SFOSL for Group 6 facilities. I have reviewed these comments and am forwarding them to you as EPA’s official comments on the above documents.
Draft Site-Specific Supplemental Environmental Baseline Survey — Group 6
General Comments
1.	As stated in the guidance document Fast Track to FOST (Fall 1996), the analysis of intended use is based on a review of existing information. However, this document is silent on what information was reviewed which supports the conclusions regarding reuse.

2.	Figure 3-le, Cluster 6A — Groundwater Contamination Status Within and Adjacent to Property Footprint. The map indicates that portions of the groundwater contamination where a release has occurred are in property category 3, however, not in concentrations which will require remedial action. It is understood that this groundwater cleanup level issue is currently under dispute between the Air Force and the State. However, EPA is pleased to note that the Air Force has taken action to obviate the need for this dispute to settle prior to concurrence on this SFOSL by including the following language: “restrictions on the groundwater usage will be imposed on those areas designated a Category 3 contamination status” (reference SSSEBS page 3-37, Section 3.6.1, Risk Overview).
Specific Comments
1.	Page 3-8, Buildings 945, 946 and 947: The text indicates that the sump interiors were not inspected. Will there be a follow-up inspection prior to a potential lease agreement for these buildings?

2.	Page 3-13, Building 10: With regard to a spill, the text states that is not known if the reportable quantity was exceeded. What is the protocol for property classification in such cases?

3.	Page 3-62, Building 903: It is not clear in the text whether the loose floor tiles were confirmed positive by the McClellan AFB asbestos team. Please clarify in the next report.
Draft Supplemental Finding of Suitability to Lease — Group 6
1.	Page 6, Section 5.2, Final Paragraph: The text acknowledges that cleanup standards have not been established for groundwater and, as a result: “restrictions on groundwater use will be placed on areas designated environmental condition category 3.” EPA assumes that such restrictions will also include those areas of groundwater in which MCLs have been exceeded.

If you have any questions, please feel free to have your staff contact me at 415-744-2392.

Sincerely,

Michael Work
Remedial Project Manager
Federal Facilities Cleanup Branch
Superfund Division (SFD-8-3)

Enclosure

cc:	Randy Adams, DTSC	Alex MacDonald, RWQCB
	Paul Brunner, McAFB	Rick Solander, McAFB
	Bob Carr, EPA	Phil Mook, McAFB
Francesca Donofrio, DTSC

September 5, 2000
Mr. Michael Work (SFD-8-3)
U.S. Environmental Protection Agency
Region IX
75 Hawthorne Street
San Francisco, CA 94105

Subject:	Contract No. 68-W-98-0220 / WA No. 220-04-41NH McClellan Air Force Base; Review of the Draft Site-Specific Supplemental Environmental Baseline Survey (SSSEBS) for Group 6 Facilities
Dear Mr. Work:
Enclosed please find TechLaw’s evaluation of the Site-Specific Supplemental Environmental Baseline Survey (SSSEBS) and Supplemental Finding of Suitability to Lease (SFOSL) for Group 6 Facilities, located at the McClellan Air Force Base, dated July 2000.
This evaluation is being forwarded to you through electronic mail in WordPerfect® for Windows format. A hard copy of this deliverable was also submitted.
Thank you for the opportunity to provide U. S. EPA with technical oversight services at McClellan AFB. Should you have any questions, please feel free to contact me at (415) 281-8730 x 21.
Sincerely,
Jeff Raines, P.E.
Regional Manager

copies to:	Angela Commisso, U.S. EPA Region IX, w/o attachment Joseph Healy, U.S. EPA Region IX P. Brown-Derocher/Central Files

McCLELLAN AIR FORCE BASE
Sacramento, California
Group 6 Site Specific Supplemental
Environmental Baseline Survey
Submitted to:
Dr. Joseph Healy
EPA Work Assignment Manager
U.S. Environmental Protection Agency
Region IX SFD-8-1
75 Hawthorne Street
San Francisco, California 94105
Submitted by:
TechLaw Inc.
530 Howard Street
Suite 400
San Francisco, California 94105

EPA Work Assignment No.		220-04-41NH
Contract No.		68-W-98-0220
EPA WAM		Joseph Healy
Telephone No.		(415) 744-2211
TechLaw Site Manager		Jeff Raines
Telephone No.		(415) 281-8730 x 21
September 5, 2000

General Comments
1.	It is understood that the compilation of the Site Specific Supplemental Environmental Baseline Summary (SSS/EBS) took place over many months on a tight deadline and that not all of the available information could be incorporated into the document to meet the deadline. However, for the draft final SSS/EBS, please make sure that the following sections are updated:
•	Page ES-4, bullet for SA 058: Please assure that the OU A RICs information is incorporated — this information also must be added to page 6-1;

•	Page ES-4, last paragraph — to page ES-5: Please assure the figures are updated to incorporate the latest data — see also page 6-2;

•	Page ES-5, Cluster 6B: Please assure that the figures are updated — see also page 6-2;

•	Page ES-5, Cluster 6C: Please assure that the figures are updated — see also page 6-2;

•	Page ES-6, Conclusions: The conclusions are unclear regarding the status of the radiological data gap at Building 56. The text appears to be missing a reference to a FSSR released in August 2000;

•	Page 3-49, bullet for SA 109: Please assure that the OU A RICs information is incorporated;

•	Page 6-1, bullet for PRL L-002B (adjacent): please provide the status of the missing information;

•	Page 6-2, bullet for SA 101 (adjacent): please provide the status of the missing information.
2.	Because the SSS/EBS concentrates mainly on facilities, it is possible for non-facility areas within the Group 6 clusters to escape proper documentation. For example, SA109 (a portion of Magpie Creek in Group 6A) requires follow-up action, but is not listed in Table ES-3, apparently because it is not a facility. Please revise the SSS/EBS to assure that sites like SA109 are treated with the same thoroughness as the building sites within the Group 6 properties.

3.	The environmental condition maps are overlaid such that the highest numerical environmental category is shown on top. This results in large percentages of the figures in Section 3 to show grey, indicating Environmental Category 7, which is that the site has not been adequately characterized. It would seem that Category 5 (on-going cleanup of a hazardous condition) and Category 6 (existing hazardous condition with no remedial action in place) would be of greater interest to potential users of the facilities. Please revise the environmental condition maps to give greater precedence to Categories 5 and 6 than 7.
Specific Comments
1.	Figure 1-5D and Table ES-1: Table ES-1 indicates that Building 900 has a connection to the Industrial Waste Line (IWL), however Figure 1-5D does not indicate that a branch of the IWL passes near Building 900. Please resolve this discrepancy.

2.	Page 3-5, Section 3.1.5.3, Industrial Wastewater Discharges: This section isn’t clear regarding if industrial waste is currently flowing through underground pipes in the Group 6 area. Please revise the section to indicate if the IWL system is currently in use in the Group 6 area. In addition, if the Air Force intends to grout the IWL, connections to the Group 6 facilities to prevent future tenants from discharging waste to an inoperative system, which may be prudent, that should be indicated in the SSS/EBS and Table ES-3 should be updated to include grouting of IWL connections as an open item.

3.	Page 3-7, Building 1 Bullet: This bullet indicates that the sump drain will be re-routed to the sanitary sewer at some point in the future whereas Table ES-3 indicates that this action was taken on April 25, 2000. Please review Table ES-3 against the text of the SSS/EBS to assure that this and other discrepancies are rectified.

4.	Section 3.9, Medical/Biohazardous Waste: No medical waste is discussed in this section.

5.	SFSOL Attachment 3: As the risk posed by inhalation of VOC migrating from the vadose zone to buildings at McClellan is still under study, it may be premature to conclude that no notification regarding Indoor Air Quality is required. Please modify Attachment 3 to indicate that the study of risk due to shallow VOC in the vadose zone is still under study and that notification for indoor air quality may be required.

\

Mr. Paul Brunner
BRAG Environmental Coordinator
5050 Dudley Boulevard, Suite 3
McClellan Air Force Base, California 95652
DRAFT SITE-SPECIFIC SUPPLEMENTAL ENVIRONMENTAL BASELINE SURVEY AND DRAFT SUPPLEMENTAL FINDING OF SUITABILITY TO LEASE FOR GROUP 6 FACILITIES, McCLELLAN AIR FORCE BASE
Dear Mr. Brunner:
We have reviewed the above referenced documents in support of reuse for the Group 6 facilities. We provide the following comments for your review and consideration:
SSSEBS
1) As detailed in the documents, Group 6 contains approximately 170 facilities. Currently, DTSC has not had the opportunity to conduct walk-throughs on any of the buildings. Therefore, as we have discussed via electronic mail with the Air Force, Group 6 facilities are not available or suitable for new user occupancy until the walk-throughs have been completed.
2) Figures 3-le and 3-2e and 5-la and 5-lb (Cluster 6A and 6B Groundwater Contamination Status figures and Composite figures) need to be revised. It appears the existing groundwater maps were developed using only TCE, however in this area carbon tetrachloride exists which would alter the existing groundwater map. We understand that groundwater contaminated above MCLs needs to be depicted as Category 6 (red). The OU-A RICS (Figure 3.2) shows a groundwater map with carbon tetrachloride above MCLs. The extent of carbon tetrachloride above MCLs is much greater than the amount shown as Category 6 in the SSSEBS. Please correct the figures accordingly.
3) Page ES-2, Summary of Environmental Findings. The second paragraph does not contain the inclusion of “residential” in the narrative description of “like use”. Please edit this sentence accordingly.
4) Page ES-6, Conclusions. Please state if the radiological clearance has been completed for Building 56.
5) Page 3-2, 3.1.3., Cultural Resources. It is unclear as to when sensitive species have to be sighted in order to prove they exist in the area. While on site, DTSC staff have seen borrowing owls in drains in both the 6A and 6B clusters.
6) Page 3-36, 6A Groundwater Characterization. Please include a list of the contaminants present in groundwater.
7) Page 3-39, 6B Groundwater Characterization. Carbon tetrachloride is also present in groundwater under Cluster 6B. The MCL for carbon tetrachloride is 0.5 ug/I.

8) Page 3-51, Asbestos. While the text contains an extensive summary of the presence and condition of asbestos for most Group 6 facilities, the housing units are not discussed. In addition, Table ES-1 does not indicate the presence of asbestos in the housing units yet lists their age of construction as 1938, therefore it is highly probable the housing units contain asbestos. Please address this issue through narrative and in the table.
9) Page 3-69, Lead-Based Paint. DTSC will withhold further comment on this section until the results of the lead-based paint evaluation in the housing units have been completed. As the text states, the AF intends to incorporate the results of the lead-based paint evaluation into the draft final documents. Note: The summary of LBP on the interior and/or exterior of all non-housing units is adequate for purposes of this lease.
10) Page 4-29, Groundwater Contamination. Please correct or clarify the last sentence in the section that states “Two extraction wells are to be installed...to define the extent of the plum capture.” Explain how extraction wells will be used to define the extent of plume capture.
11) Appendix A, Section 3.6 IAP Tables, Table 3-4. Several entries in the “Remaining Data Gaps” column show “None” while the “Next Steps” column states “Complete the data gap RI...”. (e.g. SA-037, SA-049, SA-058 and SA-109, etc.) Please correct this discrepancy. If data gaps are being filled, then the Remaining Data Gaps column should be left blank.
SFOSL
     We do not have any comments on the SFOSL at this time. We withhold any comments until the results of the lead-based paint evaluation is presented for our review.
As always, if you have any questions or comments regarding this letter, please contact me at (916) 255-3603.
Sincerely,
Francesca D’Onofrio
Hazardous Substances Scientist

cc:	Ms. Carolyn d’Almeida
USEPA Region IX

Mr. Michael Work
USEPA Region IX

Mr. James Taylor
RWQCB

Attachment 7
RESPONSE TO COMMENTS

SFOSL for McClellan AFB Group 6 Facilities

Attachment 7
Response to Comments: California Regional Water Quality Control Board (September 6, 2000): Draft Supplemental Finding of Suitability to Lease for Group 6 Facilities.
     General Comments 1 & 2: Comments were noted and incorporated into the document.
     General Comment 3: Comment has been incorporated into Section 5.2, paragraph 4.
     Specific Comment 1: Comment has been incorporated into Section 1.1 of the document.
     Specific Comment 2: Comment has been incorporated into Section 1.2 of the document.
     Specific Comment 3: Comment has been incorporated into Section 5.2, paragraph 7.
     SFOSL Comments 4 & 5: Comments have been incorporated into Section 5.2.1.
     SFOSL Comment 6: Comment has been incorporated into Section 5.2.2.
     SFOSL Comment 7 & 8: Duplicate sentences have been removed from Sections 5.4 and 5.15.

Response to Comments: Environmental Protection Agency (September 6, 2000): Draft Supplemental Finding of Suitability to Lease for Group 6 Facilities.
SFOSL General Comment 1: Comment has been incorporated into Section 5.2. paragraph 11.

Response to Comments: Environmental Protection Agency/Tech Law (September 5, 2000): Draft Supplemental Finding of Suitability to Lease for Group 6 Facilities.
Specific Comment 5: Comment has been incorporated into Section 5.2, paragraph 7. Although it relates to “Indoor Air Quality” it would be redundant to address it twice. Therefore, it is addressed specifically under the most appropriate area of the Installation Restoration Program.

Response to Comments: CAL-DTSC (September 2000): Draft Supplemental Finding of Suitability to Lease for Group 6 Facilities.
The letter indicated that DTSC had no comments at this time.

Response to Comments: California Regional Water Quality Control Board (November 20, 2000): Draft Final Supplemental Finding of Suitability to Lease for Group 6 Facilities.
Letter concurred that their comments on the draft had been adequately addressed.

Response to Comments: Environmental Protection Agency (E-mail December 12, 2000): Draft Final Supplemental Finding of Suitability to Lease for Group 6 Facilities.
The EPA concurred that their comments on the draft had been adequately addressed.

Response to Comments: CAL-DTSC (E-mail November 30, 2000): Draft Final Supplemental Finding of Suitability to Lease for Group 6 Facilities.
CAL-DTSC indicated that they have no additional comments.

DEPARTMENT OF THE AIR FORCE
AIR FORCE BASE CONVERSION AGENCY
2 January 2001
MEMORANDUM FOR AFBCA/DD
                    ATTN: DR BLAKE
FROM: AFBCA/LD
SUBJECT: SFOSL for Group 6 Facilities, McClellan AFB
     I have reviewed the subject SFOSL and discovered several relatively minor discrepancies that should be corrected prior to AFBCA/DR’s signature. As to the proper format for the notification of hazardous substances stored or released, we recommend the format be corrected prior to AFBCA/DR’s signature; however, I am willing to coordinate on the SFOSL without the corrections at this time. Note, however, that for future SFOSLs, lease supplements, and deeds, the format of the notification tables must be in the proper form consistent with my comments below. My review comments are conditional — I reserve the right to modify my comments on this SFOSL when I subsequently review the complementary lease supplement.
     Comments:
     1. Page 5, 4th para: The text refers to the VOC ROD “planned for completion in December 2000.” The estimated completion date for the VOC ROD should be updated, even though I realize it is still being disputed by the State.
     2. Page 12, Section 5.12, 2d sentence: This sentence is inartfully drafted. It could be read to mean that 10 U.S.C. 2692 requires the AF to allow the lessee or sublessee to store, treat, or dispose toxic or hazardous materials on DoD-owned property, which obviously is not the case. I suggest rewording this sentence to read: “The Air Force must satisfy the requirements of 10 United States Code Section 2692 prior to allowing any storage, treatment, or disposal of toxic or hazardous materials on AF-owned property by the Lessee or sublessee.”
     3. Page 16, Section 7: This section states that we addressed/incorporated the regulators’ comments and that there were no unresolved comments. However, in the Tech Law comments submitted on behalf of U.S. EPA Region IX (see Tech Law’s specific comment no. 5), Tech Law believed that Attachment 3 to the SFOSL (Table on Lease Restriction or Notification Required) should be changed to show that the study of risk due to shallow VOC in the vadose zone is still under study and that notification for indoor air quality may be required. The Table currently shows no notification or restriction is needed for indoor air quality. This would appear to be an unresolved comment until we modify the Table to reflect Tech Law’s concern. (I believe the indoor air quality is only an issue for Buildings 24 and 310).

     4. Attachments 1 and 2: The maps in Attachments 1 and 2 show Buildings 7 (Cluster 6B) and 905 (Cluster 6C) as property to be leased. Buildings 7 and 905 will be Federally retained and will not be transferred as part of the proposed lease. Therefore, these two facilities should be indicated on the maps as not being leased (shown in white versus yellow?).
     5. Attachment 3: See my comment no. 3 above. Based on the text in the SFOSL, I agree with Tech Law’s comment that some form of annotation is necessary on this Table to show that indoor air quality is a potential notification/restriction factor for Buildings 24 and 310. Perhaps this can be shown with an asterisk and short explanatory note.
     6. Tables 1 and 2, Notices of Hazardous Substances Stored and Released: I have several comments on these tables.
               a. Table 1, Notice of Hazardous Substance Stored, should be in the proper format per 40 CFR Part 373 and only contain those hazardous substances that were stored in quantities exceeding their reportable quantity or 1000 kg (1 kg for acutely hazardous waste), whichever is greater. Table 1 obviously contains a list of stored hazardous substances that is grossly over-inclusive. The notion that U.S. EPA Region IX’s failure to object implies that the table is fine is legally erroneous. The format of the table (i.e., what information should be presented) does not meet the 40 CFR Part 373 requirements. Per my earlier comments to the SFOSL for the Group 5 facilities, I forwarded the 40 CFR Part 373 requirements and examples of what the table should look like. For future SFOSLs and leases (other than the complementary lease for this SFOSL), I personally will not coord on the packages and will recommend that SAF/GCN not coord on the packages. Additionally, Table 1 contains a list of hazardous substances stored at Building 7 (see page 10 of Table 1). Building 7 will be Federally retained and will not be transferred as part of the lease. Therefore, the hazardous substances stored in Building 7 should be deleted from this table.
               b. Table 2, Notice of Hazardous Substances Released, should also be in proper format per 40 CFR Part 373. The Table should also contain a column describing what remedial action has been taken, if any, for the releases (this is not specifically required per 40 CFR part 373 but is required for deeds per CERCLA Section 120(h)(3)(A)(I)(III) — it’s a good idea to standardize the contents of the notice of hazardous substances released for both leases and deeds). Table 2 should also not contain substances that are not CERCLA hazardous substances. There are numerous entries in Table 2 for releases of petroleum products (e.g., gasoline and diesel fuel) that should not be included in this table. Including releases of waste oil (where the oil contains metals or other contamination caused by internal combustion or equipment use) is okay.
     Please call me at (703)696-5240 if you have any questions regarding the above comments.

SAM C. RUPE
Deputy Chief Counsel

DEPARTMENT OF THE AIR FORCE
AIR FORCE BASE CONVERSION AGENCY
2 January 2001
MEMORANDUM FOR AFBCA/DD
                    ATTN: DR BLAKE
FROM: AFBCA/LD
SUBJECT: SFOSL for Group 6 Facilities, McClellan AFB
     I have reviewed the subject SFOSL and discovered several relatively minor discrepancies that should be corrected prior to AFBCA/DR’s signature. As to the proper format for the notification of hazardous substances stored or released, we recommend the format be corrected prior to AFBCA/DR’s signature; however, I am willing to coordinate on the SFOSL without the corrections at this time. Note, however, that for future SFOSLs, lease supplements, and deeds, the format of the notification tables must be in the proper form consistent with my comments below. My review comments are conditional — I reserve the right to modify my comments on this SFOSL when I subsequently review the complementary lease supplement.
     Comments:
     1. Page 5, 4th para: The text refers to the VOC ROD “planned for completion in December 2000.” The estimated completion date for the VOC ROD should be updated, even though I realize it is still being disputed by the State.
     2. Page 12, Section 5.12, 2d sentence: This sentence is inartfully drafted. It could be read to mean that 10 U.S.C. 2692 requires the AF to allow the lessee or sublessee to store, treat, or dispose toxic or hazardous materials on DoD-owned property, which obviously is not the case. I suggest rewording this sentence to read: “The Air Force must satisfy the requirements of 10 United States Code Section 2692 prior to allowing any storage, treatment, or disposal of toxic or hazardous materials on AF-owned property by the Lessee or sublessee.”
     3. Page 16, Section 7: This section states that we addressed/incorporated the regulators’ comments and that there were no unresolved comments. However, in the Tech Law comments submitted on behalf of U.S. EPA Region IX (see Tech Law’s specific comment no. 5), Tech Law believed that Attachment 3 to the SFOSL (Table on Lease Restriction or Notification Required) should be changed to show that the study of risk due to shallow VOC in the vadose zone is still under study and that notification for indoor air quality may be required. The Table currently shows no notification or restriction is needed for indoor air quality. This would appear to be an unresolved comment until we modify the Table to reflect Tech Law’s concern. (I believe the indoor air quality is only an issue for Buildings 24 and 310).

     4. Attachments 1 and 2: The maps in Attachments 1 and 2 show Buildings 7 (Cluster 6B) and 905 (Cluster 6C) as property to be leased. Buildings 7 and 905 will be Federally retained and will not be transferred as part of the proposed lease. Therefore, these two facilities should be indicated on the maps as not being leased (shown in white versus yellow?).
     5. Attachment 3: See my comment no. 3 above. Based on the text in the SFOSL, I agree with Tech Law’s comment that some form of annotation is necessary on this Table to show that indoor air quality is a potential notification/restriction factor for Buildings 24 and 310. Perhaps this can be shown with an asterisk and short explanatory note.
     6. Tables 1 and 2, Notices of Hazardous Substances Stored and Released: I have several comments on these tables.
               a. Table 1, Notice of Hazardous Substance Stored, should be in the proper format per 40 CFR Part 373 and only contain those hazardous substances that were stored in quantities exceeding their reportable quantity or 1000 kg (1 kg for acutely hazardous waste), whichever is greater. Table 1 obviously contains a list of stored hazardous substances that is grossly over-inclusive. The notion that U.S. EPA Region IX’s failure to object implies that the table is fine is legally erroneous. The format of the table (i.e., what information should be presented) does not meet the 40 CFR Part 373 requirements. Per my earlier comments to the SFOSL for the Group 5 facilities, I forwarded the 40 CFR Part 373 requirements and examples of what the table should look like. For future SFOSLs and leases (other than the complementary lease for this SFOSL). I personally will not coord on the packages and will recommend that SAF/GCN not coord on the packages. Additionally, Table 1 contains a list of hazardous substances stored at Building 7 (see page 10 of Table 1). Building 7 will be Federally retained and will not be transferred as part of the lease. Therefore, the hazardous substances stored in Building 7 should be deleted from this table.
               b. Table 2, Notice of Hazardous Substances Released, should also be in proper format per 40 CFR Part 373. The Table should also contain a column describing what remedial action has been taken, if any, for the releases (this is not specifically required per 40 CFR part 373 but is required for deeds per CERCLA Section 120(h)(3)(A)(I)(III) — it’s a good idea to standardize the contents of the notice of hazardous substances released for both leases and deeds). Table 2 should also not contain substances that are not CERCLA hazardous substances. There are numerous entries in Table 2 for releases of petroleum products (e.g., gasoline and diesel fuel) that should not be included in this table. Including releases of waste oil (where the oil contains metals or other contamination caused by internal combustion or equipment use) is okay.
     Please call me at (703)696-5240 if you have any questions regarding the above comments.

SAM C. RUPE
Deputy Chief Counsel

EXHIBIT F
ENVIRONMENTAL DISCLOSURE
The disclosure materials attached hereto are contained in Section 10, 11, 12, 13 and 15.5 of the “EDC Agreement” referenced in the Lease. Such reference to such Sections is not intended, in any manner, to limit the information and additional disclosures set forth in the “McClellan Use Documentation” referenced in the Lease. The information referenced in Section 15.5 of the EDC Agreement contained in Exhibit F thereto is available upon request to Landlord, and such information is within the definition of McClellan Use Documentation. In addition to the foregoing, Landlord makes the following disclosures, if any, attached to this Exhibit F

Members of Team McClellan,
You may have read in the newspaper or seen on television recent news regarding the discovery of plutonium in a known radiological site at McCleIlan Air Force Base. I want to provide you with the current information about the recent events, to inform you of the processes we have in place and the steps we have taken to ensure the health and safety of the people here at McClellan and within the local community. On behalf of the Air Force, we are committed to safely cleaning up McClellan’s contaminated sites, complying with all Federal and State regulations, and providing the necessary measures to protect our workforce, community, and the environment.
Recent news coverage has focused on the discovery of plutonium at Confirmed Site 10 (CS 10) on the undeveloped western side of the base. It was not a surprise to find radiation at CS 10. Because of past depot maintenance practices here which involved radioactive materials including primarily radium, we expected to find that material at this site. Prior to digging we implemented all necessary safety measures and had the regulatory approvals required to work at this site. However, discovering plutonium was unexpected since none of the existing records or prior investigative interviews showed it was used on base. The presence of radiation at CS 10 was identified in 1994 during an initial investigation of unearthed barrels displaying radiation markers. That find necessitated further investigation of the landfill. Since the radiation was from radium, which was buried below ground, and was therefore shielded, the site posed no immediate hazard. The current investigative work was therefore integrated into the environmental planning process and was prioritized for completion at a later date. The most recent work at CS 10 began on Aug. 15, 2000. After establishing the required safety protocols, such as worker protective equipment, dust suppression, and air sampling, the plan was to remove contaminated surface soil and to do exploratory investigative work within the site. During the site investigation, 110 metal drums were unearthed, most of which contained laboratory glassware and lab equipment with no detected radioactivity. Some radium sources and soil contaminated with radium were also found.
On Sept. 6, an environmental contractor unearthed a small metal drum, approximately 20 gallons in size, which contained four vials and three jars (laboratory glassware) labeled “Pu,” the symbol for plutonium. Inside the jars and vials was a total of less than a quart of liquid that we suspected contained a small quantity of dissolved plutonium. Since we were unable to confirm the specific contents of the material at that time, the excavation work at the site was immediately halted. The appropriate regulatory and Air Force agencies were notified, and we issued our first public news release highlighting our unexpected find. As a precaution, all the containers with the suspected plutonium liquid and radium sources were carefully secured in protective containers and placed inside a locked storage shed surrounded by a locked fence on the site. Also, the radium-contaminated soil was placed inside bins within the fence. As an added measure due to the plutonium, we established 24-hour site security.
Radium, a natural substance, and plutonium, a man made substance, are both radioactive materials and are potentially dangerous if handled improperly. Radiation exposure varies by the quantity of the material, distance from the source, duration of the exposure, and the degree of shielding in place. At CS 10 the radium and plutonium containers were securely locked in a small shed which provided for both adequate distance and shielding for those working at the site and anyone outside of the surrounding fence.
In this case, the primary threat of exposure is through inhalation or ingestion, which was minimized through proper handling and extensive safety precautions. A team of radiation experts from the Air Force Institute of Environmental, Safety, and Occupational Health Risk Analysis (AFIERA), located at Brooks AFB, Texas, was brought in to investigate the liquid and take samples. The samples were then sent to Duke Engineering and Services Environmental Laboratory in Massachusetts, which has extensive experience in analyzing radioactive material. The test results we received October 12 confirmed the liquid contained plutonium. From the laboratory results it was calculated that the liquid in the three bottles and four vials contained a total of 160 milligrams of plutonium (less than a quarter teaspoon). The chemical form of the material suggests that it was used in a laboratory environment most likely as a calibration standard or reference source. On October 16 a licensed contractor packaged and shipped the plutonium jars and vials to the Massachusetts Institute of Technology (MIT) where the material will be used for academic research. All applicable Nuclear Regulatory Commission and Department of Transportation regulations were followed and there was no health risk to the public during transit.
As an added precaution, radiation scanning of the soil outside of CS 10 and sampling of groundwater from monitoring wells surrounding the site were conducted. Furthermore, air sampling at the site continues. These tests have not detected plutonium or radium, nor have they detected radiation levels above naturally occurring background levels. In summary, CS 10 does not pose a health or safety threat to the people on McClellan AFB or the local community. We have taken, and will continue to take all appropriate actions necessary to ensure that CS 10 does not pose a threat in the future as the Air Force continues the environmental cleanup of McClellan AFB. Currently, Environmental Management is working with federal and state regulatory agencies and consulting with independent experts in the field to prepare plans on how to proceed with further site investigations at CS 10 and other radiological sites at McClellan.
However, a date for resumption of work has not yet been set. Additional funding will be required to meet the estimated $38.4 million needed to complete the site investigations and remediation. We are also expanding our radiological work to re-check other past disposal sites to determine if a similar CS 10 finding is present and take the appropriate actions as necessary.
The Air Force and regulatory environmental team at McClellan is one of the best. I will continue to interact with this team to monitor the progress on the cleanup of CS 10. After the base closes the Air Force Base Conversion Agency (AFBCA) will assume the helm. I have been in contact with the AFBCA leadership and they also share the same objectives. I want to assure you that the Air Force is committed to protecting your health and all our cleanup actions are being conducted in a safe and appropriate manner.
CHARLES A. COTTER JR., COLONEL, USAF
Associate Center Director & Installation
Commander

NEWS RELEASE
UNITED STATES AIR FORCE
Sacramento Air Logistics Center
Public Affairs Office
327 Peacekeeper Way, Suite 5
McClellan AFB, CA 95652-1048
(916) 643-5527/(916) 643-2751
FOR IMMEDIATE RELEASE
13 October 2000
News Release #: 00-10-02
CONFIRMED SITE 10 RESULTS
     MCCLELLAN AIR FORCE BASE, Calif. — Base officials today released the results of tests conducted on samples of fluid contained in several small jars and vials labeled plutonium which were found Sept. 6 at a known radiological site on McClellan Air Force Base. The test results confirmed that the solution contained plutonium.
     Duke Engineering in Massachusetts, recognized as experts in their field for this type of testing and used by both government agencies and private industry, conducted the testing.
     The estimated total quantity of plutonium in the solution within all seven containers is 160 milligrams. [One gram is equivalent to 1,000 milligrams.] The chemical form of the material suggests that it was used in a laboratory environment and was most likely used as a calibration standard or reference source.
     Air Force officials are arranging with a licensed contractor to ship the radioactive material to a licensed research facility at the Massachusetts Institute of Technology. The material will be used for academic research. Arrangements for shipment are being made at this time. The material will be shipped in accordance with all applicable Department of

Transportation regulations and there is no public health risk associated with moving it. This effort is being coordinated with State and Federal environmental regulatory agencies.
     Air Force officials are preparing a plan on how to proceed with further site investigations at CS 10 and have not set a date for resumption of the site investigation. The initial cost estimate for investigation and complete cleanup of the site is 538.4 million.
     In addition to standard safety precautions that were already in place [such as air sampling and fencing of the site boundaries] after the material was discovered the Air Force continued to monitor air, test the soil and sampled the groundwater at five monitoring wells surrounding CS 10. The air samples indicated no readings above normal background levels. Surface soil tests outside the fence did not indicate any runoff of plutonium or radium from the site. Groundwater sampling detected no plutonium or radium. Physical security is being maintained at the site 24 hours a day as an additional precautionary measure.
     The current work at CS 10 was to investigate and characterize the site. CS 10 was used as a landfill on the base from about 1950 to mid 1960s. The site is approximately a two-acre, 30-foot deep landfill on the undeveloped central western side of the base. The site has been fenced off since the mid 1990s. The known radiological material at the site was radium and site workers had already established protocols to safely explore for radioactive material. Radium was added to paint during the 1950s and 1960s to illuminate dials on aircraft.
     The CS-10 project is part of the Air Force’s environmental restoration efforts at McClellan.

DEPARTMENT OF THE AIR FORCE
AIR FORCE INSTITUTE FOR ENVIRONMENT, SAFETY, AND
OCCUPATIONAL HEALTH RISK ANALYSIS (AFMC)
BROOKS AIR FORCE BASE, TEXAS

12 October 2000

MEMORANDUM FOR	SMALC/EMP
5050 Dudley Blvd
McClellan AFB CA 95652
Attention: Mr. David Green

FROM:	IERA/SDRR
2402 E Drive
Brooks AFB TX 78235-5114

SUBJECT:	Analytical Results From Samples in Burial Site CS-10 and Transfer Risk Implications
1. Sample results were completed from the 10 mL aliquots collected from the Jar Labeled 54 at the CS-10 burial site. Results of these analyses are located in the attachment. As suspected, the sample demonstrated concentrations of plutonium isotopes.
2. Analytical results confirm that the material found in burial site CS-10 meets the criteria of Special Nuclear Material (SNM), as defined in Title 10, Code of Federal Regulations, Part 20. It is not possible to determine the origin of, or the purpose for which the SNM was used. However, the chemical form of the material suggests that it was used in a laboratory environment and was most likely used as calibration standard or reference source.
3. The quantities of SNM in its current physical form, container(s), and chemical composition do not represent significant risk to workers involved in the CS-10 burial site remediation or the general population working on McClellan AFB and the surrounding local areas. The quantity of SNM alone (nominally 160 milligrams) is insufficient for any application involving a self-sustaining nuclear reaction. (Critically must be considered when a total mass of 300 grams of Pu-239 are handled – CRC Handbook of Chemistry and Physics).
4. Currently, AFIERA/SDR and the AFRMWO plan to transfer the material to the Massachusetts Institute of Technology for use in graduate programs involving new radioactive waste disposal technologies and radiochemistry techniques. The physical transfer of the material will be done in accordance with Department of Transportation Standards for shipments of radioactive materials. An appropriately licensed contractor arranged and supervised by AFRMO will accomplish the shipment.
5. If you have any questions, I can be reached at DSN 240-5816, commercial (210) 536-5816, or via email dale.thomas@brooks.af.mil.

DALE D. THOMAS III, GS-13
Health Physicist
Acting Chief, Radiation Surveillance
Division
Attachment
Analytical Results

EXHIBIT G
JANITORIAL SPECIFICATIONS
LOBBY RECEPTION AREA
(a)	Clean entry glass door inside and outside (Daily)

(b)	Clean all metal surfaces. (Daily)

(c)	Spot clean walls. (As needed)

(d)	Dust vents. (Once per week)

(e)	Empty trash receptacle, replace w/liners. (Daily)

(f)	Vacuum mats and all carpeted areas. (Daily)

(g)	Dust all pictures on walls. (As needed)

(h)	Dust window sills. (As needed)

(i)	Sweep and mop floor. (Daily)
OFFICE AREAS AND CONFERENCE ROOMS & CUBICLES
(a)	Empty all trash receptacles, replace w/liners. (Daily)

(b)	Vacuum and all carpeted areas. (Daily)

(c)	Dust all horizontal area. (Daily)

(d)	Dust window sills. (Daily)

(e)	Dust bottoms of chairs. (2X’s per week)

(f)	Clean all glass. (Daily)

(g)	Clean top of credenzas, file cabinets, desks (papers not to be disturbed. (Daily)

(h)	Clean white boards. (Daily)

(i)	All blinds will be dusted. (2X’s per week)

(j)	Dust the tops of cubicles. (Daily)
RESTROOMS
(a)	Clean and disinfect wash basins, toilets and urinals. (Daily)

(b)	Spot clean and disinfect walls. (Daily)

(c)	Clean all mirrors. (Daily)

(d)	Replenish all paper and soap products. (Daily)

(e)	Sweep and mop floors with disinfectant cleaner. (Daily)

(f)	Empty trash receptacles, replace with liners. (Daily)

(g)	Disinfect all sinks, counters. (Daily)

(h)	Replenish sanitary napkins. (Daily)

(i)	Dispose of used sanitary napkins in trash dispensers. (Daily)

(j)	Clean and disinfect water fountains. (Daily)
KITCHEN/COFFEE AREAS
(a)	Empty trash receptacles, replace with liners. (Daily)

(b)	Sweep and mop floor. (Daily)

(c)	Wipe clean counters. (Daily)

(d)	Tables and counters will be damped wiped. (Daily)

(e)	Sinks will be cometized. (Daily)

(f)	Microwaves will be cleaned inside and out. (Daily)

(g)	Refrigerators will be cleaned inside once per week on Fridays.

(h)	Trash containers will be cleaned outside. (Daily)
STAIRCASE/ELEVATOR
(i)	Vacuum stairs. (Daily)

(j)	Wipe down railing. (Daily)

(k)	Polish chrome in elevator. (Daily)

(l)	Vacuum carpet in elevator. (Daily)
SUPPLY CLOSET
(a)	Neatly store cleaning supplies and equipment. (Daily)

MAINTENANCE
(a)	Report any plumbing or maintenance issues, or unusual circumstances. (As needed)
SECURITY
(a)	Lock all doors we find locked. (Daily)

(b)	All janitorial employees will be uniformed. (Daily)

(c)	Set all alarms. (Daily)

EXHIBIT H
ASBESTOS NOTIFICATION
The premises you are leasing, in Building 21, located at 5112 Arnold Avenue, McClellan, California 95652, was constructed prior to 1980. According to a June 1996 asbestos survey (attached hereto) (no representation regarding the accuracy of such information is made), performed on behalf of the United States Air Force, building materials in the building you occupy contain asbestos at levels above non-detect criteria. This survey identifies the areas, and the building materials in those areas, containing such asbestos. Additional asbestos surveys (if any), conducted by or for Landlord, are also attached.
Attached is a pamphlet provided by the State Compensation Insurance Fund on the general procedures and handling restrictions necessary to minimize the release, disturbance, or exposure to the asbestos located in your building. MOVING, DRILLING, BORING, OR OTHERWISE DISTURBING THE ASBESTOS CONTAINING MATERIALS MAY PRESENT A HEALTH RISK, AND SHOULD NOT BE HANDLED BY ANY EMPLOYEE NOT QUALIFIED TO HANDLE ASBESTOS CONTAINING MATERIAL.
Furthermore, as required by your lease documentation, prior to making any alterations to the premises, you must notify the Landlord of the proposed alterations and gain approval prior to commencement. The approval process may include requirements concerning removal/abatement of known asbestos containing materials; provided that compliance with applicable law remains the Tenant’s responsibility.
Renovations, remodeling, demolition, or any other alterations to the premises may release asbestos fibers into the air. As a result, among other applicable requirements, the Federal Clean Air Act and its regulations, and local air quality district Rule 902, require notification to the Sacramento Air Quality Management District (SMAQMD) of any renovation, remodeling, demolition or alteration at least ten (10) business days prior to initiation of any given project. The notification package requires, among other things, submittal of a pre-project asbestos survey and a work plan.
Finally, any asbestos containing material removed from your Premises during any renovation, remodeling, demolition or alteration project must be signed by an authorized representative of the Landlord.

LK	DL
Landlord	Tenant

11171 Sun Center Drive, Suite 210 Rancho Cordova, CA 95670-6113

Phone (916) 631-0111 · FAX (916) 631-0292
McClellan Air Force Base
Basewide Asbestos Survey
Final Data Quality Assurance Checklist
Building Number: 21

Not
	Validated	Applicable
Data Input

Homogeneous Areas Sampled	✓

Field Data Entered	✓

Lab Results Received, Entered	✓

Positive Results Photographs Scanned	✓

Building Maps Validated, Scanned	✓

Data Output

Building Summary	✓

Homogeneous Area Log	✓

Room Logs	✓

Sample Log	✓

D, E, F Report	✓

Air Sampling Results		✓

No Asbestos Present Verification		✓

Comments:

Building Data Package Complete:

John Seabury, Project Manager

SAMPLE LOG

Building No.	Survey Date	Date Last Edited		Preparer’s Signature
21	02/17/95	04/24/96

Allocated Samples Total 24	Previous Additional	0 24		Receiver’s Signature

Additional Samples Needed			Laboratory Name 1	Laboratory Address 1
Justification		49	PRECISION MICRO ANALYSIS	5685-A POWER INN RD. SACRAMENTO, CA 95824

TO COMPLY WITH AHERA PROTOCOL			Laboratory Name 2	Laboratory Address 2
			FORENSIC ANALYTICAL	26010 EDEN LANDING ROAD HAYWARD, CA 94545

Sample	Room	Area			Photo	Photo	Date	Time	Sampled		Asb.
Number	Number	Number	Location	Fireplan	Roll #	Shot #	Taken	Taken	by	Comments	Content	Asbestos Description
21-01A	17	4	NE CORNER CEILING	LD21A.BMP	1-014	6	02/21/95	09:14	CV/CF		None	Grey ceiling tile,
21-01B	17	4	NE CORNER CEILING	LD21A.BMP	1-014	6	02/21/95	09:14	CV/CF		None	TAN FIBROUS MATERIAL W/ PAINT
21-02	17	19	SE CORNER FLOOR	LD21A.BMP	1-014	7	02/21/95	09:20	CV/CF		10-15	RED FLOOR TILE
21-03	17	13	SE CORNER FLOOR	LD21A.BMP	1-014	7	02/21/95	09:20	CV/CF		1-30%	Black mastic,
21-04	17	19	SW CORNER FLOOR	LD21A.BMP	1-014	8	02/21/95	09:23	CV/CF		N/A	RED FLOOR TILE
21-05	17	13	SW CORNER FLOOR	LD21A.BMP	1-014	8	02/21/95	09:23	CV/CF		N/A	N/A,
21-06	17	19	NW CORNER FLOOR	LD21A.BMP	1-014	9	02/21/95	09:25	CV/CF		N/A	RED FLOOR TILE
21-07	17	13	NW CORNER FLOOR	LD21A.BMP	1-014	9	02/21/95	09:25	CV/CF		N/A	N/A,
21-08	3	1	NE WALL	LD21A.BMP	1-014	10	02/21/95	09:35	CV/CF		None	White sheetrock with, white joint compound,
21-09	3	2	NW CORNER CEILING	LD21A.BMP	1-014	11	02/21/95	09:40	CV/CF		None	White sheetrock with, white joint compound,
21-10	1	4	NW CORNER CEILING	LD21A.BMP	1-014	12	02/21/95	09:45	CV/CF		None	Grey ceiling tile,
21-11A	21	1	NE CORNER WALL	LD21A.BMP	1-014	13	02/21/95	10:00	CV/CF		None	Tan sheetrock with, white joint compound,
21-25	67	1	S WALL	LD21A.BMP	1-014	21	02/21/95	10:50	CV/CF		None	White joint compound with, white sheetrock,
21-26	60	2	SE CORNER CEILING	LD21A.BMP	1-014	23	02/21/95	11:47	CV/CF		None	White joint compound with, white sheetrock,

SAMPLE LOG

Building No.	Survey Date	Date Last Edited		Preparer’s Signature
21	02/17/95	04/24/96

Allocated Samples Total 24	Previous Additional	0 24		Receiver’s Signature

Additional Samples Needed			Laboratory Name 1	Laboratory Address 1
Justification		49	PRECISION MICRO ANALYSIS	5685-A POWER INN RD. SACRAMENTO, CA 95824

TO COMPLY WITH AHERA PROTOCOL			Laboratory Name 2	Laboratory Address 2
			FORENSIC ANALYTICAL	26010 EDEN LANDING ROAD HAYWARD, CA 94545

Sample	Room	Area			Photo	Photo	Date	Time	Sampled		Asb.
Number	Number	Number	Location	Fireplan	Roll #	Shot #	Taken	Taken	by	Comments	Content	Asbestos Description
21-27	63	1	SE WALL	LD21A.BMP	1-014	24	02/21/95	11:50	CV/CF		None	White joint compound with, white sheetrock,
21-28	64	1	S WALL	LD21A.BMP	1-014	25	02/21/95	11:58	CV/CF		None	White sheetrock,
21-29A	61	2	CORNER CEILING	LD21A.BMP	1-014	22	02/21/95	11:40	CV/CF		None	White joint compound with, white sheetrock,
21-29B	61	2	CORNER CEILING	LD21A.BMP	1-014	22	02/21/95	11:40	CV/CF		None	OFF-WHITE SHEETROCK W/SKIM COAT & PAINT
21-30	28	1	NW CORNER WALL	LD21A.BMP	1-014	26	02/21/95	12:05	CV/CF		None	White joint compound with, white sheetrock,
21-31	59	5	S WALL @ WOMEN’S	LD21A.BMP	1-21	1	08/21/95	08:54	CF/RA		None	Brown baseboard and REST. brown mastic
21-32	59	5	N WALL @ MEN’S REST.	LD21A.BMP	1-21	2	08/21/95	08:57	CF/RA		None	Brown mastic
21-33	1	5	S WALL	LD21A.BMP	1-21	3	08/21/95	09:05	CF/RA		None	Brown baseboard,
21-45A	7	7	SE CORNER	LD21A.BMP	2-21	5	08/21/95	09:53	CF/RA		None	Grey ceiling tile
21-45B	7	7	SE CORNER	LD21A.BMP	2-21	5	08/21/95	09:58	CF/RA		None	GREY FIBROUS MATERIAL W/WHITE PAINT

SAMPLE LOG

Building No.	Survey Date	Date Last Edited		Preparer’s Signature
21	02/17/95	04/24/96

Allocated Samples Total 24	Previous Additional	0 24		Receiver’s Signature

Additional Samples Needed			Laboratory Name 1	Laboratory Address 1
Justification		49	PRECISION MICRO ANALYSIS	5685-A POWER INN RD. SACRAMENTO, CA 95824

TO COMPLY WITH AHERA PROTOCOL			Laboratory Name 2	Laboratory Address 2
			FORENSIC ANALYTICAL	26010 EDEN LANDING ROAD HAYWARD, CA 94545

Sample	Room	Area			Photo	Photo	Date	Time	Sampled		Asb.
Number	Number	Number	Location	Fireplan	Roll #	Shot #	Taken	Taken	by	Comments	Content	Asbestos Description
21-46	23	15	SE CORNER	LD21A.BMP	2-21	6	08/21/95	10:05	CF/RA		None	Grey ceiling tile
21-47	23	15	SW CORNER	LD21A.BMP	2-21	7	08/21/95	10:55	CF/RA		None	Grey ceiling tile
21-48A	15	15	@ PARTITION WALL	LD21A.BMP	2-21	8	08/21/95	11:02	CF/RA		None	Grey ceiling tile
21-48B	15	15	@ PARTITION WALL	LD21A.BMP	2-21	8	08/21/95	11:02	CF/RA		None	WHITE MATERIAL W/ WHITE PAINT
21-49	50	14	SE CORNER	LD21A.BMP	2-21	9	08/21/95	11:04	CF/RA		None	Grey ceiling tile
21-50	50	14	N WALL ABOVE DOOR	LD21A.BMP	3-21	1	08/21/95	11:15	CF/RA		None	Grey ceiling tile
21-51A	53	14	E WALL	LD21A.BMP	3-21	2	08/21/95	11:25	CF/RA		None	Grey ceiling tile
21-51B	53	14	E WALL	LD21A.BMP	3-21	2	08/21/95	11:25	CF/RA		None	GREY FIBROUS MATERIAL W/WHITE PAINT
21-52	50	11	E WALL	LD21A.BMP	3-21	3	08/21/95	11:27	CF/RA		None	Yellow mastic and white plaster
21-53	50	11	E WALL	LD21A.BMP	3-21	4	08/21/95	11:31	CF/RA		None	Yellow mastic and white plaster
21-54	15	11	E WALL	LD21A.BMP	3-21	5	08/21/95	11:33	CF/RA		None	Yellow mastic and white plaster

EXHIBIT I
COMPUTER ROOM AND NORTH OFFICE

CALPO, HOM & DONG ARCHITECTS

2150 CAPITOL AVENUE, SUITE 200
SACRAMENTO, CALIFORNIA 95816
TEL.916/446-7741 FAX 916/446-0457

JOB: McClellan Park Bld# 21
JOB NO.: 04251
DATE: 8/26/04
SCALE: NTS

WALL LEGEND

(E) PARTITION
(N) PARTITION
VERIFY 1 HR. TUNNEL CONS. INCLUDE DRS THIS AREA

OFF.
OFF.
OPEN OFFICE
ST.
REC.
OFF.
OFF.
OFF.
OFF.
OPEN OFFICE
OFF.
OFF.
OFF.
BRK.
OPEN OFFICE
OFF.
ST.
WORK RM.
WK. RM.
(N) HCP RAMP
DN.
REMOVE (E) STAIRS PRIOR TO RAMP INSTALATION
NORTH

PARTIAL FLOOR PLAN OPT.1

Collectively, Computer Control Room & No. Adjoining Office Space

EXHIBIT J
RULES AND REGULATIONS
     1. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.
     2. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours as Landlord may deem to be advisable for the protection of the property. All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit to the Building while it is so locked Tenant or any of Tenant’s employees, or any other person, without a pass previously arranged, or other satisfactory identification showing his right of access to the Building at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or identification, or from the admission of any unauthorized person to the Building.
     3. Landlord reserves the right to exclude or expel from the Building or in regard to any such pass or identification, or from the admission of any unauthorized person to the Building, or any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building or in violation of any law, order, ordinance, or governmental regulation.
     4. The entries, corridors, stairways and elevators shall not be obstructed by any tenant, or used for any other purpose than ingress or egress to and from its respective offices. Tenant shall not bring into or keep within the Building any animal or vehicle.
     5. Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the demised Premises only in the designated freight elevator and through the service entrances and corridors, but special arrangements will be made for moving large quantities or heavy items of equipment and supplies into or out of the Building.
     6. All entrance doors in the Premises shall be left locked when the Premises are not in use.
     7. Tenant shall not attach or permit to be attached additional locks or similar devices to any door, transom or window of the Premises; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant).

     8. Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.
     9. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than the business address of the Tenant.
     10. The drinking fountains, lavatories, water closets and urinals shall not be used for any purpose other than those for which they were installed.
     11. No awnings or other projections over or around the windows or entrances of the Premises shall be installed by any tenant.
     12. Rooms or other areas used in common by tenants shall be subject to such regulations.
     13. Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant.
     14. Landlord reserves the right by written notice to Tenant, to rescind, alter to waive any rule or regulation at any time prescribed for the Building when, in Landlord’s reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.
     15. The Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises by the Tenant without the advance consent of the Landlord.
     16. The Tenant shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord’s consent.
     17. The Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building’s air conditioning system. If Tenant shall so use the Premises that noxious or objectionable fumes, vapors and odors exist beyond the extent to which they are discharged or eliminated by means of the flues and other devices contemplated by the various plans, specifications and leases, then Tenant shall provide proper ventilating equipment for the discharge of such excess fumes, vapors and odors so that they shall not enter into the air conditioning system or be discharged into other vents or flues of the Building or annoy any of the tenants of the Building or adjacent properties. The design, location and installation of such equipment shall be subject to Landlord’s approval.
     18. All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as the Landlord shall designate. In its use of the loading areas in the basement, the Tenant shall not obstruct or permit the obstruction of said loading area and at no time shall park or allow its officers, agents or employees to park vehicles therein except for loading or unloading.

     19. There shall not be used or kept anywhere in the Building by any tenant or persons or firms visiting or transacting business with a tenant any hand trucks, except those equipped with rubber tires and side guards, or other vehicles of any kind.
     20. The Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Landlord.
     21. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord.
     22. No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Building, without the prior written consent of Landlord. In the event of any violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.
     23. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.
     24. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.
     25. No animal or bird of any kind shall be brought into or kept in or about the Premises or the Building.
     26. Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.
     27. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.
     28. Landlord shall have the right to prohibit any advertising referring to the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a first-class building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     29. Tenant’s contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord).
     30. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.
     31. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.
     32. Excepting bottled water utilized by Tenant, no water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.
     33. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.
     34. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

EXHIBIT K
McCLELLAN USE DOCUMENTATION

1.	Environmental Certificate (as defined in the Lease).

2.	SSEBS (as defined in the Lease).

3.	EDC Lease, and all amendments thereto (as defined in the Lease).

4.	Operating Agreement (as defined in the Lease).

5.	EDC Agreement (as defined in the Lease).

6.	Historic Preservation Agreement (as defined in the Lease).